     As filed with the Securities and Exchange Commission on July 29, 2003

                                                   Registration Nos. 333-105589
                                                                  333-105589-01

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                 Amendment No. 1
                                       to

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

          PXRE Group Ltd.                     Bermuda                  98-0214719
  (Exact name of Registrant as
      specified in charter)
      PXRE Capital Trust IV                   Delaware                 51-6538948
  (Exact name of Registrant as         (State of incorporation      (I.R.S. Employer
specified in certificate of trust)         or organization)       Identification Number)

                                ----------------

                                  Swan Building
                               26 Victoria Street
                                 Hamilton HM 12
                                     Bermuda
                                 (441) 296-5858
   (Address, including zip code, and telephone number, including area code, of registrants' executive offices)

                                ----------------

                                 CT Corporation
                                111 Eighth Avenue
                                   13th Floor
                            New York, New York 10011
                                 (212) 894-8940
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

                                   Copies to:

      NANCY H. CORBETT, ESQ.                     GARY I. HOROWITZ, ESQ.
  Sidley Austin Brown & Wood LLP             Simpson Thacher & Bartlett LLP
       787 Seventh Avenue                         425 Lexington Avenue
     New York, New York 10019                   New York, New York 10017
         (212) 839-5300                              (212) 455-2000

                                ----------------

   Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|



   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration
Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================

                                EXPLANATORY NOTE

   This registration statement contains:


   o a prospectus to be used by PXRE in connection with offerings of its debt securities, common shares, preferred shares, depositary shares and warrants and by the selling shareholders in connection with offerings of common shares of PXRE; and


   o a prospectus to be used in connection with offerings of:

     o  the capital securities of PXRE Capital Trust IV (the "Capital
        Securities");

     o  the junior subordinated debentures of PXRE; and

     o  the guarantee of PXRE of the Capital Securities.

   We may sell these securities either separately or in units. We may issue debt securities convertible into common shares or preferred shares. The preferred shares issued may also be convertible into common shares or another series of preferred shares. Each prospectus provides a general description of the securities that may be offered.


   Each time we or the selling shareholders sell securities pursuant to the applicable prospectus, to the extent required by applicable law, we will describe in a prospectus supplement, which we or the selling shareholders will deliver with the applicable prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, to the extent applicable:


   o the type and amount of securities proposed to be sold;

   o the initial public offering price of the securities;

   o the names of any underwriters or agents through or to which we or they will sell the securities;

   o any compensation of those underwriters or agents; and

   o information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

   In addition, the prospectus supplement may also add, update or change the information contained in the applicable prospectus.

                   SUBJECT TO COMPLETION, DATED JULY 29, 2003


PROSPECTUS

                                  $150,000,000


                                PXRE GROUP LTD.

                                DEBT SECURITIES

                                 COMMON SHARES

                                PREFERRED SHARES

                               DEPOSITARY SHARES

                                    WARRANTS


   PXRE Group Ltd. may offer from time to time debt securities, common shares, preferred shares, depositary shares and warrants, together or separately, in one or more series. In addition, certain selling shareholders may from time to time offer up to 1,500,000 common shares. We will not receive any proceeds from sales of common shares by the selling shareholders. This prospectus describes the general terms of these securities and the general manner in which we and the selling shareholders will offer the securities. The specific terms of any securities we or the selling shareholders offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we and the selling shareholders will offer the securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

   As used in this prospectus, except as otherwise specified, the terms "PXRE," "we," "us" and "our" refer to PXRE Group Ltd. Our common shares are listed on the New York Stock Exchange, Inc. under the symbol "PXT." The closing price of our common shares was $18.83 per share on July 28, 2003.

   Investing in our securities involves risk. See "Risk Factors" beginning on page 7 and the additional risk factors, if any, included in the accompanying prospectus supplement.


                            ------------------------



   Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------


                       This prospectus is dated  , 2003.


The information in this preliminary prospectus is not complete and may be changed. PXRE Group Ltd. may not sell these securities until the Securities and Exchange Commission declares the registration statement effective. This preliminary prospectus is not an offer to sell or the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

No offered securities may be offered or sold in Bermuda and offers may only be accepted from persons resident in Bermuda, for Bermuda exchange control purposes, where such offers have been delivered outside Bermuda. Persons resident in Bermuda, for Bermuda exchange control purposes, may require the prior approval of the Bermuda Monetary Authority in order to acquire any offered securities.


                               TABLE OF CONTENTS

                            Prospectus                                Page
                                                                      ----
Summary ..........................................................     1
Cautionary Statement Regarding Forward-Looking Statements ........     4
Where You Can Find More Information ..............................     5
Risk Factors .....................................................     7
Consolidated Ratios of Earnings to Fixed Charges and Earnings to
  Fixed Charges and Preferred Share Dividends.....................     20
Use of Proceeds ..................................................     21
PXRE Group Ltd. ..................................................     21
Description of Debt Securities ...................................     22
Description of Warrants ..........................................     33
Description of Share Capital .....................................     34
Description of Depositary Shares .................................     46
Forms of Securities ..............................................     49
Selling Shareholders .............................................     50
Plan of Distribution .............................................     50
Legal Matters ....................................................     52
Experts ..........................................................     52
Certain ERISA Considerations .....................................     53
Bermuda Monetary Authority .......................................     54
Unenforceability of Certain United States Judgments ..............     55
Difference in Corporate Laws .....................................     55

                                    SUMMARY


   We may offer any of the following securities: debt securities, common shares, preferred shares, depositary shares and warrants. In addition, the selling shareholders may offer common shares from time to time in one or more offerings. The following summary describes these securities in general terms only. You should read the summary together with the more detailed information contained in the rest of this prospectus and the applicable prospectus supplement.


PXRE Group Ltd...........   PXRE Group Ltd. is a holding company organized in
                            Bermuda. We provide reinsurance products and services to a worldwide marketplace through subsidiary operations in the United States, Europe, Bermuda and Barbados. Our primary focus is providing property catastrophe reinsurance and retrocessional coverage to a worldwide group of clients. Our common shares, par value $1.00 per share, are listed on the New York Stock Exchange, Inc. under the symbol
                            "PXT." Our principal executive offices are located at Swan Building, 26 Victoria Street, Hamilton HM
                            12, Bermuda, telephone: (441) 296-5858.

Debt Securities..........   Our debt securities offered by this prospectus may
                            be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the offered debt securities.


                            The senior and subordinated debt securities will be issued under separate indentures between us and a U.S. banking institution as trustee. The senior and subordinated debt indentures will not limit the amount of other indebtedness or debt securities, other than certain secured indebtedness, that we or our subsidiaries may issue. We have summarized the general features of the indentures under the heading "Description of Debt Securities." We encourage you to read the indentures, which are exhibits to the registration statement of which this prospectus forms a part.


Common Shares............   We may sell our common shares, par value $1.00 per
                            share, in one or more offerings. In a prospectus supplement, we will describe the specific terms of the offering of common shares including, where applicable, the number of shares to be offered, the offering price or prices, to the extent permitted by applicable law, whether the common shares will be issued in certificated or book entry form, information with respect to any book- entry procedures, and any additional terms of the common shares which are not consistent with the provisions of our bye-laws.


                            In addition, up to 1,500,000 common shares, may be sold from time to time in one or more offerings pursuant to the registration statement of which this prospectus forms a part by the selling shareholders. We will not receive any proceeds from sales of common shares sold by any selling shareholder. Each time a selling shareholder sells common shares, it will provide, if required, a supplement to this prospectus that contains specific information about the offering.

Warrants.................   We may sell warrants to purchase our common shares
                            or preferred shares. In a prospectus supplement, we will specify the type of warrant and inform you of the exercise price and other specific terms of the warrants.


Preferred Shares.........   We may sell our preferred shares, par value $1.00
                            per share, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the stated value of the shares of the series, the voting rights, if any, of the shares of the series, whether or not and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and, if so, the fraction or multiple of a preferred share represented by each depositary share, whether we will list the preferred shares or depositary shares on a securities exchange and any other specific terms of the series of preferred shares.

Terms Specified in
Prospectus Supplements...   When we decide to sell particular securities, we
                            will prepare a prospectus supplement describing the securities offering and the specific terms of the securities. You should carefully read this prospectus and the applicable prospectus supplement.

                            We will offer our debt securities, common shares, preferred shares, depositary shares and warrants to investors on terms determined by market and other conditions. Our securities may be sold for U.S. dollars or foreign currency. Principal of, and any premium or interest on, debt securities and cash amounts payable under warrants may be payable in U.S. dollars or foreign currency, as we specifically designate in the related prospectus supplement.

                            In any prospectus supplement we prepare, we will provide the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of the securities being offered and the managing underwriters for any securities sold to or through underwriters. Any underwriters, including managing underwriters, dealers or agents in the United States may include affiliates of ours.

Structural Subordination;
Our Receipt of Cash from
Our Subsidiaries May Be
Restricted...............   The debt securities, preferred shares and warrants
                            that may be offered under this prospectus are unsecured senior or subordinated obligations of ours, but our assets consist primarily of equity in our subsidiaries. As a result, our ability to make payments on our debt securities and/or pay dividends on our preferred shares depends upon our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets, and our rights and the rights of our creditors, including your rights as an owner of our debt securities, warrants, or preferred shares, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

                            In addition, various statutes and regulations restrict some of our subsidiaries from paying dividends or making loans or advances to us. These restrictions could prevent those subsidiaries from paying the cash to us that we need in order to pay you. These restrictions include:

                            o insurance laws and regulations restricting the
                              maximum amount of dividends or other distributions that PXRE Reinsurance (Barbados) Ltd., which we call "PXRE Barbados," PXRE Reinsurance Company, which we call "PXRE Reinsurance," and PXRE Reinsurance Ltd., which we call "PXRE Bermuda," may declare or pay within a certain period without regulatory approval, and

                            o the minimum capital requirements under the laws of
                              Bermuda and Barbados, and state laws of certain U.S. jurisdictions, and the rules of some exchanges and other regulatory bodies, which apply to some of our principal subsidiaries, such as PXRE Barbados, PXRE Bermuda and PXRE Reinsurance.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus and the documents incorporated by reference contain various forward-looking statements and include assumptions concerning our operations, future results and prospects. Statements included this prospectus, as well as statements made by or on our behalf in press releases, written statements or other documents filed with the Securities and Exchange Commission, which we refer to in this prospectus as the "SEC," or in our communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, which are not historical in nature are intended to be, and are identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. These forward-looking statements, identified by words such as "intend," "believe," "anticipate," or "expects" or variations of such words or similar expressions are based on current expectations and are subject to risk and uncertainties. In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this report should not be considered as a representation by us or any other person that our objectives or plans will be achieved. We caution investors and analysts that actual results or events could differ materially from those set forth or implied by the forward-looking statements and related assumptions, depending on the outcome of certain important factors including, but not limited to, the following:

   (i) significant catastrophe losses or losses under other coverages, the timing and extent of which are difficult to predict;

   (ii) changes in the level of competition in the reinsurance or primary insurance markets that impact the volume or profitability of business (these changes include, but are not limited to, the intensification of price competition, the entry of new competitors, existing competitors exiting the market and competitors' development of new products);

   (iii) the lowering or loss of one of the financial or claims paying ratings of ours or one or more of our subsidiaries;

   (iv) changes in the demand for reinsurance, including changes in the amount of risk that our clients elect to maintain for their own account;

   (v) adverse development on loss reserves related to business written in current and prior years;

   (vi) lower than estimated retrocessional recoveries on unpaid losses, including the effects of losses due to a decline in the creditworthiness of our retrocessionaires;

   (vii) increases in interest rates, which cause a reduction in the market value of our interest rate sensitive investments, including our fixed income investment portfolio, and potential underperformance in our finite coverages;

   (viii) decreases in interest rates causing a reduction of income earned on net cash flow from operations and the reinvestment of the proceeds from sales, calls or maturities of existing investments and shortfalls in cash flows necessary to pay fixed rate amounts due to finite contract counterparties;

   (ix) market fluctuations in equity securities and, with respect to our portfolio of hedge funds and other privately held securities, liquidity risk, credit risk and market risk;

   (x) foreign currency fluctuations resulting in exchange gains or losses;

   (xi) a contention by the United States Internal Revenue Service that the Company or our offshore subsidiaries are subject to U.S. taxation; and

   (xii) changes in tax laws, tax treaties, tax rules and interpretations.

   In addition to the factors outlined above that are directly related to our business, we are also subject to general business risks, including, but not limited to, adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors and the loss of key employees. The factors listed above should not be construed as exhaustive.

   We undertake no obligation to release publicly the results of any future revisions we may make to forward looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.


                      WHERE YOU CAN FIND MORE INFORMATION


   We file annual reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the SEC maintains a website that contains reports, proxy statements and other information that we electronically file. The address of the SEC's website is http://www.sec.gov.

   This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are summaries and do not contain all the information that may be important to you. You should review the complete document to evaluate these statements.

   Our common shares, par value $1.00 per share, are listed on the New York Stock Exchange, Inc. under the symbol "PXT." You may inspect reports, proxy statements and other information concerning us and our consolidated subsidiaries at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   The SEC allows us to incorporate by reference much of the information we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in the documents that is deemed not to be filed) after the date of the initial registration statement and prior to the effectiveness of the registration statement and any such filings we make after the date of this prospectus until we complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (SEC file number 1-15259);

     (b)  Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

     (c) Current Reports on Form 8-K filed on April 29, 2003, May 7, 2003 (as amended on May 8, 2003) and June 4, 2003; and

     (d) The description of the common shares contained in our registration statement on Form 8-A filed on August 23, 1999 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

   You can request a copy of these documents, excluding exhibits, at no cost, by writing or telephoning us at the following address:


                                PXRE Group Ltd.
                                P.O. Box HM 1282
                                 Hamilton HM FX
                                    Bermuda
                              Attention: Treasurer
                                 (441) 296-5858

                                  RISK FACTORS

   An investment in our securities involves a number of risks. You should carefully consider the following information about these risks, together with the other information contained or incorporated by reference in this prospectus, before investing in our securities. The risks and uncertainties described below are not the only ones we face. However, these are the risks our management believes are material. Additional risks not presently known to us or that we currently deem immaterial may also impair our business or results of operations. Any of the risks described below could result in a significant or material adverse effect on our results of operations or financial condition, and a corresponding decline in the market price of our securities. You could lose all or part of your investment.

   This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus. See "Cautionary Statement Regarding Forward-Looking Statements."

Because of exposure to catastrophes, our financial results may vary significantly from period to period.

   As a reinsurer of property catastrophe-type coverages in the worldwide marketplace, our operating results in any given period depend to a large extent on the number and magnitude of natural and man-made catastrophes such as hurricanes, windstorms, hailstorms, earthquakes, volcanic eruptions, fires, industrial explosions, freezes, riots and floods. While we may, depending on market conditions, purchase catastrophe retrocessional coverage for our own protection, the occurrence of one or more major catastrophes in any given period could nevertheless have a material adverse impact on our results of operations and financial condition and result in substantial liquidation of investments and outflows of cash as losses are paid.

We may be overexposed to losses in certain geographic areas for certain types of catastrophe events.

   As we underwrite risks from a large number of insurers based on information generally supplied by reinsurance brokers, we may develop a concentration of exposure to loss in certain geographic areas prone to specific types of catastrophes. For example, we are significantly exposed to losses arising from hurricanes in the southeastern United States, earthquakes in California, the Midwest United States and Japan, and to windstorms in northern Europe. We have developed systems and software tools to monitor and manage the accumulation of our exposure to such losses and have established guidelines for maximum tolerable losses from a single event or multiple catastrophic events based on historical data. However, we cannot assure you that these maximums will not be exceeded in some future catastrophe.

We operate in a highly competitive environment.

   The reinsurance industry has been consolidating in recent years through mergers and other acquisitions. We compete with numerous companies, many of which have substantially greater financial, marketing and management resources. The level of competition has increased in the wake of the September 11, 2001 terrorist attacks with the formation of a number of large and well-capitalized Bermuda reinsurance companies. In addition, a number of our pre-existing competitors were successful in raising substantial levels of additional capital. Although we increased our capital as well, we remain smaller than most of our competitors.

   In particular, we compete with reinsurers that provide property-based lines of reinsurance, such as ACE Tempest Reinsurance Ltd., Arch Reinsurance Ltd., AXIS Reinsurance Company, Converium Reinsurance (North America), Inc., Endurance Specialty Insurance Ltd., Everest Reinsurance Company, IPCRe Limited, Lloyd's of London syndicates, Montpelier Reinsurance Ltd., Munich Reinsurance Company, Partner Reinsurance Company Ltd., Platinum Underwriters Reinsurance, Inc., Renaissance Reinsurance Ltd., Swiss Reinsurance Company and XL Re Ltd. Competition varies depending on the type of business being insured or reinsured and whether we are in a leading position or acting on a following basis.

Reinsurance prices may decline, which could affect our profitability.

   Demand for reinsurance depends on numerous factors, including the frequency and severity of catastrophic events, levels of capacity, general economic conditions and underwriting results of primary property insurers. The supply of reinsurance is related to prevailing prices, recent loss experience and levels of surplus capacity. All of these factors fluctuate and may contribute to price declines generally in the reinsurance industry. Our recent, and anticipated, growth relates in part to improved industry pricing. Premium rates or other terms and conditions of trade may vary in the future. If any of these factors were to cause the demand for reinsurance to fall or the supply to rise, our profitability could be adversely affected.

Underwriting claims and reserving for losses are based on probabilities and related modeling, which are subject to inherent uncertainties.

   Our success is dependent upon our ability to assess accurately the risks associated with the businesses that we insure and reinsure. Claim reserves represent estimates involving actuarial and statistical projections, at a given point in time, of our expectations of the ultimate settlement and administration costs of claims incurred. We utilize actuarial models as well as historical insurance industry loss development patterns to assist in the establishment of appropriate claim reserves. In our casualty and finite business, given our limited experience we do not have established historical loss development patterns that can be used to establish these loss liabilities. The uncertainty caused by the lack of historical loss development patterns on which to base our claim reserves can be exacerbated by the infrequency of some types of catastrophe losses, the incompleteness of information in the wake of a major catastrophe and delay in receiving that information. Actual claims and claim expenses paid may deviate, perhaps substantially, from the reserve estimates reflected in our financial statements.

   If our claim reserves are determined to be inadequate, we will be required to increase claim reserves at the time of such determination with a corresponding reduction in our net income in the period in which the deficiency is rectified. It is possible that claims in respect of events that have occurred could exceed our claim reserves and have a material adverse effect on our results of operations, in a particular period, or our financial condition in general. As a compounding factor, although most insurance contracts have policy limits, the nature of property and casualty insurance and reinsurance is that losses can exceed policy limits for a variety of reasons and could significantly exceed the premiums received on the underlying policies, thereby further adversely affecting our financial condition.

A decline in the rating assigned to our claim-paying ability may impact our potential to write new and renewal business.

   The property catastrophe reinsurance market is highly sensitive to the ratings assigned by the rating agencies. If either of Standard & Poor Ratings Services, a division of the McGraw-Hill Companies, Inc., which we refer to as "S&P," or A.M. Best Company, an independent insurance industry rating organization, were to downgrade us, such downgrade would likely have a material negative impact on our ability to expand our reinsurance portfolio and renew all of our existing reinsurance agreements, especially if we were to be downgraded more than one level from the "A" category to the "B" category. In 1999, we were downgraded from A+ to A, which downgrade was considered by us to have no material effect on our core short tail property business. Although impossible to quantify, we believe the downgrade did have some impact on our ability to expand the direct casualty reinsurance business that we have since discontinued.

A decline in our ratings may require us to transfer premiums retained by us into a beneficiary trust.

   Certain of our ceded excess of loss reinsurance contracts require us to transfer premiums currently retained by us on a funds withheld basis into a trust for the benefit of the reinsurers if A.M. Best were to downgrade us below "A-." In addition, certain of our other ceded excess of loss reinsurance contracts contain provisions that give the reinsurer the right to cancel the contract and require us to pay a termination fee. The amount of the termination fee would be dependent upon various factors, including level of loss activity.

A decline in our ratings may allow clients to terminate their contracts with us.

   It is increasingly common for our assumed reinsurance contracts to contain terms that would allow our clients to cancel the contract if we are downgraded below various rating levels by one or more rating agencies and a majority of our contracts now contain such clauses. Typically such cancellation clauses are triggered if A.M. Best or S&P were to downgrade us below "A-." Whether a client would exercise such rights would depend, among other things, on the reasons for such a downgrade, the extent of the downgrade, the prevailing market conditions, and the pricing and availability of replacement reinsurance coverage. We cannot predict in advance whether and how many of our clients would actually exercise such rights or what effect such cancellations would have on our financial condition or future prospects, but such an effect could potentially be materially adverse. A downgrade, therefore, could result in a substantial loss of business if insurers, ceding companies and brokers that place such business move to other insurers and reinsurers with higher ratings.

Our investment portfolio is subject to significant market and credit risks which could result in an adverse effect on our financial results.

   Our invested assets consist primarily of debt instruments with fixed maturities and a diversified portfolio of hedge funds and, to a lesser extent, interests in mezzanine bond and equity limited partnerships, and short-term investments. These investments are subject to market-wide risks and fluctuations as well as to risks inherent in particular securities. Although we seek to preserve our capital, we have invested in a portfolio of hedge funds and other privately held securities. These investments are designed to provide diversification of risk; however, such investments entail substantial risks. There can be no assurance that our investment objectives will be achieved, and results may vary substantially over time. In addition, although we seek to employ investment strategies that are not correlated with our reinsurance exposures, losses in our investment portfolio may occur at the same time as underwriting losses and, therefore, exacerbate such losses' adverse effect on us. To our knowledge, few other publicly-traded reinsurers follow our strategy of investing a significant portion of invested assets in hedge funds and other privately held securities.

   Risks Related to our Fixed Maturity Investments. We are exposed to potential losses from the risks inherent in our fixed maturity investments. The two most significant risks inherent in our fixed income portfolio are interest rate risk and credit risk:

   o Interest Rate Risk

   Our principal fixed maturity market risk exposure is to changes in U.S. interest rates. Changes in interest rates may affect the fair value of our fixed maturity portfolio, borrowings (bank debt and trust preferred) and a related interest rate swap. Our holdings subject us to exposures in the treasury, municipal, and various asset-backed sectors. Changes in interest rates could also cause a potential underperformance in our finite coverages and shortfalls in cash flows necessary to pay fixed rate amounts due to finite contract counterparties.

   o Credit Risk

   We are also exposed to potential losses from changes in probability of default and from defaulting counter-parties with respect to our investments. A majority of our investment portfolio consists of fixed maturities and short-term investments rated "A2" or "A" or better by Moody's Investors Service, Inc., or S&P. Our investment portfolio also contains privately held fixed maturities that are not traded on a recognized exchange. A deterioration in the credit quality of our investments or our inability to liquidate any of our privately held investments promptly could have an adverse affect on our financial condition.

   Risks Related to our Hedge Fund Investments. We are exposed to potential losses from the risks inherent in our portfolio of hedge funds. Our investment policies with respect to our hedge fund investments generally do not restrict us from participating in particular markets, strategies or investments. Further, our hedge fund investments may generally be deployed and redeployed in whatever investment strategies are deemed appropriate under prevailing economic and market conditions in an attempt to achieve capital appreciation, including, if appropriate, a concentration of investments in a relatively small group of strategies or hedge fund managers.

   The three most significant risks inherent in our hedge fund portfolio are liquidity risk, credit risk and market risk:

   o Liquidity Risk

   Liquidity risk exists in the hedge fund portfolio in that there are delays between giving notice to redeem a hedge fund investment and receiving proceeds. The redemption terms are defined in the offering documents and generally require notice periods and time scales for settlement. We remain at risk during the notice period, which typically specifies a month or quarter end reference point at which to calculate redemption proceeds. The risk also exists that a hedge fund may be unable to meet its redemption obligations. A hedge fund may be faced with excessive redemption notices and illiquid underlying investments.

   o Credit Risk

   Credit risk exists in the hedge fund portfolio where hedge funds are net long in a particular security, or group of correlated securities. Where a hedge fund is net long in a security that defaults, or suffers an adverse credit event, we are exposed to loss. Our exposure to any individual hedge fund is limited to the carrying value of the investment, and we invest in a diversified portfolio of hedge funds that utilize different strategies and markets, to reduce this risk. However, different hedge funds in the portfolio may be net long in the same or correlated securities at the same time, which could have an adverse affect on the value of the portfolio and thus our financial condition.

   o Market Risk

   We invest in hedge funds that trade in securities using strategies that are generally market neutral. The hedge fund investments do not generally benefit from rising equity or bond markets, and have demonstrated historically low correlation of returns to equity market indices. However, the hedge funds may maintain leveraged net long positions, and this can expose us to market risks.

Because we depend on a few reinsurance brokers for a large portion of revenue, loss of business provided by them could adversely affect us.

   We market our reinsurance products worldwide exclusively through reinsurance brokers. Five, four and four brokerage firms accounted for 84%, 60%, and 56% of our gross premiums written for the years ended December 31, 2002, 2001, and 2000, respectively. Approximately 31%, 16%, 13%, 13%, and 11% of gross premiums written in fiscal year 2002 were arranged through Pegasus Advisors-Towers Perrin Reinsurance, the worldwide branch offices of Guy Carpenter & Company, Inc. (a subsidiary of Marsh & McLennan Companies, Inc.), Benfield Greig Ltd., Aon Group Ltd. and Willis Re. Inc., respectively. Loss of all or a substantial portion of the business provided by these brokers could have a material adverse effect on our business.

We may be adversely affected by foreign currency fluctuations.

   Although our functional currency is the U.S. dollar, premium receivables and loss reserves include business denominated in currencies other than U.S. dollars. We are exposed to the possibility of significant claims in currencies other than U.S. dollars. We may, from time to time, experience losses resulting from fluctuations in the values of these non-U.S. currencies, which could adversely affect our operating results. While we hold positions denominated in foreign currencies to mitigate, in part, the effects of currency fluctuations on our results of operations, we currently do not hedge our currency exposures before a catastrophic event that may produce a claim.

We are a holding company and if our subsidiaries do not make dividend payments to us, we may not be able to pay dividends or other obligations.

   We are a holding company with no operations or significant assets other than the capital stock of our subsidiaries. We rely primarily on cash dividends and net tax allocation payments from PXRE Reinsurance, PXRE Bermuda and PXRE Barbados to pay our operating expenses, including debt service payments, shareholder dividends, if any, income taxes and other obligations that may arise from time to time. We expect future dividends and other permitted payments from these subsidiaries to be our principal source of funds to pay expenses and dividends. The payment of dividends by our reinsurance subsidiaries to us is limited under Bermuda law and under certain insurance statutes of various U.S. states in which they are licensed to transact business. PXRE Reinsurance is subject to state regulatory restrictions that limit the maximum amount of annual dividends or other distributions, including loans or cash advances, available to stockholders without prior approval of the Insurance Commissioner of the State of Connecticut. Bermuda insurance laws require PXRE Bermuda to maintain certain measures of solvency and liquidity, and further limit the amount by which we can reduce surplus without prior regulatory approval. Under Barbados law, PXRE Barbados may only pay a dividend out of its realized profits and may not pay a dividend unless (a) it is able to pay its liabilities as they become due after payment of the dividend, (b) the realizable value of its assets is greater than the aggregate value of its liabilities, and (c) the stated capital accounts are maintained in respect of all classes of shares. The preferred shares, common shares and debt securities to be offered under this prospectus are unsecured subordinated obligations and, therefore cash dividend payments to be made by us on our preferred shares and common shares or interest payments on our debt securities may also be affected by any inability to rely on payments from our subsidiaries.

The anti-dilution protection afforded to the holders of our outstanding preferred shares could cause substantial dilution to the holders of our common shares. The sale, following conversion, of substantial amounts of our common shares by the holders of the preferred shares could cause the market price of our common shares to decline significantly.

   In April 2002, we privately placed Series A, Series B and Series C preferred shares to several private equity investors. These investors have the right to nominate four directors for election to the board of directors, and were granted demand and other registration rights. The interest of the preferred share investors may differ materially from the interests of our common shareholders, and these investors could take actions or make decisions that are not in the best interests of our common shareholders.

   The anti-dilution protections afforded to the preferred shareholders could have a material dilutive effect on our common shareholders. Each preferred share, in whole or in part, is convertible at any time at the option of the holder into convertible common shares for that series according to a formula set forth in the description of stock filed as an exhibit to the registration statement of which this prospectus forms a part. The convertible common shares are, in turn, convertible into common shares on a one-for-one basis. The number of convertible common shares per preferred share issuable upon any conversion will be determined by dividing a liquidation preference for the series equal to the aggregate original purchase price of the preferred shares plus accrued but unpaid dividends thereon, by the conversion price then in effect. The conversion price is subject to adjustment to avoid dilution in the event of recapitalization, reclassification, stock split, consolidation, merger, amalgamation or other similar event or an issuance of additional common shares in a private placement below the fair market value or in a registered public offering below 95% of fair market value or without consideration. In addition, the conversion price is subject to adjustment for certain loss and loss expense development on reserves for losses incurred on or before September 30, 2001 and for any liability or loss arising out of pending material litigation on December 10, 2001. As of July 28, 2003, the outstanding preferred shares were ultimately convertible into 11,055,703 common shares, or 47.6% of our outstanding common shares. However, because the conversion price for the preferred shares is subject to adjustment for a variety of reasons, including if we have certain types of adverse loss development, the number of our common shares into which the preferred shares are ultimately convertible and, accordingly, the amount of dilution experienced by our common shareholders, could increase. For a detailed discussion of the conversion features of the preferred shares and the convertible common shares, including adjustments to the conversion price, see "Description of Share Capital--Outstanding Preferred Shares--Conversion" and "Description of Share Capital--Convertible Common Shares" in this prospectus.

   Furthermore, upon conversion, sales of substantial amounts of common shares by these investors, or the perception that these sales could occur, could adversely affect the market price of the common shares, as well as our ability to raise additional capital in the public equity markets at a desirable time and price.

Our reliance on reinsurance brokers exposes us to their credit risk.

   In accordance with industry practice, we frequently pay amounts owed on claims under our policies to reinsurance brokers, and these brokers, in turn, pay these amounts over to the insurers that have reinsured a portion of their liabilities with us (we refer to these insurers as ceding insurers). In some jurisdictions, if a broker failed to make such a payment, we might remain liable to the ceding insurer for the deficiency. Conversely, in certain jurisdictions, when the ceding insurer pays premiums for these policies to reinsurance brokers for payment over to us, these premiums are considered to have been paid and the ceding insurer will no longer be liable to us for those amounts, whether or not we have actually received the premiums. We are aware of one instance in recent years, involving an insignificant amount in which a broker did not forward premiums to us. Consequently, in connection with the settlement of reinsurance balances, we assume a degree of credit risk associated with brokers around the world.

Retrocessional reinsurance subjects us to credit risk and may become unavailable on acceptable terms.

   In order to limit the effect of large and multiple losses upon our financial condition, we buy reinsurance for our own account. This type of insurance is known as retrocessional reinsurance. From time to time, market conditions have limited, and in some cases have prevented reinsurers from obtaining, the types and amounts of reinsurance which they consider adequate for their business needs. Accordingly, we may not be able to obtain our desired amounts of retrocessional reinsurance. In addition, even if we are able to obtain such retrocessional reinsurance, we may not be able to negotiate terms as favorable to us as in prior years. In difficult market conditions, pricing for our retrocessional reinsurance products may improve, but conversely, obtaining retrocessional reinsurance for our own account on favorable terms can become more difficult.

   A retrocessionaire's insolvency or its inability or unwillingness to make payments under the terms of a retrocessional reinsurance treaty with us could have a material adverse effect on us. Therefore our retrocessions subject us to credit risks because the ceding of risk to retrocessionaires does not relieve us of our liability to our clients. In the event that we cede business to a retrocessionaire, we must still pay on claims of our cedent even if we are not paid by the retrocessionaire.

Our inability to obtain the necessary credit could affect our ability to offer reinsurance in certain markets.

   PXRE Bermuda is not licensed or admitted as an insurer in any jurisdiction other than Bermuda. Because many jurisdictions do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless appropriate security mechanisms are in place, we anticipate that our reinsurance clients will typically require PXRE Bermuda to post a letter of credit or other collateral. If we are unable to arrange for security on commercially reasonable terms, PXRE Bermuda could be limited in its ability to write business for certain of our clients.

The insurance and reinsurance business is historically cyclical, and we expect to experience periods with excess underwriting capacity and unfavorable premium rates.

   Historically, insurers and reinsurers have experienced significant fluctuations in operating results due to competition, frequency and severity of catastrophic events, levels of capacity, general economic conditions and other factors. The supply of insurance and reinsurance is related to prevailing prices, the level of insured losses and the level of industry surplus which, in turn, may fluctuate in response to changes in rates of return on investments being earned in the insurance and reinsurance industry. As a result, the insurance and reinsurance business historically has been a cyclical industry characterized by periods of intense price competition due to excessive underwriting capacity as well as periods when shortages of capacity permitted favorable premium levels. Our recent, and anticipated, growth relates in part to improved industry pricing, but the supply of insurance and reinsurance may increase, either by capital provided by new entrants or by the commitment of additional capital by existing insurers or reinsurers, which may cause prices to decrease. Any of these factors could lead to an adverse affect on our profits. In addition to these considerations, changes in the frequency and severity of losses suffered by insureds and insurers may affect the cycles of the insurance and reinsurance business significantly, and we expect to experience the effects of such cyclicality.

Risks Related to Regulation

Regulatory constraints may restrict our ability to operate our business.

   General. Our insurance and reinsurance subsidiaries may not be able to obtain or maintain necessary licenses, permits, authorizations or accreditations in locales where we currently engage in business or in new locales, or may be able to do so only at significant cost. In addition, we may not be able to comply fully with, or obtain appropriate exemptions from, the wide variety of laws and regulations applicable to insurance or reinsurance companies or holding companies. Failure to comply with or to obtain appropriate authorizations and/or exemptions under any applicable laws could result in restrictions on our ability to do business or certain activities that are regulated in one or more of the jurisdictions in which we operate and could subject us to fines and other sanctions, which could have a material adverse effect on our business.

   PXRE Bermuda. PXRE Bermuda is a registered Class 3 Bermuda insurance and reinsurance company. Among other matters, Bermuda statutes, regulations and policies of the Bermuda Monetary Authority, or "BMA" require PXRE Bermuda to maintain minimum levels of statutory capital, surplus and liquidity, to meet solvency standards, to obtain prior approval of ownership and transfer of shares and to submit to certain periodic examinations of its financial condition. These statutes and regulations may, in effect, restrict PXRE Bermuda's ability to write insurance and reinsurance policies, to make certain investments and to distribute funds.

   The offshore insurance and reinsurance regulatory environment has become subject to increased scrutiny in many jurisdictions, including the United States and various states within the United States. Compliance with any new laws or regulations regulating offshore insurers or reinsurers could have a material adverse effect on our business. In addition, although PXRE Bermuda does not believe it is or will be in violation of insurance laws or regulations of any jurisdiction outside Bermuda, inquiries or challenges to PXRE Bermuda's insurance or reinsurance activities may still be raised in the future.

   PXRE U.S. Subsidiaries. PXRE and PXRE Reinsurance are subject to regulation under the insurance statutes of various U.S. states, including Connecticut, the domiciliary state of PXRE Reinsurance. The regulation and supervision to which PXRE Reinsurance is subject relates primarily to the standards of solvency that must be met and maintained, licensing requirements for reinsurers, the nature of and limitations on investments, deposits of securities for the benefit of a reinsured, methods of accounting, periodic examinations of the financial condition and affairs of reinsurers, the form and content of reports of financial condition required to be filed, reserves for losses and other matters. In general, such regulation is for the protection of the reinsureds and policyholders, rather than investors.

   In recent years, the U.S. insurance regulatory framework has come under increased federal scrutiny, and some state legislators have considered or enacted laws that may alter or increase state regulation of insurance and reinsurance companies and holding companies. Moreover, the National Association of Insurance Commissioners ("NAIC"), which is an association of the insurance commissioners of all 50 states and the District of Columbia, and state insurance regulators regularly reexamine existing laws and regulations.

   Barbados. PXRE Barbados is subject to regulation under Barbados' Insurance Act, 1996. Under the Barbados Act, PXRE Barbados may only pay a dividend out of the realized profits of the company and may not pay a dividend unless (a) after payment of the dividend it is able to pay its liabilities as they become due, and (b) the realizable value of its assets is greater than the aggregate value of its liabilities and (c) the stated capital accounts are maintained in respect of all classes of shares.

   PXRE Barbados is also required to maintain assets in an amount that permits it to meet the prescribed minimum solvency margin for the net premium income level of its business. In respect of its general insurance business, PXRE Barbados is required to maintain margins of solvency. PXRE Barbados is not required at the present time to maintain any additional statutory deposits or reserves relative to its business.

   Changes in the laws and regulations to which our insurance and reinsurance subsidiaries are subject or the interpretation of these laws and regulations could have a material adverse effect on our business or results of operations.

If PXRE Bermuda becomes subject to insurance statutes and regulations in jurisdictions other than Bermuda or there is a change to Bermuda law or regulations or application of Bermuda law or regulations, there could be a significant and negative impact on our business.

   As a registered Bermuda Class 3 insurer, PXRE Bermuda is subject to regulation and supervision in Bermuda. Bermuda insurance statutes, regulations and policies of the BMA require PXRE Bermuda to, among other things:

   o maintain a minimum level of capital, surplus and liquidity;

   o satisfy solvency standards;

   o restrict dividends and distributions;

   o obtain prior approval of ownership and transfer of shares;

   o maintain a principal office and appoint and maintain a principal representative in Bermuda; and

   o provide for the performance of certain periodic examinations of PXRE Bermuda and its financial condition.

   These statutes and regulations may, in effect, restrict our ability to write reinsurance policies, to distribute funds and to pursue our investment strategy.

   We do not presently intend that PXRE Bermuda will be admitted to do business in any jurisdiction in the United States, the United Kingdom or elsewhere (other than Bermuda). However, we cannot assure you that insurance regulators in the United States, the United Kingdom or elsewhere will not review the activities of PXRE Bermuda, or related companies or its agents and claim that PXRE Bermuda is subject to such jurisdiction's licensing requirements. If any such claim is successful and PXRE Bermuda must obtain a license, we may be subject to taxation in such jurisdiction. In addition PXRE Bermuda is subject to indirect regulatory requirements imposed by jurisdictions that may limit its ability to provide insurance or reinsurance. For example, PXRE Bermuda's ability to write insurance or reinsurance may be subject, in certain cases, to arrangements satisfactory to applicable regulatory bodies. Proposed legislation and regulations may have the effect of imposing additional requirements upon, or restricting the market for, alien insurers or reinsurers with whom domestic companies place business.

   Generally, Bermuda insurance statues and regulations applicable to PXRE Bermuda are less restrictive than those that would be applicable if it were governed by the laws of any state in the United States. In the past, there have been congressional and other initiatives in the United States regarding proposals to supervise and regulate insurers domiciled outside the United States. If in the future PXRE Bermuda becomes subject to any insurance laws of the United States or any state thereof or of any other jurisdiction, we cannot assure you that PXRE Bermuda would be in compliance with those laws or that coming into compliance with those laws would not have a significant and negative effect on PXRE Bermuda's business.

   The process of obtaining licenses is very time consuming and costly, and we may not be able to become licensed in a jurisdiction other than Bermuda, should we choose to do so. The modification of the conduct of our business resulting from our becoming licensed in certain jurisdictions could significantly and negatively affect our business. In addition our inability to comply with insurance statutes and regulations could significantly and adversely affect our business by limiting our ability to conduct business as well as subjecting us to penalties and fines.

   Because we are incorporated in Bermuda, we are subject to changes of Bermuda law and regulation that may have an adverse impact on our operations, including imposition of tax liability or increased regulatory supervision. In addition, we will be exposed to changes in the political environment in Bermuda. The Bermuda insurance and reinsurance regulatory framework recently has become subject to increased scrutiny in many jurisdictions, including in the United States and in various states within the United States. We cannot predict the future impact on our operations of changes in the laws and regulations to which we are or may become subject.

We may be unable to obtain extensions of work permits for our employees, which may cause our business to be adversely affected.

   Under Bermuda law, non-Bermudians (other than spouses of Bermudians) may not engage in any gainful occupation in Bermuda without the specific permission of the appropriate government authority. The Bermuda government will issue a work permit for a specific period of time, which may be extended upon showing that, after proper public advertisements, no Bermudian (or spouse of a Bermudian) is available who meets the minimum standards for the advertised position. The Bermuda government has a policy that limits the duration of work permits to six years, subject to certain exemptions for key employees. Substantially all of our key officers, including our Chief Executive Officer, Chief Financial Officer, Chief Underwriting Officer, all executive vice presidents and key reinsurance underwriters are working in Bermuda under work permits that will expire over the next three years. The Bermuda government could refuse to extend these work permits. If any of our senior executive officers were not permitted to remain in Bermuda, our operations could be disrupted and our financial performance could be adversely affected.

Some aspects of our corporate structure and insurance regulations may discourage third-party takeovers and transactions.

   Under our bye-laws, subject to certain exceptions and to waiver by our board of directors on a case by case basis, no transfer of our shares is permitted if such transfer would result in a shareholder owning, directly or indirectly, more than 9.9% of the voting power of our outstanding shares, including our common shares, or more than 9.9% of the outstanding shares of any class of our share capital. Ownership is broadly defined in our bye-laws. We may refuse to register any such transfer on our share transfer records. A transferee will be permitted to promptly dispose of any of our shares purchased which violate the restriction and as to the transfer of which registration is refused. The transferor of such shares will be deemed to own such shares for dividend, voting and reporting purposes until a transfer of such shares has been so registered.

   Our bye-laws provide for a classified board of directors. The directors of the class elected at each annual general meeting hold office for a term of three years, with the term of each class expiring at successive annual general meetings of shareholders. Under our bye-laws, the vote of 66 2/3% of the outstanding shares entitled to vote and the approval of a majority of the board is required to amend bye-laws regarding appointment and removal of directors, remuneration, powers and duties of the board, indemnification of directors and officers, director's interests and the procedures for amending bye-laws.

   In the event that we become aware of a shareholder owning more than 9.9% of the voting power of our outstanding shares after a transfer of shares has been registered, our bye-laws provide that, subject to the same exceptions and waiver procedures, the voting rights with respect to our shares owned by any such shareholder will be limited to a voting power of 9.9%, subject only to the further limitation that no shareholder allocated any such voting rights may exceed the 9.9% limitation as a result of such limitation. The board of directors may waive this limitation, and has determined to waive this limitation with respect to Capital Z Financial Services Fund II, L.P., Capital Z Financial Services Private Fund II, L.P. (which, together with Capital Z Financial Services Fund II, L.P., we refer to as "Capital Z") and certain of Capital Z's affiliates. See "Description of Share Capital" on page 34 of this prospectus for a more complete discussion.

   In addition, our ownership of U.S. subsidiaries can, under applicable state insurance company laws and regulations, delay or impede a change of control of us. Under applicable insurance regulations, any proposed purchase of 10% or more of our voting securities would require the prior approval of the relevant insurance regulatory authorities.

   To the extent these provisions have the effect of making more difficult or discouraging unsolicited takeover bids from third parties or the removal of our incumbent management, they could deprive shareholders of opportunities to realize takeover premiums for their shares or could depress the market price of the shares.

U.S. persons who own our common shares may have more difficulty in protecting their interests than U.S. persons who are shareholders of a U.S. corporation.

   The Bermuda Companies Act of 1981, as amended (the "Companies Act"), which applies to us, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Act which includes, where relevant, information on modifications thereto adopted pursuant to our bye-laws, applicable to us, which differ in certain respects from provisions of Delaware corporate law. Because the following statements are summaries, they do not discuss all aspects of Bermuda law that may be relevant to us and our shareholders.

   Interested Directors. Under Bermuda law and our bye-laws, a transaction entered into by us, in which a director has an interest, will not be voidable by us, and such director will not be liable to us for any profit realized pursuant to such transaction, provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which that director has an interest following a declaration of the interest pursuant to the Companies Act provided that the director is not disqualified from doing so by the chairman of the meeting. Under Delaware law, such transaction would not be voidable if:

   o the material facts as to such interested director's relationship or interests were disclosed or were known to the board of directors and the board of directors in good faith authorized the transaction by the affirmative vote of a majority of the disinterested directors;

   o such material facts were disclosed or were known to the shareholders entitled to vote on such transaction and the transaction was specifically approved in good faith by vote of the majority of shares entitled to vote thereon; or

   o the transaction was fair as to the corporation as of the time it was authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

   Certain Transactions with Significant Shareholders. As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from our board of directors but without obtaining prior approval from our shareholders. Amalgamations require the approval of the board of directors and, except in the case of amalgamations with and between wholly-owned subsidiaries, a resolution of shareholders approved by the affirmative vote of shareholders holding a majority of the voting power of the then outstanding shares entitled to vote. If we were a Delaware corporation, we would need, subject to certain exceptions, prior approval from shareholders holding at least two-thirds of our outstanding common stock not owned by such interested shareholder to enter into a business combination (which, for this purpose, includes mergers and asset sales of greater than 10% of our assets that would otherwise be considered transactions in the ordinary course of business) with an interested shareholder for a period of three years from the time the person became an interested shareholder, unless we opted out of the relevant Delaware statute.

   Shareholders' Suits. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where an act is alleged to be beyond our corporate power, is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys' fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in our right, against any director or officer for any act or failure to act in the performance of such director's or officer's duties, except with respect to any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys' fees incurred in connection with such action.

   Indemnification of Directors and Officers. Under Bermuda law and our bye-laws, we may indemnify our directors, officers or any other person appointed to a committee of the board of directors (and their respective heirs, executors or administrators) to the full extent permitted by law against all actions, costs, charges, liabilities, loss, damage or expense incurred or sustained by such person by reason of any act done, concurred in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter in which any of such persons is found, in a final judgement or decree not subject to appeal, to have committed fraud or dishonesty. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful. To further understand the risks associated with U.S. persons who own our common shares, see "Difference In Corporate Laws" on page 55 of this prospectus for more information on the differences between Bermuda and Delaware corporate laws.

   Committees of the Board of Directors. Our bye-laws provide, as permitted by Bermuda law, that the board of directors may delegate any of its powers to committees that the board appoints, and those committees may consist partly or entirely of non-directors. Delaware law allows the board of directors of a corporation to delegate many of its powers to committees, but those committees may consist only of directors.

You may have difficulty effecting service of process on us or enforcing judgments against us in the United States.

   We are incorporated pursuant to the laws of Bermuda and our business is based in Bermuda. In addition, certain of our directors and officers reside outside the United States, and all or a substantial portion of our assets and the assets of such persons are located in jurisdictions outside the United States. As such, we have been advised that there is doubt as to whether:

   o A holder of our common shares would be able to enforce, in the courts of Bermuda, judgments of United States courts against persons who reside in Bermuda based upon the civil liability provisions of the United States federal securities laws;

   o A holder of our common shares would be able to enforce, in the courts of Bermuda, judgments of United States courts based upon the civil liability provisions of the United States federal securities laws;

   o A holder of our common shares would be able to bring an original action in the Bermuda courts to enforce liabilities against us or our directors or officers, as well as the experts named in this prospectus, who reside outside the United States based solely upon United States federal securities laws.

   Further, we have been advised that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of United States courts, and there are grounds upon which Bermuda courts may not enforce judgments of United States courts. Because judgments of United States courts are not automatically enforceable in Bermuda, it may be difficult for you to recover against us based on such judgments.

Risks Related to Taxation

We and our Bermuda subsidiaries may become subject to Bermuda taxes in the future

   Bermuda currently imposes no income tax on corporations. We have obtained an assurance from the Bermuda Minister of Finance, under The Exempted
Undertakings Tax Protection Act 1966 of Bermuda, that if any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to our Bermuda subsidiaries until March 28, 2016. We cannot assure you that we or our Bermuda subsidiaries will not be subject to any Bermuda tax after that date.

We and our non-U.S. subsidiaries may be subject to U.S. tax, which may have a material adverse effect on our financial condition and results of operation.

   We and our non-U.S. subsidiaries intend to operate our business in a manner that will not cause us to be treated as engaged in a trade or business in the United States (and, in the case of those non-U.S. companies qualifying for treaty protection, in a manner that will not cause us to be doing business through a permanent establishment in the United States) and, thus, will not subject us to U.S. federal corporate income taxes or branch profits tax (other than withholding taxes on certain U.S. source investment income, dividends from PXRE Corporation to PXRE Barbados and excise taxes on insurance or reinsurance premiums). However, because there is uncertainty as to the activities that constitute being engaged in a trade or business within the United States, and what constitutes a permanent establishment under the applicable tax treaties, there can be no assurances that the U.S. Internal Revenue Service ("IRS") will not contend successfully that we or our non-U.S. subsidiary is engaged in a trade or business, or carrying on business through a permanent establishment in the United States.

   We and/or our subsidiaries could be subject to U.S. tax on a portion of our income that is earned from U.S. sources if we or our subsidiaries are considered to be a personal holding company, or a PHC, for U.S. federal income tax purposes. This status will depend on whether more than 50% of our shares could be deemed to be owned by five or fewer individuals and the percentage of our income, or that of our subsidiaries, consists of "personal holding company income," ("PHCI threshold"), as determined for U.S. federal income tax purposes. We believe, based upon information made available to us regarding our existing shareholder base, that neither we nor any of our subsidiaries should be considered a PHC. Additionally, we intend to operate our business to minimize the possibility that we will meet the PHCI threshold. However, due to the lack of complete information regarding our ultimate share ownership, we cannot be certain that we will not be characterized as a PHC, or that the amount of U.S. tax that would be imposed if it were not the case would be minimal.

There is a risk that dividends paid by PXRE Corporation to PXRE Barbados may not be eligible for benefits under the US-Barbados income tax treaty.

   PXRE Corporation is a Delaware corporation wholly owned by PXRE Barbados. Under U.S. federal income tax law, dividends paid by a U.S. corporation to a non-U.S. shareholder are generally subject to a 30% withholding tax, unless reduced by treaty. The income tax treaty between Barbados and the United States reduces the rate of withholding tax to 5%. Were the IRS to successfully contend that PXRE Corporation and/or PXRE Barbados are not eligible for benefits under the Barbados treaty, dividends paid by PXRE Corporation to PXRE Barbados would be subject to the 30% withholding tax. Such tax may be applied retroactively to all previous tax years for which the statute of limitations has not expired, with interest and penalties. Such a result may have a material adverse effect on our financial condition and results of operation.

If we are classified as a controlled foreign corporation, foreign personal holding company or a passive foreign investment company, your taxes would increase.

   Although it is not anticipated that we or any of our non-U.S. subsidiaries are classified as a controlled foreign corporation ("CFC"), foreign personal holding company ("FPHC") or a passive foreign investment company ("PFIC") for U.S. federal income tax purposes, if we or any of our non-U.S. subsidiaries are classified as a CFC, FPHC, or PFIC, a United States person that directly or indirectly owns our common shares would be subject to adverse tax consequences.

If we or a non-U.S. subsidiary is determined to have "Related Party Insurance Income," you may be subject to U.S. taxation on your pro rata share of such income.

   If we or a non-U.S. insurance subsidiary were determined to have "related person insurance income" ("RPII") for any fiscal year, determined after taking into account certain de minimis exceptions, U.S. persons who own our shares (directly or indirectly through foreign entities) on the last day of such fiscal year may be required to include in their gross income for U.S. tax purposes a proportionate share of such RPII. RPII would include income of our non-U.S. reinsurance subsidiaries attributable to insurance or reinsurance policies where the direct or indirect insureds (and persons related to those insureds) are U.S. persons who own our shares (directly or indirectly through entities) or are related to such U.S. persons. RPII would be included in a U.S. person's gross income whether or not such person is a policyholder. While we do not expect that our non-U.S. reinsurance subsidiaries will have RPII, after taking into account the de minimis exceptions, there can be no assurances that this will be the case.

Changes in U.S. federal income tax law could be retroactive and may subject us or our non-U.S. subsidiaries to U.S. federal income taxation.

   The tax laws and interpretations regarding whether a company is engaged in a U.S. trade or business or whether a company is a CFC, PHC, FPHC, or PFIC, or has RPII are subject to change, possibly on a retroactive basis. There are currently no regulations regarding the application of the PFIC rules to an insurance company. The IRS recently announced that it intends to scrutinize insurance companies domiciled outside the U.S. and apply the PFIC rules to companies that are not active insurance companies, and to the portion of a non-U.S. insurance company's income not derived in the active conduct of an insurance business. Additionally, the regulations regarding RPII are still in proposed form. New regulations or pronouncements interpreting or clarifying such rules will likely be forthcoming from the IRS. We are not able to predict if, when or in what form such guidance will be provided and whether such guidance will be applied on a retroactive basis.

   Over the past several years, legislation has been proposed in the U.S. Congress which would continue to treat certain U.S. corporations which reincorporate in non-U.S. jurisdictions as U.S. corporations for U.S. federal income tax purposes. In addition, legislation has been proposed that would allow the IRS to reallocate the amount of income between related persons who are parties to a reinsurance transaction. When proposed, these provisions would have applied on a retroactive basis. If enacted, these proposals could have caused us or our U.S. subsidiaries to be subject to increased taxation in the U.S. We cannot predict whether or not these or similar proposals will be enacted in the future.

The Organization for Economic Cooperation and Development and the European Union are considering measures that might increase our taxes and reduce our net income.

   A number of multinational organizations, including the European Union, the Organization for Economic Cooperation and Development, also referred to in this prospectus as OECD, the Financial Action Task Force and the Financial Stability Forum, also referred to in this prospectus as FSF, have all recently identified some countries as not participating in adequate information exchange, engaging in harmful tax practices or not maintaining adequate controls to prevent corruption, such as money laundering activities. Recommendations to limit such harmful practices are under consideration by these organizations, and a report published on November 27, 2001 by the OECD at the behest of FSF titled "Behind the Corporate Veil: Using Corporate Entities for Illicit Purposes," contains an extensive discussion of specific recommendations. The OECD has threatened non-member jurisdictions that do not agree to cooperate with the OECD with punitive sanctions by OECD member countries, though specific sanctions have yet to be adopted by OECD member countries. It is as yet unclear what these sanctions will be, who will adopt them and when or if they will be imposed. In a June 26, 2000 report, Bermuda was not listed as a tax haven jurisdiction by the OECD because it previously signed a letter committing itself to eliminating harmful tax practices by the end of 2005 and to embrace international tax standards for transparency, exchange of information, and the elimination of regimes for financial and other services that attract businesses with no substantial domestic activity. We cannot assure you, however, that the action taken by Bermuda would be sufficient to preclude all effects of the measures or sanctions described above, which, if ultimately adopted, could adversely affect Bermuda companies such as us.

              CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND
            EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

   The following table sets forth our consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred share dividends for the periods indicated.


                                                                            (Unaudited)
                                                                        Three Months Ended             Year Ended
                                                                             March 31,                December 31,
                                                                        ------------------ ----------------------------------
                                                                           2003    2002    2002   2001    2000    1999   1998
                                                                           ----    ----    ----   ----    ----    ----   ----
Ratio of earnings to fixed charges(1)...................................   6.52    8.24    7.44    --      --      --    1.09
Ratio of earnings to combined fixed charges and preferred dividends(2)..   3.74    8.24    3.90    --      --      --    1.09


---------------
(1) The ratios of earnings to fixed charges were determined by dividing consolidated earnings by total fixed charges. For purposes of ratios of earnings to fixed charges, (1) earnings consist of consolidated income before considering income taxes, fixed charges and minority interest and
    (2) fixed charges consist of interest on indebtedness and that portion of rentals which is deemed by our management to be an appropriate interest factor. Earnings were inadequate to cover fixed charges by $22.5 million, $22.8 million and $55.3 million for the years ended December 31, 2001, 2000, and 1999 respectively.
(2) The ratios of earnings to combined fixed charges and preferred dividends were determined by dividing consolidated earnings by total fixed charges and preferred dividends. For purposes of ratios of earnings to combined fixed charges and preferred dividends, (1) earnings consist of consolidated income before considering income taxes, fixed charges and minority interest and (2) fixed charges consist of interest on indebtedness and that portion of rentals which is deemed by our management to be an appropriate interest factor. Earnings were inadequate to cover fixed charges and preferred dividends by $22.5 million, $22.8 million and $55.3 million for the years ended December 31, 2001, 2000, and 1999 respectively.

                                USE OF PROCEEDS

   Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

   o additions to working capital;

   o repurchase of outstanding common shares; and

   o repayment of indebtedness.

   We anticipate that we will raise additional funds from time to time through equity or debt financing, including borrowings under revolving credit agreements, to finance our businesses worldwide.


   We will not receive any proceeds from the sales of common shares by the selling shareholders.


                                PXRE GROUP LTD.

   We provide reinsurance products and services to a worldwide marketplace through subsidiary operations in the United States, Europe, Bermuda and Barbados. Our primary focus is providing property catastrophe reinsurance and retrocessional coverage to a worldwide group of clients. Property catastrophe reinsurance generally covers claims arising from large catastrophes such as hurricanes, windstorms, hailstorms, earthquakes, volcanic eruptions, fires, industrial explosions, freezes, riots, floods and other man-made or natural disasters. Substantially all of our non-finite reinsurance products have been, and will continue to be, offered on an excess-of-loss basis with aggregate limits on our exposure to losses. This means that we do not begin to pay our clients' claims until their claims exceed a certain specified amount and our obligation to pay those claims is limited to a specified aggregate amount.

   We also offer our clients property-per-risk, marine and aviation reinsurance and retrocessional products. Unlike property catastrophe reinsurance, which protects against the accumulation of a large number of related losses arising out of one catastrophe, per-risk excess of loss reinsurance protects our clients against a large loss arising from a single risk or location. Substantially all of our property-per-risk and marine and aviation reinsurance and retrocessional business is also written on an excess-of-loss basis with aggregate limits on our exposure to losses.

   We also provide our clients with finite reinsurance products. Finite reinsurance contracts are highly customized for each transaction. If the loss experience with respect to the risks assumed by us is as expected or better than expected, our finite clients may share in the profitability of the underlying business through premium adjustments or profit commissions. If the loss experience is worse than expected, our finite clients may participate in this negative outcome to a certain extent. In addition, we offer finite reinsurance products where investment returns on the funds transferred to us affect the profitability of the contract and the magnitude of any premium or commission adjustments.

   We conduct our business primarily through our principal operating subsidiaries, PXRE Reinsurance, PXRE Bermuda, PXRE Solutions, S.A., which we call "PXRE Europe," PXRE Solutions Inc., which we call "PXRE Solutions," and PXRE Barbados.

   o PXRE Reinsurance is a broker-market reinsurer which principally underwrites treaty reinsurance for property (including marine and aerospace) risks.

   o PXRE Bermuda is a broker-market reinsurer which principally underwrites treaty reinsurance for property (including marine and aerospace) risks.

   o PXRE Europe, a Belgian reinsurance intermediary, and PXRE Solutions, a U.S. reinsurance intermediary, perform reinsurance intermediary activities on behalf of PXRE Bermuda, PXRE Reinsurance and PXRE Barbados.

   o PXRE Barbados provides finite reinsurance coverages to clients and provides reinsurance coverage to other PXRE entities.

   Our principal executive offices are at Swan Building, 26 Victoria Street, Hamilton HM 12, Bermuda, and its telephone number is (441) 296-5858. Under the heading, "Consolidated Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Share Dividends" the term "PXRE" includes PXRE Group Ltd. and its consolidated subsidiaries.

                         DESCRIPTION OF DEBT SECURITIES


   The following description of our debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The senior debt securities are to be issued under an indenture (the "senior indenture") between PXRE and a U.S. banking institution as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The subordinated debt securities are to be issued under an indenture (the "subordinated indenture") between PXRE and a U.S. banking institution as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the "indentures" and each individually as a "indenture." The particular terms of the debt securities offered by any prospectus supplement, including additional covenants, if any, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the prospectus supplement.

   The description below is a summary of the material terms and provisions of the indentures and the debt securities, and does not contain all of the information that may be important to you. You should carefully review the applicable indenture, the debt securities and the information in the applicable prospectus supplement before you decide to invest in our debt securities. The indentures are substantially identical, except for provisions relating to subordination and certain of our covenants that may be described in a prospectus supplement.


General

   The indentures will not limit the aggregate principal amount of debt securities that we may issue thereunder and will provide that we may issue debt securities thereunder from time to time in one or more series. (Section 3.1) The indentures will not limit the amount of other Indebtedness (as defined below) or debt securities, other than certain secured Indebtedness as described below, which we or our subsidiaries may issue.

   Unless otherwise provided in a prospectus supplement, the senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities of each series will be our unsecured obligations, subordinated in right of payment to the prior payment in full of all our Senior Indebtedness (which term includes senior debt securities) with respect to such series, as described below under "Subordination of Subordinated Debt Securities" and in the applicable prospectus supplement.


   Because we are a holding company, our rights and the rights of our creditors (including the holders of debt securities) and shareholders to participate in any distribution of assets of any of our subsidiaries upon that subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary's creditors, except to the extent that we, ourselves, may be a creditor with recognized claims against the subsidiary.
The right of our creditors (including the holders of debt securities) to participate in the distribution of shares that we own in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over those subsidiaries.


   The prospectus supplement relating to the particular debt securities offered will describe the following terms of the offered debt securities:

   o the title of those debt securities and the series in which those debt securities will be included;

   o any limit upon the aggregate principal amount of those debt securities;

   o the date or dates, or the method or methods, if any, by which the date or dates will be determined, on which the principal of those debt securities will be payable;


   o the rate or rates at which those debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which the rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which the interest, if any, will accrue or the method by which the date or dates will be determined;


   o the date or dates on which interest, if any, on those debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

   o whether and on what terms we will have the option to redeem those debt securities in lieu of paying additional amounts in respect of certain Bermuda taxes, fees, duties, assessments or governmental charges that might be imposed on holders of those debt securities (and the terms of that option);


   o the place or places where the principal of, any premium or interest on or any additional amounts with respect to those debt securities will be payable, any of those debt securities may be surrendered for registration of transfer or exchange, and any of those debt securities may be surrendered for conversion or exchange;


   o whether any of those debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option;

   o whether we will be obligated to redeem or purchase any of those debt securities pursuant to any sinking fund or analogous provision or at the option of any holder and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which those debt securities will be redeemed or purchased, in whole or in part, pursuant to that obligation, and any provisions for the remarketing of those debt securities so redeemed or purchased;

   o if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities will be issuable;

   o whether the debt securities will be convertible into common shares and/or exchangeable for other securities, whether or not issued by us and, if so, the terms and conditions upon which those debt securities will be so convertible or exchangeable;

   o if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of those debt securities that will be payable upon declaration of acceleration of the maturity thereof;

   o if other than United States dollars, the currency, including composite currencies, of payment of the principal of, any premium or interest on or any additional amounts with respect to any of those debt securities;

   o whether the principal of, any premium or interest on or any additional amounts with respect to those debt securities will be payable, at our election or a holder, in a currency, other than that in which those debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, that election may be made;

   o any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to those debt securities;

   o whether those debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

   o whether those debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

   o in the case of subordinated debt securities, the relative degree, if any, to which those subordinated debt securities of the series will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of ours in right of payment, whether those other series of subordinated debt securities or other indebtedness is outstanding or not;


   o any deletions from, modifications of or additions to our Events of Default or covenants with respect to those debt securities;


   o whether the provisions described below under "Discharge, Defeasance and Covenant Defeasance" will be applicable to those debt securities;

   o whether any of those debt securities are to be issued upon the exercise of warrants, and the time, manner and place for those debt securities to be authenticated and delivered; and

   o any other terms of those debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of those debt securities. (Section 3.1)

   We will have the ability under the indentures to "reopen" a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series. We are also permitted to issue debt securities with the same terms as previously issued debt securities. (Section 3.1)


   Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any debt securities will be payable at the office or agency maintained by us for those purposes (initially the corporate trust office of the trustee). Interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to the interest payment date. All paying agents, initially designated by us for the debt securities will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable. (Sections 3.7 and 10.2)

   Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for those purposes (initially the corporate trust office of the trustee). This transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We will not be required to (1) issue, register the transfer of, or exchange, debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any of those debt securities and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 3.5) We will appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the related prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable. (Section 10.2)


   The debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof, unless otherwise provided in the related prospectus supplement. (Section 3.2) The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in the global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below.


   The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. United States Federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.


   If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States Federal income tax considerations, specific terms and other information with respect to the debt securities and the foreign currencies or currency units will be set forth in the related prospectus supplement.


   We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of ours to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

   Unless otherwise described in a prospectus supplement relating to any debt securities, the indentures will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding to any deletions from, modifications of or additions to the Events of Default described below or covenants of ours contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion and Exchange


   The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preferred shares or other securities, whether or not issued by us, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement.


Global Securities


   The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to the series.

   The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to the series. We anticipate that the following provisions will apply to all depositary arrangements.

   Upon the issuance of a global security, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security. These accounts will be designated by the underwriters or agents with respect to the debt securities or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

   So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by the global security registered in their names and will not receive or be entitled to receive physical delivery of debt securities of that series in definitive form.

   Principal of, any premium and interest on, and, any additional amounts with respect to, debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the debt securities. Neither we, the trustee, any paying agent nor the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participant's accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for the debt securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

   The indentures will provide that if (1) the depositary for a series of debt securities notifies us that it is unwilling or unable to continue as depositary or if the depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days of written notice, (2) we determine that debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to this effect or (3) an Event of Default with respect to a series of debt securities has occurred and is continuing; the global securities will be exchanged for debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. The definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. (Section 3.5) It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.


Payment of Additional Amounts


   We will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other foreign jurisdiction (each, a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by
(x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to the holder, after the withholding or deduction, will not be less than the amount provided for in the debt security and the applicable indenture to be then due and payable.


   We will not be required to pay any additional amounts for or on account of:


      1. any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder
   (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, the debt security, (b) presented the debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless the debt security could not have been presented for payment elsewhere, or (c) presented the debt security for payment more than 30 days after the date on which the payment in respect of the debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented the debt security for payment on any day within that 30-day period;


      2. any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;


      3. any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of the debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which in either case is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or


      4. any combination of items (1), (2) and (3).


   In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to the fiduciary or a member of that partnership or a beneficial owner who would not have been entitled to those additional amounts had it been the holder of the debt security. (Section 10.4)


Events of Default


   Unless otherwise specified in the applicable prospectus supplement, each of the following events will constitute an Event of Default under the applicable indenture with respect to any series of debt securities issued under that indenture (whatever the reason for the Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (1) default in the payment of any interest on any debt security of a series, or any additional amounts payable with respect thereto, when the interest becomes or the additional amounts become due and payable, and continuance of the default for a period of 30 days;

     (2) default in the payment of the principal of or any premium on any debt security of a series, or any additional amounts payable with respect thereto, when the principal or premium becomes or the additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

     (3) default in the deposit of a sinking fund payment, if any, when and as due by the terms of a debt security of the series;

     (4) default in the performance, or breach, of any of our covenants or warranties contained in the applicable indenture for the benefit of such series or in the debt securities of such series, and the continuance of the default or breach for a period of 60 days after there has been given written notice as provided in the indenture;

     (5) if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of ours (including an Event of Default under any other series of debt securities), whether the Indebtedness now exists or is hereafter created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of the Indebtedness at the maturity thereof (after giving effect to any applicable grace period) or results in the Indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and the default is not cured or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable indenture;


     (6) we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

     (7)  certain events in our bankruptcy, insolvency or reorganization; and


     (8) any other Event of Default provided in or pursuant to the applicable indenture with respect to debt securities of the series. (Section 5.1)

   If an Event of Default with respect to the debt securities of any series (other than an Event of Default described in (7) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series by written notice as provided in the applicable indenture may declare the principal amount (or such lesser amount as may be provided for in the debt securities of the series) of all outstanding debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of not less than a majority in principal amount of the debt securities of that series may, under certain circumstances, rescind and annul such declaration of acceleration. An Event of Default described in (7) of the preceding paragraph will cause the principal amount and accrued interest (or such lesser amount as provided for in the debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder. (Section 5.2)

   Each indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series (a "default"), the trustee will transmit, in the manner set forth in the indenture, notice of the default to the holders of the debt securities of that series unless such default has been cured or waived; provided, however, that except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, or additional amounts or any sinking fund or purchase fund installment with respect to, any debt security of that series, the trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of debt securities of that series; and provided, further, that in the case of any default of the character described in (5) of the second preceding paragraph, no such notice to holders will be given until at least 30 days after the default occurs. (Section 6.2)

   If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of that series by all appropriate judicial proceedings. (Section 5.3) Each indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless the holders shall have offered to the trustee reasonable indemnity. (Section 6.1) Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series. (Section 5.12)

Modification and Waiver

   We and the trustee may modify or amend either indenture with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby,

   o change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security,

   o reduce the principal amount of, or the rate (or modify the calculation of such rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security,

   o change our obligation to pay additional amounts with respect to any debt security,

   o reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy,

   o change the redemption provisions of any debt security or adversely affect the right of repayment at the option of any holder of any debt security,

   o reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation or modify the payment terms of any sinking fund or similar obligation,

   o change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any debt security is payable,

   o impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on, or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date),

   o reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take specific actions,

   o reduce the requirements for quorum or voting by holders of debt securities in Section 15.4 of each indenture,


   o modify any of the provisions in the applicable indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby,


   o make any change that adversely affects the right to convert or exchange any debt security into or for our common shares or other securities (whether or not issued by us), cash or property in accordance with its terms,

   o modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner adverse to holders of subordinated debt securities, or

   o modify any of the above provisions. (Section 9.2)

   In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indenture in any manner which might terminate or impair the subordination of the subordinated debt securities of any series to Senior Indebtedness with respect to such series without the prior written consent of each holder of such Senior Indebtedness. (Section 9.7 of the subordinated indenture)

   We and the trustee may modify or amend either indenture and the debt securities of any series without the consent of any holder in order to, among other things;


   o provide for a successor to PXRE pursuant to a consolidation, amalgamation, merger or sale of assets in accordance with the terms of the applicable indenture;


   o add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us by the applicable indenture;

   o provide for a successor trustee with respect to the debt securities of all or any series;

   o cure any ambiguity or correct or supplement any provision in either indenture which may be defective or inconsistent with any other provision, or to make any other provision with respect to matters or questions arising under either indenture which will not adversely affect the interests of the holders of debt securities of any series;

   o change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities under either indenture;

   o add any additional Events of Default with respect to all, or any series of debt securities;

   o secure the debt securities;

   o provide for conversion or exchange rights of the holders of any series of debt securities; or

   o make any other change that does not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture. (Section 9.1)

   The holders of at least a majority in principal amount of the outstanding, debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain covenants of the applicable indenture. (Section 10.8 of the senior indenture; Section 10.6 of the subordinated indenture) The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to the debt securities of that series, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to debt securities of that series or (2) in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of any series affected. (Section 5.13)


   Under each indenture, we are required to furnish the trustee annually a statement as to our performance of certain obligations under the indenture and as to any default in our performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default, or any event which after notice or lapse of time or both would constitute an Event of Default, resulting from the failure to perform or breach of any covenant or warranty contained in the applicable indenture or the debt securities of any series. (Section 10.9 of the senior indenture;
Section 10.7 of the subordinated indenture)


Discharge, Defeasance and Covenant Defeasance


   We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency (as defined below) in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on those debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if such debt securities have become due and payable) or to the maturity thereof, as the case may be. (Section 4.1)

   Each indenture provides that, unless the provisions of defeasance and covenant defeasance are made inapplicable to the debt securities of or within any series pursuant to Section 3.1 of each indenture, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such the securities and to hold moneys for payment in trust) ("defeasance") or (2) to be released from its obligations with respect to the debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with the obligations will not constitute a default or an Event of Default with respect to the debt securities ("covenant defeasance"). Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by PXRE with the Trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which the debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to the debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the debt securities on the scheduled due dates. (Section 4.2)

   Such a trust may only be established if, among other things, (1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound; (2) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after such date and (3) we have delivered to the trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of the debt securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States Federal income tax law occurring after the date of the applicable indenture. (Section 4.2)


   "Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments. (Section 1.1)


   "Government Obligations" means debt securities which are (1) direct obligations of the United States of America or the government or the governments which issued the Foreign Currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments which issued the Foreign Currency in which the debt securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by the custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by the depository receipt. (Section 1.1)

   If after PXRE has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of, that series is entitled to, and does, elect pursuant to Section 3.1 of the applicable indenture or the terms of the debt security to receive payment in a currency other than that in which such deposit has been made in respect of the debt security, or (2) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by the debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, and any additional amounts with respect to, the debt security as the debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of the debt security into the currency in which the debt security becomes payable as a result of the election or the Conversion Event based on (a) in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to the payment, date, or
(b) with respect to a Conversion Event, the applicable market exchange rate for the Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event. (Section 4.2)

   "Conversion Event" means the cessation of use of (1) a Foreign Currency both by the government of the country or countries which issued the Foreign
Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established. All payments of principal of, any premium and interest on and any additional amounts with respect to any debt security that are payable in a Foreign Currency that ceases to be used by the government or governments of issuance will be made in U.S. dollars. (Section l.l)

   In the event we effect covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which those debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on those debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on those securities at the time of the acceleration resulting from that Event of Default. However, we would remain liable to make payment of such amounts due at the time of acceleration.


Subordination of Subordinated Debt Securities


   The subordinated debt securities of each series will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness with respect to that series. (Section 16.1 of the subordinated indenture). Upon any payment or distribution of our assets of any kind or character, whether in cash, property or securities to creditors upon our dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness with respect to the subordinated debt securities of any series will first be paid in full, or payment thereof provided for in money in accordance with its terms, before the holders of subordinated debt securities of that series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities of that series, and to that end the holders of that Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other of our Indebtedness being subordinated to the payment of subordinated debt securities of such series, which may be payable or deliverable in respect of the subordinated debt securities of that series upon any such dissolution, winding-up, liquidation or reorganization or in any bankruptcy, insolvency, receivership or other proceeding. (Section 16.3 of the subordinated indenture)

   By reason of this subordination, in the event of liquidation or insolvency of PXRE, holders of Senior Indebtedness with respect to the subordinated debt securities of any series and holders of our other obligations that are not subordinated to that Senior Indebtedness may recover more, ratably, than the holders of the subordinated debt securities of such series.

   Subject to the payment in full of all Senior Indebtedness with respect to the subordinated debt securities of any series, the rights of the holders of the subordinated debt securities of such series will be subrogated to the rights of the holders of that Senior Indebtedness to receive payments or distributions of our cash, property or securities applicable to that Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the subordinated debt securities of that series have been paid in full. (Section 16.4 of the subordinated indenture)

   No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities of any series may be made (1) if any Senior Indebtedness with respect to that series is not paid when due and any applicable grace period with respect to a default has ended and that default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness with respect to such series has been accelerated because of a default. (Section 16.2 of the subordinated indenture)


   The subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to the subordinated debt securities of any series, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness with respect to the subordinated debt securities of each series under the subordinated indenture.


   The term "Senior Indebtedness" means, with respect to the subordinated debt securities of any particular series, all our Indebtedness outstanding at any time, except (1) the subordinated debt securities of such series,
(2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities of such series,
(3) Indebtedness of PXRE to an Affiliate of PXRE, (4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws and (5) trade accounts payable. Senior Indebtedness with respect to the subordinated debt securities of any particular series will continue to be Senior Indebtedness with respect to the subordinated debt securities of such series and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.1 and 16.8 of the subordinated indenture)

   The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular series of subordinated debt securities, may be changed prior to the issuance. Any such change would be described in the related prospectus supplement.


New York Law to Govern

   The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state. (Section 1.13)

Information Concerning the Trustee

   We may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with the indenture trustees and affiliates of the indenture trustees in the ordinary course of business.

   Under each indenture, each indenture trustee is required to transmit annual reports to all holders regarding eligibility and qualifications as trustee under the applicable indenture and related matters. (Section 7.3)


                            DESCRIPTION OF WARRANTS


   We may issue warrants for the purchase of our preferred shares or common shares. Warrants may be issued independently or together with preferred shares or common shares and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement. We will distribute a prospectus supplement with regard to each issue or series of warrants.

Warrants to Purchase Preferred Shares or Common Shares


   Each prospectus supplement for warrants to purchase preferred shares or common shares, will describe:

   o the title of the warrants;

   o the securities for which the warrants are exercisable;

   o the price or prices at which the warrants will be issued;

   o if applicable, the number of the warrants issued with a specified principal amount of our debt securities or each preferred share or common share;

   o if applicable, the date on and after which such warrants and the related securities will be separately transferable;

   o any provisions for adjustment of the number or amount of preferred shares or common shares receivable upon exercise of the warrants or the exercise price of the warrants;

   o if applicable, a discussion of material federal income tax considerations; and


   o any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.


Exercise of Warrants


   Each warrant will entitle the holder of the warrant to purchase the principal amount of preferred shares or common shares at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

   Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the preferred shares or common shares to be purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

   Prior to the exercise of any warrants to purchase preferred shares or common shares, holders of the warrants will not have any of the rights of holders of the preferred shares or common shares purchasable upon exercise, including the right to vote or to receive any payments of dividends on the preferred shares or common shares purchasable upon exercise.


                          DESCRIPTION OF SHARE CAPITAL

   We were incorporated as an exempted company under the Companies Act 1981 of Bermuda, as amended. Accordingly, the rights of our shareholders are governed by Bermuda law and our memorandum of association and bye-laws.

   Our authorized share capital consists of 50,000,000 common shares and 10,000,000 preferred shares. Under the consent of the Bermuda Monetary Authority, persons who are not residents of Bermuda may freely hold, vote and transfer the shares that we are offering in this prospectus, provided that our common shares remain listed on the New York Stock Exchange.

Common Shares


   As of July 28, 2003 there were issued and outstanding:

   12,173,009 common shares; and

   16,550.388 preferred shares convertible into 11,055,703 convertible common shares, which are convertible into 11,055,703 common shares.

   Our outstanding preferred shares are exchangeable into convertible common shares and the convertible common shares are exchangeable into common shares on the terms described under "--Outstanding Preferred Shares" below. All of the outstanding common shares are fully paid and nonassessable. Our common shares are traded on the New York Stock Exchange under the symbol "PXT."

   Our board of directors may issue, grant options exercisable for or otherwise dispose of our authorized common shares to any persons and on any terms they deem appropriate, provided the issuance does not violate Bermuda law or our bye-laws and we obtain Bermuda Monetary Authority approval in applicable circumstances.

   The transfer agent and registrar for the common shares is American Stock Transfer & Trust Company.

   The common shares have the dividend, voting, liquidation and preemptive rights set forth below unless otherwise specified in the prospectus supplement being used to offer the common shares. The applicable prospectus supplement will describe the terms of the common shares including, where applicable, the following:

   o the number of shares to be offered;

   o the offering price or prices;

   o to the extent permitted by applicable law, whether the common shares will be issued in certificated or book-entry form;

   o information with respect to any book-entry procedures; and

   o any additional terms of the common shares which are not inconsistent with the provisions of our bye-laws.

   The common shares will be, when issued against payment therefor, fully paid and nonassessable. Holders of our common shares have no preemptive, redemption, conversion or sinking fund rights. The rights of holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that have been issued and may be issued in the future. See "Description of Share Capital--Outstanding Preferred Shares" for a description of those preferred shares. The board of directors of PXRE may issue additional preferred shares to obtain additional financing, in connection with acquisitions, to officers, directors and employees of PXRE and its subsidiaries pursuant to benefit plans or otherwise and for other proper corporate purposes.

   Liquidation Rights

   In the event of our liquidation, dissolution, or winding-up, the holders of common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any outstanding preferred shares. Additional authorized but unissued common shares may be issued by our board of directors without the approval of the shareholders.

   Because we are a holding company, its rights, and the rights of holders of its securities, including the holders of common shares, to participate in the distribution of assets of any of our subsidiaries upon that subsidiary's liquidation or recapitalization will be subject to the prior claims of that subsidiary's creditors and preferred shareholders, except to the extent we may be a creditor with recognized claims against the subsidiary or a holder of preferred shares, as the case may be, of the subsidiary.

   Voting Rights and Shareholder Meetings

   Each common share has one vote, except that if, and so long as, the shares controlled (as described below) by any person constitute more than 9.9% of the voting power of our outstanding shares, including common shares, the voting rights with respect to the "controlled shares" owned by that person will be limited, in the aggregate, to a voting power of 9.9%. Our board of directors may in its discretion waive the 9.9% limitation on a case by case basis. Our board of directors has waived the 9.9% limitation with respect to Capital Z Financial Services Fund II, L.P. and Capital Z Financial Services Private Fund II, L.P., which we refer to collectively as "Capital Z," and certain of their affiliates.

   Under our bye-laws, "controlled shares" include, among other things, (i) all shares of PXRE that a person owns within the meaning of Section 958(a) of the Internal Revenue Code of 1986, as amended, which we call the "Code," or is considered as owning by applying the rules of Section 958(b) of the Code, (ii) all shares of PXRE that a person owns by applying the rules of Sections 544 or 554 of the Code, and (iii) all shares of PXRE that a person owns directly, indirectly or beneficially as a result of the possession of sole or shared voting power within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder. These voting reallocation provisions could make it difficult or impossible for any person or group of persons acting in concert to acquire control of us without agreement by our board of directors.


   Our bye-laws provide that the quorum required for a general meeting of shareholders is a majority of the outstanding shares entitled to vote at the meeting present in person or by proxy. In general, matters are determined by a simple majority of votes cast by our common shareholders, except as otherwise required by law and our bye-laws.


   Under our bye-laws, the vote of 66 2/3% of the outstanding shares entitled to vote and the approval of a majority of the board is required to amend bye-laws regarding appointment and removal of directors, remuneration, powers and duties of the board, indemnification of directors and officers, director's interests and the procedures for amending bye-laws. Any share entitled to vote may be voted by written proxy and proxies may be valid for all general meetings. There are no limitations under Bermuda law on the voting rights of non-resident or foreign shareholders.

   Under Bermuda law, a company is required to convene at least one general shareholders' meeting per calendar year. Under Bermuda law and our bye-laws, general meetings of shareholders may either be annual or special. Under Bermuda law, special general meetings must be called upon the request of shareholders holding not less than 10% of the paid up share capital of the company carrying the right to vote at general meetings. Directors may also convene special general meetings as they deem necessary.

   Bermuda law requires that shareholders be given at least five days' advance notice of a general meeting, although the accidental omission of notice to any person does not invalidate the proceedings at a meeting. Under our bye-laws, notice of annual general meetings and special general meetings must be made in writing at least 21 days before the meeting.

   Election or Removal of Directors

   Under Bermuda law and our bye-laws, directors are elected at the annual general meeting to serve until their successors are elected or appointed, unless they are earlier removed or resign.

   The election of our Class I, II and III directors is determined by a simple majority of votes cast by our common shareholders, except as otherwise required by law. Our shareholders do not have cumulative voting rights. Accordingly, holders of a majority of the common shares entitled to vote in any election of directors may elect all Class I, II and III directors. Our Class IV directors are designated and elected solely by holders of our preferred shares and convertible common shares.

   Under Bermuda law and our bye-laws, a director may be removed at a special general meeting of shareholders specifically called for that purpose, provided that the director was served with at least 14 days' notice. The director has a right to be heard at the meeting. Any vacancy created by the removal of a director at a special general meeting may be filled at that meeting by the election of another director in his or her place or, in the absence of any election, by the board of directors.

   Duties of Directors and Officers

   Under the Companies Act 1981, the duties of directors and officers are to act honestly and in good faith with a view to the best interests of the company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Every director and officer of the company is also required to comply with the provisions of the Companies Act 1981, all related regulations and the company's bye-laws. In addition, the directors are subject to common law fiduciary duties. These duties include the duty to act bona fide in the best interests of the company, and not for any collateral purpose.

   Under Bermuda law, the directors' duties are owed to the company itself, not to its shareholders or members, creditors, or any class of either shareholders, members or creditors. In discharging his or her duties, a director is required to exercise the care and skill which may be reasonably expected of a person with the director's skills and experience.

   Bermuda law renders void any provision in the bye-laws or in any contract between a company and any director exempting him or her from or indemnifying him or her against any liability in respect of any fraud or dishonesty of which he or she may be guilty in relation to the company. In addition, the Companies Act 1981 provides that where a director, officer or auditor of a company is found liable to any person for damages arising out of the performance of any function of his or her duties, he will only be held jointly and severally liable if it is proved that he or she knowingly engaged in fraud or dishonesty. In any other case, the court will determine the percentage of responsibility of all parties it determines have contributed to the loss or liability of the plaintiff, and the liability of any one director, officer or auditor shall be equal to the total loss suffered by the plaintiff multiplied by the director's, officer's or auditor's percentage of responsibility as determined by the court.

   Our board of directors is currently divided into four classes and comprised of 11 directors. The specific number of directors constituting the board of directors is determined from time to time by resolution of our shareholders in general meeting. The directors of the class elected at each annual general meeting hold office for a term of three years, with the term of each class expiring at successive annual general meetings of shareholders. A total of four Class IV directors are elected solely by the holders of our Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares in accordance with our bye-laws and the terms of the Description of Stock for Series A Convertible Voting Preferred Shares, Series B Convertible Voting Preferred Shares, Series C Convertible Voting Preferred Shares, Class A Convertible Voting Common Shares, Class B Convertible Voting Common Shares and Class C Convertible Voting Common Shares adopted by our board of directors on December 9, 2001, which we refer to as the "outstanding preferred description of stock".

   Dividends

   The holders of common shares will receive such dividends, if any, as may be declared by our board of directors out of funds legally available for that purpose. Under Bermuda law, we may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (i) we are, or after the payment would be, unable to pay our liabilities as they fall due, or (ii) the realizable value of our assets after the payment or distribution would be less than the aggregate amount of our liabilities and our issued share capital and share premium accounts. All dividends unclaimed for a period of six years after having been declared will be forfeited and revert to us. Except as noted in this paragraph, there are no limitations under Bermuda law on the rights of non-resident or foreign shareholders to receive dividends.

   Under the terms of the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, so long as the preferred shareholders maintain certain ownership thresholds during certain time periods, we may not increase dividends paid upon our common shares above a permitted amount or make distributions upon our common shares above a permitted amount without approval of certain of our shareholders.


   As of July 28, 2003, our subsidiaries have issued approximately
$132.5 million of capital securities. Of this amount, approximately
$5.2 million have been purchased by certain subsidiaries of ours for investment purposes. From time to time, our affiliates may issue, in private placements, additional series of capital securities. In connection with the issuance of outstanding capital securities, we have agreed, among other things, that if full distributions on the capital securities have not been paid or set apart for payment or we are in default of its related guarantee obligations, PXRE, with certain exceptions, will not declare or pay dividends, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its share capital, including the common shares.



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

   Changes in Capital

   We may from time to time by shareholder resolution passed by a simple majority of our common shares, convertible common shares (on a fully converted basis) and preferred shares (on a fully converted basis):

   o increase our share capital to be divided into shares in the amount that the resolution prescribes;

   o divide our shares into several classes with different rights;

   o consolidate and divide any or all of our share capital into shares of a larger amount than our existing shares;

   o sub-divide any of our shares into shares of a smaller amount than that fixed by our memorandum of association, as long as the proportion between the amount paid and the amount, if any, unpaid on each reduced share be the same as on the share from which the reduced share is derived;

   o cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the cancelled shares;

   o change the currency denomination of our share capital; and

   o authorize the reduction of issued share capital or any share premium.

   Transfer Of Shares

   Transfer of shares must be in writing. The instrument of transfer of a share may be in any form which our board of directors approves.

   Modification Of Rights

   Our bye-laws provide that, subject to Bermuda law and the limitation on controlled shares, the rights attached to any class of common shares may be modified by a resolution passed at a separate general meeting of the holders representing at least 66 2/3% of the votes cast of that class. For purposes of this meeting, one or more shareholders present in person or by proxy representing at least a majority of the issued and outstanding shares of that class and entitled to vote will be a quorum.

   Borrowing Power

   Neither Bermuda law nor our memorandum of association nor our bye-laws restrict in any way our power to borrow and raise funds. The decision to borrow funds is passed by or under direction of our board of directors, with no shareholders' resolution being required.

Convertible Common Shares


   As of July 28, 2003, there were no convertible common shares outstanding.


   Except as otherwise provided, each class of convertible common shares has the same rights, preferences and restrictions as common shares. The convertible common shares automatically convert into common shares on a one-for-one basis upon a transfer of record ownership to any person other than the original purchasers, or any of their respective affiliates or limited partners (including, without limitation, in connection with a public offering of the shares), or a person approved by our board of directors in its sole discretion. Convertible common shares may be converted at the option of the holder into common shares on a one-for-one basis at any time that the holder would be entitled to vote preferred shares generally in the election of directors in accordance with the outstanding preferred description of stock. Our Class IV directors are designated solely by holders of our convertible common shares and preferred shares. The holders of convertible common shares do not vote for any other directors.

Outstanding Preferred Shares


   As of July 28, 2003, there were approximately 16,550 preferred shares outstanding.

   On April 4, 2002, in a private placement, we issued 7,500 shares of Series A Preferred Shares, allocated to two sub-series of shares, 5,000 shares allocated to sub-series Al (Al Preferred Shares) and 2,500 shares allocated to sub-series A2 (A2 Preferred Shares); the issuance of 5,000 shares of Series B Preferred Shares, allocated to two sub-series of shares, 3,333.333 shares allocated to Series B1 (B1 Preferred Shares) and 1,666.667 shares allocated to Series B2 (B2 Preferred Shares); and 2,500 shares of Series C Preferred
Shares, allocated to two sub-series of shares, 1,666.667 shares allocated to Series Cl (Cl Preferred Shares) and 833.333 shares allocated to Series C2 (C2 Preferred Shares). The material terms and provisions of the rights, preferences and privileges of the preferred shares and convertible common shares are contained in the outstanding preferred description of stock, which has been filed as an exhibit to the registration statement of which this prospectus forms a part.


   Priority


   The respective rights of each series of preferred shares to receive dividends rank pari passu with each other, junior only to the Junior Subordinated Deferrable Interest Debentures due 2027 of PXRE Corporation, capital securities issued by our subsidiaries and the guarantees with respect to those capital securities, and senior to common shares, convertible common shares and all other classes and series of our capital shares, including without limitation other classes and series of preferred shares. Upon our dissolution, liquidation or winding up, the respective holders of each series of preferred shares would have, pari passu, the right to receive, subject to remaining funds, cash equal to the liquidation preference for the respective series of preferred shares and prior to the junior shares. If the remaining funds distributable upon our liquidation, dissolution or winding-up are insufficient to permit payment to the respective holders of each series of preferred shares of the full preferential amounts, then the remaining funds shall be distributed ratably among the preferred shares.


   Voting

   The preferred shares vote on a fully converted basis with the common shares and other voting securities, together as a single class, on all matters which are submitted to a vote of the shareholders, other than the election of directors, except that in no event will purchasers and their respective affiliates be permitted to exercise voting rights, collectively through our securities, in excess of 49.9% of our aggregate voting power on any shareholder matter. In addition as described above under "Common Shares-- Voting Rights and Shareholder Meetings," our bye-laws provide that, subject to the sole discretion of the board of directors, no person is entitled to exercise voting power in excess of a maximum limitation of 9.9% of the votes conferred on all our issued and outstanding shares. Our board of directors may in its discretion waive the 9.9% limitation on a case by case basis. Our board of directors has waived the 9.9% limitation with respect to Capital Z and certain of their affiliates. Our Class IV directors are designated solely by holders of our preferred shares and convertible common shares. The holders of preferred shares do not vote for any other directors.


   For each series of preferred shares, for so long as any preferred shares remain issued and outstanding, unless otherwise provided by law, the affirmative vote of at least 50% of all the preferred shares issued and outstanding for that series will be necessary to permit us to:

   o authorize, create, designate, issue or sell any securities with rights that rank pari passu with or senior to the preferred shares of that series or adversely affect the holders of those preferred shares or convertible common shares for such series, or amend any existing capital shares if the effect is to rank such capital shares pari passu with those preferred shares; in any manner alter or change the rights or other terms of the preferred shares or convertible common shares for such series as set forth in the outstanding preferred description of stock;

   o reclassify any capital shares into shares that are either senior to or pari passu with the preferred shares for that series in terms of dividends and other distributions or that would adversely affect the rights appertaining to common shares or convertible common shares, as the case may be, which those holders of preferred shares would have after conversion of the preferred shares into convertible common shares for that series or conversion of the convertible common shares into common shares;

   o amend, alter or repeal any provision of our memorandum of association or bye-laws if such action would have an adverse effect on the rights of the holders of preferred shares for the series or those rights appertaining to convertible common shares or common shares which those holders would have after conversion of those preferred shares into convertible common shares or convertible common shares into common shares; or


   o make any change to the authorized number of preferred shares or convertible common shares or issuance of any additional preferred shares or convertible common shares.

   Additionally, consent will be required in order for us to take certain acts for so long as the initial purchasers of the preferred shares, their respective affiliates and limited partners meet certain ownership thresholds. The acts which require consent include:


   o involving, at any time before April 4, 2005, one or more redemptions, offers to purchase, tender offers or other acquisitions of common shares by or on behalf of us collectively involving the payment by or on behalf of us of cash or other consideration having an aggregate fair market value in excess of an amount equal to 20% of the cumulative amount by which our consolidated net income in any calendar year commencing with the year ending December 31, 2002 exceeds $50,000,000 minus the sum of all cash and the fair market value of all non-cash consideration paid in respect of redemptions, offers to purchase, tender offers or other acquisitions of our share capital on or after December 10, 2001;


   o resulting in our sale where the per share consideration paid to holders of preferred shares on an as converted basis is less than 200% of the current conversion price of the preferred shares;

   o resulting in the sale or transfer of 25% or more of our assets;

   o resulting in a voluntary delisting of our common shares from the New York Stock Exchange;


   o involving or resulting in the incurrence of additional indebtedness in excess of $50,000,000 in the aggregate at any time before April 4, 2005, not including the first $55,000,000 of any refinancing of the First Amended and Restated Credit Agreement, dated August 31, 1999, among PXRE Corporation, PXRE Group Ltd., PXRE (Barbados) Ltd., certain lenders and First Union National Bank or resulting in a ratio of indebtedness to total capital in excess of 0.25 to 1.00 at any time on or after April 4, 2005;


   o effecting or attempting to effect our voluntary liquidation, dissolution or winding-up;

   o resulting in an expansion by us into lines of business other than continuing lines of business in which we are currently involved;


   o increasing the amount of dividends paid with respect to common shares, at a cumulative annualized rate of more than 10% at any time before April 4, 2005;


   o involving the purchase or renewal of retrocessional or reinsurance coverage from companies that are below certain standards, with certain exceptions for coverages consistent with past practice;


   o effecting any acquisition by us at any time before April 4, 2005 involving aggregate consideration in excess of $50,000,000;


   o increasing investment in any hedge funds beyond amounts held at September 30, 2001 without the prior unanimous approval of the investment committee of the board of directors; and


   o at any time on or after April 4, 2005, resulting in payment of any dividend or other distribution with respect to common shares or resulting in a redemption, offer to purchase, tender offer or other acquisition of our share capital involving consideration having an aggregate fair market value in excess of the greater of the permitted tender offer amount and the permitted dividend amount described in the first and eighth bullets list above.

   Dividends


   The preferred shares are entitled to receive, when, as and if declared by the board of directors and to the extent of funds legally available for the payment of dividends, cumulative dividends per share at the rate per annum of 8% of the sum of the stated value on each share plus any accrued and unpaid dividends on the preferred shares, payable on a quarterly basis. To the extent dividends are not paid when due, dividends will be payable and accrue at the rate of 10% per annum compounded quarterly until paid. These dividends, if declared by the board of directors, will be payable in shares of preferred shares prior to April 4, 2005 and cash thereafter. We, in our sole election, may decide, in substitution in whole or in part for dividends payable in preferred shares, to pay dividends in cash to the extent of any dividends that, if paid in additional shares of preferred shares, would otherwise cause the initial purchasers of the preferred shares and their affiliates to own more than 49.9% of our share capital on a fully-diluted and fully-converted basis.


   Conversion

   For each series, each preferred share, in whole or in part, is convertible at any time at the option of the holder into convertible common shares for the series. The number of convertible common shares per preferred share issuable upon any conversion will be determined by dividing a liquidation preference for the series equal to the aggregate original purchase price of the preferred shares plus accrued but unpaid dividends, by the conversion price then in effect.

   The initial conversion price was $15.69. The conversion price is subject to adjustment to avoid dilution in the event of recapitalization, reclassification, stock split, consolidation, merger, amalgamation or other similar event or an issuance of additional common shares in a private placement below the fair market value or in a registered public offering below 95% of fair market value (in each case, fair market value being the value immediately prior to the date of announcement of issuance) or without consideration. In addition, the conversion price is subject to adjustment, for certain loss and loss expense development on reserves for losses incurred on or before September 30, 2001 (and loss adjustment expenses related thereto) and for any liability or loss arising out of pending material litigation (other than legal fees and expenses), on an after-tax basis, equal to an amount computed in accordance with a formula as set forth in the outstanding preferred description of stock. The conversion price is also subject to adjustment if we experience adverse loss development in excess of a $7 million after-tax threshold. As of March 31, 2003, we had incurred $10.7 million of net adverse development above this $7 million threshold, resulting in an adjusted conversion price of $14.97.


   Al Preferred Shares, Bl Preferred Shares and Cl Preferred Shares will be mandatorily convertible into Class A Convertible Common Shares, Class B Convertible Common Shares and Class C Convertible Common Shares, respectively, on April 4, 2005, and all remaining preferred shares will be mandatorily convertible into convertible common shares on April 4, 2008. The conversion price used in connection with the mandatory conversion of Al Preferred Shares, B1 Preferred Shares and Cl Preferred Shares includes price protection.


   Notwithstanding the foregoing, on any conversion date, to the extent necessary to prevent the initial purchasers of preferred shares and their affiliates from owning more than 49.9% of our share capital upon conversion, we shall have the right (but not the obligation) to make a cash payment in lieu of convertible common shares equal to the fair market value of the convertible common shares that would have been received in excess of the 49.9% limitation in connection with any conversion, plus, in certain circumstances, an additional tax gross-up amount to take into account the difference between the federal income tax rate on long-term capital gains and the federal ordinary income tax rate that might apply to the recipient on the receipt of a cash payment in lieu of convertible common shares. The outstanding preferred description of stock does not provide for redemption of the preferred shares.


Offered Preferred Shares

   The following summary of the terms of the offered preferred shares does not contain all of the information that may be important to you. You should carefully review the applicable description of stock, our bye-laws and the information in the applicable prospectus supplement before you decide to invest in our preferred shares.


   The rights of holders of preferred shares offered by this prospectus will be subject to, and may be adversely affected by, issuances of preferred shares in the future. Under some circumstances, alone or in combination with certain provisions of our memorandum of association and bye-laws, described below under "--Additional Provisions of our Memorandum of Association and Bye-laws," our issuances of preferred shares may discourage or make more difficult an acquisition of PXRE that the board of directors deems undesirable.

   Our board of directors has the power, without further action by our shareholders, unless action is required by applicable laws or regulations or by the terms of outstanding preferred shares, to issue preferred shares in one or more series and to fix the voting rights, designations, preferences and other terms applicable to the preferred shares to be issued. The board of directors may issue preferred shares to obtain additional financing, in connection with acquisitions, as compensation to our officers, directors or employees and our subsidiaries in accordance with benefit plans or otherwise and for other proper corporate purposes. We must obtain consent from the holders of a majority of the outstanding preferred shares of a series before certain securities that rank pari passu or senior to that series, in terms of the payment of dividends or distribution of assets, may be issued.

   Our board of directors has authorized the issuance of one or more series of additional preferred shares and has authorized a committee of the board of directors to establish and designate series and to fix the number of shares and the relative rights, preferences and limitations of the respective series of the preferred shares offered by this prospectus and the applicable prospectus supplement. The offered preferred shares, if and when issued and sold, will be fully paid and nonassessable.

   Terms Specified in Prospectus Supplement

   The following description sets forth some general terms and provisions of the offered preferred shares. The number of shares and all of the relative rights, preferences and limitations of the respective series of offered preferred shares that the board of directors or the committee establishes will be described in the applicable prospectus supplement. The terms of particular series of offered preferred shares may differ, among other things, in:

   o designation;

   o number of shares that constitute the series;

   o dividend rate, or the method of calculating the dividend rate;

   o dividend periods, or the method of calculating the dividend periods;

   o redemption provisions, including whether or not, on what terms and at what prices the shares will be subject to redemption at our option;

   o voting rights;

   o preferences and rights upon liquidation or winding-up;

   o whether or not and on what terms the shares will be convertible into or exchangeable for our shares of any other class, series or security or those of any other corporation or any other property;

   o whether depositary shares representing the offered preferred shares will be offered and, if so, the fraction or multiple of a share that each depositary share will represent; and

   o the other rights and privileges and any qualifications, limitations or restrictions of those rights or privileges.


   We have summarized below the material provisions of a series of offered preferred shares. The board of directors or a duly authorized committee of the board of directors will adopt the resolutions to be included in a description of stock prior to the issuance of a series of offered preferred shares.

   Any series or class of preferred shares could, as determined by our board of directors at the time of issuance, rank senior to our common shares with respect to dividends, voting rights, redemption and liquidation rights. The preferred shares authorized are of the type commonly known as blank-check preferred shares.

   The prospectus supplement relating to the new series will specify whether the series of preferred shares will be issued separately, as part of warrant units or upon exercise of warrants.

   Ranking

   Each new series of preferred shares will rank equally with each other series of preferred shares and prior to our common shares regarding the distribution of dividends or disposition of other assets, unless otherwise specified in the applicable prospectus supplement.

   Dividends

   Unless otherwise specified in the applicable prospectus supplement, holders of each new series of preferred shares will be entitled to receive cash dividends, if declared by the board of directors or a duly authorized committee out of funds legally available for cash dividends. For each series, we will specify in the applicable prospectus supplement:

   o the dividend rates;

   o whether the rates will be fixed or variable or both;

   o the dates of distribution of the cash dividends; and

   o whether the dividends on any series of preferred shares will be cumulative or non-cumulative.

   We will pay dividends to holders of record of preferred shares as they appear on our records, on the record dates fixed by the board of directors or a duly authorized committee.


   We cannot declare or pay full dividends on funds set apart for the payment of dividends on any series of preferred shares unless dividends have been paid or set apart for payment on a proportionate basis with other equity securities that rank equally with the preferred shares regarding the distribution of dividends. If we do not pay full dividends on all equity securities that rank equally, then each series of preferred shares will share dividends in proportion with our other equity securities that rank equally with that series.


   Conversion and Exchange

   The prospectus supplement for any new series of preferred shares will state the terms and other provisions, if any, on which shares of the new series of preferred shares are convertible into common shares or exchangeable for securities of a third party.

   Redemption

   We will specify in the prospectus supplement applicable to each new series of preferred shares:

   o whether it will be redeemable at any time, in whole or in part, at our option or the holder of the preferred shares;

   o whether it will be subject to mandatory redemption pursuant to a sinking fund or on other terms; and

   o the redemption prices.

   In the event that preferred shares are partially redeemed, the shares to be redeemed will be determined by lot, on a proportionate basis or any other method determined to be equitable by the board of directors.

   Dividends will cease to accrue on preferred shares called for redemption, and all rights of holders of redeemed shares will terminate, on and after a redemption date, except for the right to receive the redemption price, unless we default in the payment of the redemption price.

   Liquidation Preference

   Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred shares will be entitled to receive:

   o distributions upon liquidation in the amount set forth in the applicable prospectus supplement; plus

   o any accrued and unpaid dividends.

   These payments will be made to holders of preferred shares out of our assets available for distribution to shareholders before any distribution is made on any securities ranking junior to the preferred shares regarding liquidation rights.

   In the event that holders of preferred shares are not paid in full upon our liquidation, dissolution or winding up, then these holders will share, on a proportionate basis, any future distribution of our assets with holders of our other securities that rank equally with them.

   After payment of the full amount of the liquidation preference to which they are entitled, the holders of each series of preferred shares will not be entitled to any further participation in any distribution of our assets.

   Voting Rights

   The holders of preferred shares will have no voting rights except as indicated in the certificate of designations relating to the series, the applicable prospectus supplement or as required by applicable law.

   Transfer Agent and Registrar

   We will specify each of the transfer agent, registrar, dividend disbursing agent and redemption agent for each new series in the applicable prospectus supplement.

   Reservation of Common Shares

   We will reserve the full number of convertible common shares issuable on conversion of the preferred shares and the full number of common shares issuable on conversion of the convertible common shares out of the total of our authorized but unissued convertible common shares and common shares to permit the conversion of the preferred shares into common shares.

Additional Provisions of our Memorandum of Association and Bye-Laws

   Access to Books and Records and Dissemination of Information

   Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda. These documents include our certificate of incorporation, memorandum of association, including its objects and powers, and any alteration to our memorandum of association.

   The shareholders have the additional right to inspect our bye-laws, minutes of general meetings and our audited financial statements, which must be presented at the annual general meeting. As a company whose shares are listed on an appointed stock exchange, we may prepare and send our shareholders summarized financial statements instead of audited financial statements. If we choose to prepare summarized financial statements, we must make a copy of the summarized financial statements available for inspection by the public at our registered office in Bermuda. Our register of shareholders is also open to inspection by shareholders without charge and to members of the general public on the payment of a fee. We are required to maintain our share register in Bermuda but may, subject to the provisions of the Companies Act 1981, establish a branch register outside Bermuda.


   We are required to keep at our registered office a register of our directors and officers that is open for inspection for not less than two hours in each day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

   Amendment of Memorandum of Association and Bye-laws


   Bermuda law provides that the memorandum of association of a company may be amended by a special resolution passed at a general meeting of shareholders of which due notice has been given. In certain circumstances, an amendment to the memorandum of association also requires the approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion. However, approval of the Bermuda Minister of Finance is not required for an amendment that alters or reduces a company's share capital as provided in the Companies Act 1981. Except as set forth in our bye-laws, our bye-laws may be amended by a special resolution passed by a majority of votes cast at a general meeting.

   Under Bermuda law, the holders of an aggregate of no less than 20% in par value of a company's issued share capital have the right to apply to the Bermuda Court for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting. This does not apply to an amendment that alters or reduces a company's share capital as provided in the Companies Act 1981. Where an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda Court. An application for amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering a company's memorandum is passed. Application may be made on behalf of the persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. The application may not be made by persons voting in favor of the amendment.


   Appraisal Rights and Shareholder Suits

   Under Bermuda law, in the event of an amalgamation of two Bermuda companies, a shareholder who did not vote in favor of the amalgamation and is not satisfied that fair value has been paid for his or her shares may apply to the Bermuda Court to appraise the fair value of the shares. The amalgamation of a company with another company requires the amalgamation agreement to be approved by:

   o a meeting of the holders of shares of the amalgamating company;

   o a meeting of the holders of each class of shares of the amalgamating company; and

   o in certain circumstances, the consent of the Bermuda Minister of Finance (who may grant or withhold consent at his or her discretion).

   Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong done to the company where the act complained of:

   o is alleged to be beyond the corporate power of the company;

   o is illegal; or

   o would result in the violation of the company's memorandum of association or bye-laws.

   Furthermore, consideration would be given by the Bermuda courts to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company's shareholders than those who actually approved it.

   When the affairs of a company are being conducted in a manner oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Bermuda courts for an order regulating the company's conduct of affairs in the future or ordering the purchase of the shares of any shareholder by other shareholders or by the company.

   Bermuda Monetary Authority consent will be required for the issuance and or transfer of any preferred shares and for any common shares that do not currently benefit from the existing Bermuda Monetary Authority permission.

   Pursuant to our bye-laws, we and each of our members have agreed to waive any claim or right of action we might have against any of our directors or officers with respect to any action taken by the director or officer or the failure of the director or officer to take any action in the performance of his or her duties or supposed duties with or for the company. This waiver does not, however, extend to any matter in respect of any fraud or dishonesty that may attach to the director or officer.

                      DESCRIPTION OF THE DEPOSITARY SHARES

   We may, at our option, elect to offer fractional shares or some multiple of offered preferred shares, rather than individual offered preferred shares. If we choose to do so, we will issue depositary receipts for depositary shares, each of which will represent a fraction or a multiple of a share of a particular series of offered preferred shares as described below.


   The following description of the depositary shares, depositary receipts and the deposit agreement is a summary of the material terms and provisions of those documents and does not contain all of the information that may be important to you. You should carefully review the depositary shares, depositary receipts, the deposit agreement and the information in the applicable prospectus supplement before you decide to invest in our depositary shares.


   The offered preferred shares of any series represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us, which we refer to as the "Preferred Share Depositary," and the holders from time to time of depositary receipts issued under the agreement. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fraction or multiple of an offered preferred share represented by that depositary share, to all the rights and preferences of the offered preferred shares represented by that depositary share, including dividend, voting and liquidation rights.

   The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of the related series of offered preferred shares. Immediately following the issuance of shares of a series of offered preferred shares, we will deposit those shares with the Preferred Share Depositary, which will then issue and deliver the depositary receipts to the purchasers. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Dividends and Other Distributions

   The Preferred Share Depositary will distribute all cash dividends or other cash distributions received on the related series of offered preferred shares to the record holders of depositary receipts relating to those series in proportion to the number of the depositary shares evidenced by depositary receipts those holders own.

   If we make a distribution other than in cash, the Preferred Share Depositary will distribute the property it receives to the record holders of depositary receipts in proportion to the number of depositary shares evidenced by depositary receipts those holders own, unless the Preferred Share Depositary determines that the distribution cannot be made proportionately among those holders or that it is not feasible to make the distribution. In that event, the Preferred Share Depositary may, with our approval, sell the property and distribute the net proceeds to the holders in proportion to the number of depositary shares evidenced by depositary receipts they own.

   The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by us or the Preferred Share Depositary on account of taxes or other governmental charges.

Withdrawal of Shares

   Upon surrender of the depositary receipts at the corporate trust office of the Preferred Share Depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and compliance with any other requirement of the deposit agreement, the holder of the depositary shares evidenced by those depositary receipts is entitled to delivery of the number of whole shares of the related series of offered preferred shares and all money or other property, if any, represented by those shares. Holders of depositary receipts representing any number of whole offered preferred shares will be entitled to receive whole shares of the related series of offered preferred shares, but those holders of whole offered preferred shares will not thereafter be entitled to deposit those offered preferred shares with the Preferred Share Depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number representing whole shares of the related series of offered preferred shares to be withdrawn, the Preferred Share Depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting the Offered Preferred Shares

   Upon receiving notice of any meeting at which the holders of any series of the offered preferred shares are entitled to vote, the Preferred Share Depositary will mail the information contained in the notice of the meeting to the record holders of the depositary receipts relating to that series of offered preferred shares. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the related series of offered preferred shares, may instruct the Preferred Share Depositary how to exercise his or her voting rights. The Preferred Share Depositary will endeavor, insofar as practicable, to vote or cause to be voted the maximum number of whole offered preferred shares represented by those depositary shares in accordance with those instructions received sufficiently in advance of the meeting, and we will agree to take all reasonable action that may be deemed necessary by the Preferred Share Depositary in order to enable the Preferred Share Depositary to do so. The Preferred Share Depositary will abstain from voting offered preferred shares for which it does not receive specific instructions from the holder of the depositary shares representing them.

Redemption of Depositary Shares

   Depositary shares will be redeemed from any proceeds received by the Preferred Share Depositary resulting from the redemption, in whole or in part, of the series of the offered preferred shares represented by those depositary shares. The redemption price per depositary share will equal the applicable fraction or multiple of the redemption price per share payable with respect to the series of the offered preferred shares. If we redeem shares of a series of offered preferred shares held by the Preferred Share Depositary, the Preferred Share Depositary will redeem as of the same redemption date the number of depositary shares representing the offered preferred shares that we redeem. If less than all the depositary shares will be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the Preferred Share Depositary.

   After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the Preferred Share Depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the Preferred Share Depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

Amendment and Termination of the Deposit Agreement

   We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the Preferred Share Depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the depositary shares then outstanding, and no amendment may impair the right of any holder of any depositary receipts, described above under "--Withdrawal of Shares," to receive shares of the related series of offered preferred shares and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. We may terminate the deposit agreement at any time with at least 60 days' prior written notice to the Preferred Share Depositary. Within 30 days of the date of the notice, the Preferred Share Depositary will deliver or make available for delivery to holders of depositary receipts, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole shares of the related series of offered preferred shares as are represented by the depositary receipts. The deposit agreement will automatically terminate after there has been a final distribution on the related series of offered preferred shares in connection with our liquidation, dissolution or winding up and that distribution has been made to the holders of depositary shares.

Charges of Preferred Share Depositary

   We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the Preferred Share Depositary in connection with the initial deposit of the related series of offered preferred shares, the initial issuance of the depositary shares, all withdrawals of shares of the related series of offered preferred shares by holders of depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary shares will pay other transfer and other taxes and governmental charges and the other charges expressly provided in the deposit agreement to be for their accounts.

Limitation on Liability of Company and Preferred Share Depositary

   Neither we nor the Preferred Share Depositary will be liable if prevented or delayed by law, by any provision of our bye-laws or of the depositary shares or by any circumstance beyond its control from performing its obligations under the deposit agreement. Our obligations and those of the Preferred Share Depositary under the deposit agreement will be limited to performance with best judgment and in good faith of their duties thereunder, except that they will be liable for negligence or willful misconduct in the performance of their duties thereunder, and they will not be obligated to appear in, prosecute or defend any legal proceeding related to any depositary receipts, depositary shares or related series of offered preferred shares unless satisfactory indemnity is furnished.

Preferred Share Depositary as Transfer Agent and Registrar

   The Preferred Share Depositary will act as transfer agent and registrar for depositary receipts, and, if offered preferred shares of a series are redeemable, the Preferred Share Depositary will act as redemption agent for the corresponding depositary receipts.

Resignation and Removal of Preferred Share Depositary

   The Preferred Share Depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the Preferred Share Depositary. Any resignation or removal will take effect upon the appointment of a successor Preferred Share Depositary. A successor must be appointed by us within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000.

Reports to Holders

   We will deliver all required reports and communications to holders of the offered preferred shares to the Preferred Share Depositary, and it will forward those reports and communications to the holders of depositary shares.

                              FORMS OF SECURITIES

   Each debt security or warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities will be issued in registered form, where our obligation runs to the holder of the security named on the face of the security. Definitive securities name you or your nominee as the owner of the security, and, in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

   We may issue the registered debt securities or warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities.

   Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

   If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

   Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

   So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

   Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we, the trustees, the warrant agents nor any of our other agents, agents of the trustees or agents of the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

   We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

   If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.


                              SELLING SHAREHOLDERS

   Up to 1,500,000 common shares, including common shares issuable upon conversion of our convertible common shares, may be sold from time to time in one or more offerings by the selling shareholders. We will not receive any proceeds from sales of common shares by the selling shareholders.

   All expenses related to the registration of the shares owned by the selling shareholders will be paid by us; provided, however, that each selling shareholder is obligated to pay any underwriting fees, discounts or commissions in connection with the registration.


                              PLAN OF DISTRIBUTION


   The securities being offered by this prospectus may be sold by us or the selling shareholders:


   o through agents,

   o to or through one or more underwriters on a firm commitment or best efforts basis,

   o through put or call option transactions relating to the securities,

   o through broker-dealers (acting as agent or principal),


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


   o directly by us or the selling shareholders to purchasers, through a specific bidding or auction process or otherwise, or


   o through a combination of any such methods of sale.


   The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or the selling shareholders or from the purchasers of the securities. The selling shareholders and dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If the selling shareholder or such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act of 1933, as amended, which we refer to as the Securities Act.


   Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

   If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.


   If a dealer is used in the sale of the securities, we, the selling shareholders or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

   We and the selling shareholders may directly solicit offers to purchase the securities and we or the selling shareholders may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

   Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or the selling shareholders to indemnification by us or the selling shareholders against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us and/or the selling shareholders to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.



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


   Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.


   Any person participating in the distribution of common shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common shares by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common shares to engage in market-making activities with respect to our common shares. These restrictions may affect the marketability of our common shares and the ability of any person or entity to engage in market-making activities with respect to our common shares.

   Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. For a description of these activities, see the information under the heading "Underwriting" in the applicable prospectus supplement.

   In connection with the sales of the common shares, the selling shareholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the common shares in the course of hedging their positions. The selling shareholders may also sell short the common shares and deliver common shares to close out short positions, or loan or pledge the common shares to broker-dealers that, in turn, may sell the securities.

   To our knowledge, there are currently no plans, arrangements or understandings between any selling shareholder and any underwriter, broker-dealer or agent regarding the sale of the common shares by any selling shareholder. The selling shareholders may decide not to sell all or a portion of the common shares offered by them pursuant to this prospectus or may decide not to sell common shares under this prospectus. In addition, the selling shareholders may transfer, devise or give the common shares by other means not described in this prospectus. Any common shares that qualify for sale pursuant to Rule 144 of the Securities Act, or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

                                 LEGAL MATTERS

   Certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda. Certain legal matters with respect to United States and New York law will be passed upon for us by Sidley Austin Brown & Wood LLP. Sidley Austin Brown & Wood LLP will rely on the opinion of Conyers Dill & Pearman with respect to Bermuda law. Certain legal matters with respect to United States and New York law may be passed upon for any underwriters or dealers by Simpson Thacher & Bartlett LLP, New York, New York.

                                    EXPERTS

   The consolidated financial statements and financial statement schedules of PXRE Group Ltd. as of December 31, 2002 and 2001, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering the December 31, 2001 consolidated financial statements refer to the adoption of the provisions of FAS 133 "Accounting for Derivative Instruments and Hedging Activities," during 2001.


   The consolidated statements of operations and comprehensive income, of shareholders equity and of cash flows of PXRE Group Ltd. for the fiscal year ended December 31, 2000, which are incorporated in this prospectus by reference to PXRE's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, have been audited by PricewaterhouseCoopers, our independent auditors at that time, whose report thereon dated February 12, 2001, except for Note 10, as to which the date is February 11, 2003, which is incorporated in this prospectus by reference, expressed an unqualified opinion on those statements, and have been so incorporated by reference in reliance upon the reports of that firm given upon their authority as experts in accounting and auditing.


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
                          CERTAIN ERISA CONSIDERATIONS

   Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which we refer to as a "plan," should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in these securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

   ERISA Section 406 and Code Section 4975 generally prohibit transactions between plans, individual retirement accounts and other arrangements including individual retirement accounts and Keogh plans that are subject to ERISA and/ or Section 4975 of the Code (also "plans"), and "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code. Prohibited transactions within the meaning of ERISA or the Code could arise, for example, if these securities are acquired by or with the assets of a plan with respect to which we or one of our subsidiaries or affiliates is a service provider, unless the securities are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or
Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

   The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of these securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

   Unless otherwise specified in the applicable prospectus supplement, these securities may not be purchased or held by any plan, any entity whose underlying assets include "plan assets" by reason of any plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction. Unless otherwise specified in the applicable prospectus supplement, any purchaser, including any fiduciary purchasing on behalf of a plan, or holder of these securities will be deemed to have represented, in its corporate and fiduciary capacity, by its purchase and holding thereof that it either (a) is not a plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any plan or (b) or such purchase and holding will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

   Under ERISA, assets of a plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the plan has invested. Accordingly, insurance company general accounts that include assets of a plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing these securities on behalf of or with "plan assets" of any plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

   Purchasers of these securities have exclusive responsibility for ensuring that their purchase and holding of the securities do not violate the prohibited transaction rules of ERISA or the Code.


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
                           BERMUDA MONETARY AUTHORITY

   The Bermuda Monetary Authority has classified us as a non-resident of Bermuda for exchange control purposes. Accordingly, the Bermuda Monetary Authority does not restrict our ability to convert currency, other than Bermuda dollars, held for our account to any other currency, to transfer funds in and out of Bermuda or to pay dividends or other forms of payment to non-Bermuda residents who are shareholders or holders of our other securities, other than in Bermuda dollars.

   We have obtained the permission of the Bermuda Monetary Authority for the issuance and free transferability of our share capital that we may offer as described in this document to and between non-residents of Bermuda for exchange control purposes. This permission is subject to the condition that our common shares be listed on an appointed stock exchange, which includes the New York Stock Exchange. No further permission from the Bermuda Monetary Authority will be required to issue our shares or to transfer our shares between persons regarded as non-resident in Bermuda for exchange control purposes. Approvals or permissions received from the Bermuda Monetary Authority do not constitute a guaranty by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving those approvals or permissions, the Bermuda Monetary Authority will not be liable for our performance or default or for the correctness of any opinions or statements expressed in this document.

Supervision, Investigation and Intervention

   The Bermuda Monetary Authority may appoint an inspector with extensive powers to investigate the affairs of an insurer if the Bermuda Monetary Authority believes that such an investigation is in the best interests of the insurer's policyholders or persons who may become policyholders. In order to verify or supplement information otherwise provided to the Bermuda Monetary Authority, the Bermuda Monetary Authority may direct an insurer to produce documents or information relating to matters connected with its business. In addition, the Bermuda Monetary Authority has the power to require the production of documents from any person who appears to be in possession of such documents as the Authority may reasonably require for the performance of its functions under the Insurance Act. The Bermuda Monetary Authority has the power in respect of a person registered under the Insurance Act, to appoint a professional person to prepare a report on any aspect of any matter about which the Bermuda Monetary Authority has required or could require information. If it appears to the Bermuda Monetary Authority to be desirable in the interests of the clients of a person registered under the Insurance Act, the Bermuda Monetary Authority may also exercise these powers in relation to any company that is or has at any relevant time been (a) a parent company, subsidiary company or related company of that registered person, (b) a subsidiary company of a parent company of that registered person, (c) a parent company of a subsidiary company of that registered person or (d) a company in the case of which a shareholder controller of that registered person, either alone or with any associate or associates, holds 50 per cent or more of the shares or is entitled to exercise, or control the exercise of more than 50 per cent of the voting power at a general meeting.

   If it appears to the Bermuda Monetary Authority that there is a risk of an insurer becoming insolvent, or that the insurer is in breach of the Insurance Act or any conditions imposed upon its registration, the Bermuda Monetary Authority may, among other things, direct the insurer (i) not to take on any new insurance business, (ii) not to vary any insurance contract if the effect would be to increase its liabilities, (iii) not to make certain investments,
(iv) to liquidate certain investments, (v) to maintain in, or transfer to the custody of a specified bank, certain assets, (vi) not to declare or pay any dividends or other distributions or to restrict the making of such payments and/or (vii) to limit its premium income. The Bermuda Monetary Authority intends to meet with each Class 4 insurance company on a voluntary basis, every two years.

Disclosure of Information

   In addition to powers under the Insurance Act to investigate the affairs of an insurer, the Bermuda Monetary Authority may require certain information from an insurer (or certain other persons) to be produced to them. The Bermuda Monetary Authority has the power to assist other regulatory authorities, including foreign insurance regulatory authorities, with their investigations involving insurance and reinsurance companies in Bermuda but subject to restrictions. For example, the Bermuda Monetary Authority must be satisfied that the assistance being requested is in connection with the discharge of regulatory responsibilities of the foreign regulatory authority. Further, the Bermuda Monetary Authority must consider whether cooperation is in the public interest. The grounds for disclosure are limited and the Insurance Act provides sanctions for breach of the statutory duty of confidentiality.

   Under the Companies Act, the Minister of Finance has been given powers to assist a foreign regulatory authority that has requested assistance in connection with inquiries being carried out by it in the performance of its regulatory functions. The Minister's powers include requiring a person to furnish information, to produce documents, to attend and to give assistance and answer questions in connection with inquiries. The Minister must be satisfied that the assistance requested by the foreign regulatory authority is for the purpose of its regulatory functions and that the request is in relation to information in Bermuda that a person possesses or controls. The Minister must consider, amongst other things, whether it is in the public interest to give the information.

              UNENFORCEABILITY OF CERTAIN UNITED STATES JUDGMENTS


   PXRE Group Ltd. is organized under the laws of Bermuda. In addition, some of our directors and officers, as well as the experts named in this prospectus reside outside of the United States. A substantial portion of our and their assets are or may be located outside the United States. As a result it may not be possible for the holders of our common or preferred shares or holders of other securities to effect service of process within the United States upon us and them or to enforce against us and them in U.S. courts judgments based on the civil liability provisions of the securities laws of the United States. However, investors may serve us with process in the United States with respect to actions against us arising out of or in connection with violations of securities laws of the United States, relating to offers and sales of the securities covered by this prospectus, by serving CT Corporation, our United States agent irrevocably appointed for that purpose.


   In addition, there is significant doubt as to whether the courts of Bermuda would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on the liability provisions of the securities laws of the United States or any state or hear actions brought in Bermuda against us or those persons based on those laws. We have been advised by our Bermuda legal counsel, Conyers Dill & Pearman, that the United States and Bermuda do not currently have as treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda Court as having jurisdiction over us or our directors or officers, as determined by reference to the Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws may not be enforceable in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.


   U.S. statutory law and related regulations are not enforceable by original action in Bermuda and investors could not rely upon U.S. federal securities laws to assert a cause of action in the Bermuda courts. There are, however, remedies available under Bermuda common law, equity and under Bermuda statutes that would be available to investors in the Bermuda courts against the registrant, affiliates of the registrant, underwriters, or any named expert. These remedies will not be identical to the remedies available under U.S. statutory law and may not be as extensive.


                          DIFFERENCE IN CORPORATE LAWS

   The Companies Act 1981 of Bermuda, which applies to us, differs in material respects from laws generally applicable to U.S. corporations and their shareholders. Set forth below is a summary of significant provisions of the Companies Act, including modifications adopted pursuant to the bye-laws, applicable to us which differ in some respects from provisions of Delaware corporate law. Because the following statements are summaries, they do not purport to deal with all aspects of Bermuda law that may be relevant to us and our shareholders.


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

Alternate Directors

   Bermuda law provides that each director may appoint an alternate director, who shall have the power to attend and vote at any meeting of the board of directors or committee at which that director is not personally present and to sign written consents in place of that director. Delaware law does not provide for alternate directors.

Committees of the Board of Directors

   Our bye-laws provide, as permitted by Bermuda law, that the board of directors may delegate any of its powers to committees that the board appoints, and those committees may consist partly or entirely of non-directors. Delaware law allows the board of directors of a corporation to delegate many of its powers to committees, but those committees may consist only of directors.

Fiduciary Duties of Directors and Officers

   In addition to common law fiduciary duty to us, the Companies Act 1981 of Bermuda imposes the following fiduciary duties on each director and officer:

   Duty to act honestly and in good faith with a view to the best interests of the company. In conflict of interest situations, a director or officer must place the best interests of the company above the director's own personal interests. A director or officer may not use his or her position as a director or officer to make a personal profit from opportunities that rightfully belong to the company.

   Duty to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. A director or officer must act reasonably in accordance with the level of skill expected from a person of his or her knowledge and experience. A director must attend diligently to the company's affairs, but may, in doing so, act on an intermittent, rather than a continuous, basis. A director or officer may delegate management functions to suitably qualified persons, although the director or officer will not avoid duty by delegation to others.

   These two duties are similar to the duty of loyalty and the duty of care that directors and officers have under Delaware law. Delaware courts generally presume that directors have fulfilled their duty of care so long as their conduct does not involve fraud, illegality, conflict of interest, lack of a rational business purpose or gross negligence. A Bermuda court is likely to interfere with decisions of directors only if the directors acted in bad faith or exceeded the powers granted to them under a company's bye-laws, or it the court finds that no reasonable board of directors could have come to the decision that was reached.

   Under Bermuda law, directors and officers owe fiduciary duties to the company as a whole and not to shareholders individually. If a company suffers any losses due to acts or omissions of its directors or officers that constitute a breach of their duties to the company, then the company may be able to recover its losses from those directors or officers. Examples of this type of situation would be misappropriation of the company's assets or transactions undertaken on behalf of the company for an unlawful purpose. Under Delaware law, directors and officers owe fiduciary duties to both the corporation and its shareholders.

Interested Director Transactions

   Bermuda law and our bye-laws provide that any transaction entered into by us in which a director has an interest is not voidable by us nor can the director be liable to us for any profit realized pursuant to the transaction provided the nature of the interest is disclosed at the first opportunity at a meeting of directors or in writing to the directors. Under Delaware law, this type of transaction would not be voidable if:

   o the material facts as to the director's relationship or interest and as to the transaction are disclosed or are known to the board of directors, and the board, in good faith, authorizes the transaction by the affirmative vote of a majority of the disinterested directors;

   o the material facts as to the director's relationship or interest and as to the transaction are specifically approved, in good faith, by vote of the shareholders; or

   o the transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders.

   Under Delaware law, the interested director could be held liable for a transaction in which the director derived an improper personal benefit.

Business Combinations

   A Bermuda company may not enter into business combinations with its large shareholders or affiliates, without obtaining prior approval from its board of directors and, in certain instances, its shareholders. Examples of business combinations include mergers, asset sales and other transactions in which a large shareholder or affiliate receives or could receive a financial benefit that is greater than that received or to be received by other shareholders. A Delaware company may not enter into a business combination with an interested shareholder for a period of three years from the time the person became an interested shareholder unless it obtained either:

   o prior approval from its board of directors of the business combination or transaction, which resulted in the person becoming an interested shareholder; or

   o simultaneous or subsequent approval by its board of directors and a supermajority of its shareholders.

   Notwithstanding the previous sentence, the prior approval of its board of directors and/or a supermajority of its shareholders would not be required if, upon consummation of the transaction which resulted in the person becoming an interested shareholder, the interested shareholder owned at least 85% of the outstanding voting shares at the time the transaction commenced or if the company expressly opted out of this statute in its articles of incorporation. Under Delaware law, an interested shareholder is someone who, together with its affiliates and associates, owns 15% or more of our outstanding voting shares.

Mergers and Similar Arrangements

   We may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda of which the business is within the business purposes as set forth in our memorandum of association. We may, with the approval of a majority of votes cast at a general meeting of our shareholders at which a quorum is present, amalgamate with another Bermuda company or with a body incorporated outside of Bermuda. In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of the shareholder's shares if the shareholder is not satisfied that fair value has been paid for the shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith. Under Delaware law, with some exceptions, a merger, consolidation or sale of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote on the transaction (rather than, as in Bermuda, a majority of votes cast). Delaware law also provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of the outstanding shares of each class of share capital. Upon this type of merger and unless the parent corporation owns 100% of the subsidiary's shares, dissenting shareholders of the subsidiary would have appraisal rights for the shares of the subsidiary.

Takeovers

   Bermuda law provides that where an offer is made for shares of a company and within four months of the offer the holders of not less than 90% of the shares which are the subject of the offer accept the offer, the company may, by notice, require the nontendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its direction to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. There are no directly comparable provisions under Delaware law, although as set forth above under "Mergers and Similar Arrangements," a parent corporation holding 90% of a subsidiary's shares could cause a merger of that subsidiary, which would give any minority shareholders dissenter rights.

Shareholder's Suit

   The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many United States jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to a company where the act complained of is alleged to be beyond the corporate power of the company, is illegal or would result in the violation of the company's memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where any act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in this type of an action generally would be able to recover a portion of attorneys' fees incurred in connection with the action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the company, against any director or officer for any act or failure to act in the performance of the director's or officer's duties, except with respect to any fraud or dishonesty of the director or officer. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In these types of actions, the court has discretion to permit the winning party to recover its attorneys' fees.

Limitation of Liability of Directors and Officers

   Bermuda law and our bye-laws provide that a company and its shareholders may waive all claims or rights of action that it or they might have, individually or in the right of the company, against any director or officer for any act or failure to act in the performance of that director's or officer's duties. However, this waiver does not apply to claims involving fraud or dishonesty. This waiver may have the effect of barring claims arising under U.S. federal securities laws. Under Delaware law, a corporation may include in its certificate of incorporation provisions limiting the personal liability of its directors to the corporation or its shareholders for monetary damages for many types of breach of fiduciary duty. However, these provisions may not limit liability for any breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, the authorization of unlawful dividends, share repurchases or share redemptions, or any transaction from which a director derived an improper personal benefit. Moreover, these provisions would not be likely to bar claims arising under U.S. federal securities laws. Our bye-laws do not provide for these specific types of limitation of liability of our directors and officers.

Indemnification of Directors

   In accordance with Bermuda law, we may indemnify our directors or officers in their capacity as directors or officers against all civil liabilities for any loss arising out of, or liability attaching to them by virtue of, any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the company other than in respect of the director's or officer's fraud or dishonesty. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action, suit or proceeding by reason of his or her position if:

   o the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation; and

   o with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful.

Enforcement of Judgments and Other Matters

   We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that there is doubt as to whether:

   o an investor would be able to enforce, in the courts of Bermuda, judgments of United States courts against us or our directors or officers, as well as the experts name in this prospectus, based on the civil liability provisions of the United States federal securities laws; or

   o an investor would be able to bring an original action in the courts of Bermuda to enforce liabilities against us or our directors and officers, as well as the experts name in this prospectus, based solely on United States federal securities laws.

   We also have been advised by Conyers Dill & Pearman that there is no treaty in effect between the United States and Bermuda providing for enforcement of judgments based on securities laws, and there are grounds upon which Bermuda courts may decide not to enforce judgments of Unites States courts. Certain remedies available under the laws of United States jurisdictions, including some remedies available under the United federal securities laws, may not be allowed in Bermuda courts as contrary to Bermuda public policy. See also "Unenforceability of Certain United States Judgments".

Inspection of Corporate Records

   Members of the general public have the right to inspect our public documents at the office of the Registrar of Companies in Bermuda, which will include our memorandum of association, including its objects and powers, and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized share capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and audited financial statements (and, if applicable, summarized financial statements), which must be presented to the general meeting of shareholders. The register of our shareholders is also open to inspection by shareholder without charge, and to members of the public for a fee. We are required to maintain our share register in Bermuda but may establish a branch register outside Bermuda. We are required to keep at our registered office a register of our directors and officers, which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation's shareholder list, share ledger and its other books and records for any purpose reasonably related to the person's interest as a shareholder.

                   SUBJECT TO COMPLETION, DATED JULY 29, 2003



PROSPECTUS



                                  $150,000,000



                             PXRE Capital Trust IV



                               CAPITAL SECURITIES


                                 guaranteed by

                                PXRE GROUP LTD.

                            ------------------------


   PXRE Capital Trust may offer from time to time capital securities guaranteed by PXRE. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

   As used in this prospectus, except as otherwise specified, the terms "PXRE," "we," "us" and "our" refer to PXRE Group Ltd.


   Investing in our securities involves risk. See "Risk Factors" beginning on page 3 and the additional risk factors, if any, included in the accompanying prospectus supplement.


                            ------------------------


   The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------


                       This prospectus is dated  , 2003.

The information in this preliminary prospectus is not complete and may be changed. PXRE Group Ltd. and PXRE Capital Trust may not sell these securities until the Securities and Exchange Commission declares the registration statement effective. This preliminary prospectus is not an offer to sell or the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

   No offered securities may be offered or sold in Bermuda and offers may only be accepted from persons resident in Bermuda, for Bermuda exchange control purposes, where such offers have been delivered outside Bermuda. Persons resident in Bermuda, for Bermuda exchange control purposes, may require the prior approval of the Bermuda Monetary Authority in order to acquire any offered securities.



                               TABLE OF CONTENTS


                               Prospectus                                   Page
                                                                            ----
Cautionary Statement Regarding Forward-Looking Statements ...............     1
Where You Can Find More Information .....................................     2
Risk Factors ............................................................     3
PXRE Group Ltd. .........................................................    15
PXRE Capital Trust ......................................................    16
Use of Proceeds .........................................................    17
Consolidated Ratios of Earnings to Fixed Charges and Earnings to
  Fixed Charges and Preferred Share Dividends............................    17
Description of Capital Securities .......................................    18
Description of Junior Subordinated Debentures ...........................    25
Description of Global Securities ........................................    32
Description of Guarantee ................................................    34
Plan of Distribution ....................................................    36
Legal Matters ...........................................................    37
Experts .................................................................    38
Certain ERISA Considerations ............................................    38
Bermuda Monetary Authority ..............................................    39
Unenforceability of Certain United States Judgements ....................    40
Difference in Corporate Laws ............................................    41

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus and the documents incorporated by reference contain various forward-looking statements and include assumptions concerning our operations, future results and prospects. Statements included this prospectus, as well as statements made by or on our behalf in press releases, written statements or other documents filed with the Securities and Exchange Commission, which we refer to in this prospectus as the "SEC," or in our communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, which are not historical in nature are intended to be, and are identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. These forward-looking statements, identified by words such as "intend," "believe," "anticipate," or "expects" or variations of such words or similar expressions are based on current expectations and are subject to risk and uncertainties. In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this report should not be considered as a representation by us or any other person that our objectives or plans will be achieved. We caution investors and analysts that actual results or events could differ materially from those set forth or implied by the forward-looking statements and related assumptions, depending on the outcome of certain important factors including, but not limited to, the following:

   (i) significant catastrophe losses or losses under other coverages, the timing and extent of which are difficult to predict;

   (ii) changes in the level of competition in the reinsurance or primary insurance markets that impact the volume or profitability of business (these changes include, but are not limited to, the intensification of price competition, the entry of new competitors, existing competitors exiting the market and competitors' development of new products);

   (iii) the lowering or loss of one of the financial or claims paying ratings of ours or one or more of our subsidiaries;

   (iv) changes in the demand for reinsurance, including changes in the amount of risk that our clients elect to maintain for their own account;


   (v) adverse development on loss reserves related to business written in current and prior years;

   (vi) lower than estimated retrocessional recoveries on unpaid losses, including the effects of losses due to a decline in the creditworthiness of our retrocessionaires;

   (vii) increases in interest rates, which cause a reduction in the market value of our interest rate sensitive investments, including our fixed income investment portfolio, and potential underperformance in our finite coverages;

   (viii) decreases in interest rates causing a reduction of income earned on net cash flow from operations and the reinvestment of the proceeds from sales, calls or maturities of existing investments and shortfalls in cash flows necessary to pay fixed rate amounts due to finite contract counterparties;

   (ix) market fluctuations in equity securities and, with respect to our portfolio of hedge funds and other privately held securities, liquidity risk, credit risk and market risk;

   (x) foreign currency fluctuations resulting in exchange gains or losses;

   (xi) a contention by the United States Internal Revenue Service that the Company or our offshore subsidiaries are subject to U.S. taxation; and

   (xii) changes in tax laws, tax treaties, tax rules and interpretations.


   In addition to the factors outlined above that are directly related to our business, we are also subject to general business risks, including, but not limited to, adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors and the loss of key employees. The factors listed above should not be construed as exhaustive.

   We undertake no obligation to release publicly the results of any future revisions we may make to forward looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the SEC maintains a website that contains reports, proxy statements and other information that we electronically file. The address of the SEC's website is http://www.sec.gov.


   This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are summaries and do not contain all of the information that may be important to you. You should review the complete document to evaluate these statements.


   Our common shares, par value $1.00 per share, are listed on the New York Stock Exchange, Inc. under the symbol "PXT." You may inspect reports, proxy statements and other information concerning us and our consolidated subsidiaries at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   The SEC allows us to incorporate by reference much of the information we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, (other than information in the documents that is deemed not to be filed) after the date of the initial registration statement and prior to the effectiveness of the registration statement and any such filings we make after the date of this prospectus until we complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:


     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (SEC file number 1-15259);

     (b)  Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;
          and

     (c) Current Reports on Form 8-K dated April 29, 2003, May 7, 2003 (as amended on May 8, 2003) and June 4, 2003.

   You can request a copy of these documents, excluding exhibits, at no cost, by writing or telephoning us at the following address:

               PXRE Group Ltd.
               P.O. Box HM 1282
               Hamilton HM FX
               Bermuda
               Attention: Treasurer
               (441) 296-5858


   As of the date of this prospectus, PXRE Capital Trust has no operations and has minimal assets and liabilities. There are no separate financial statements of PXRE Capital Trust in this prospectus. We do not believe these financial statements would be helpful because:


   o PXRE Capital Trust is a wholly-owned subsidiary of PXRE, which files consolidated financial information under the Exchange Act;

   o PXRE Capital Trust will not have any independent operations other than issuing capital securities and common securities, which are together referred to as "trust securities," holding junior subordinated debentures of PXRE as trust assets and other necessary or incidental activities as described in this prospectus; and

   o PXRE guarantees the payments on the capital securities of PXRE Capital
     Trust.

   We do not expect PXRE Capital Trust will be subject to the reporting requirements of the Exchange Act.


                                  RISK FACTORS


   An investment in our securities involves a number of risks. You should carefully consider the following information about these risks, together with the other information contained or incorporated by reference in this prospectus, before investing in our securities. The risks and uncertainties described below are not the only ones we face. However, these are the risks our management believes are material. Additional risks not presently known to us or that we currently deem immaterial may also impair our business or results of operations. Any of the risks described below could result in a significant or material adverse effect on our results of operations or financial condition, and a corresponding decline in the market price of our securities. You could lose all or part of your investment.

   This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus. See "Cautionary Statement Regarding Forward-Looking Statements."

Because of exposure to catastrophes, our financial results may vary significantly from period to period.

   As a reinsurer of property catastrophe-type coverages in the worldwide marketplace, our operating results in any given period depend to a large extent on the number and magnitude of natural and man-made catastrophes such as hurricanes, windstorms, hailstorms, earthquakes, volcanic eruptions, fires, industrial explosions, freezes, riots and floods. While we may, depending on market conditions, purchase catastrophe retrocessional coverage for our own protection, the occurrence of one or more major catastrophes in any given period could nevertheless have a material adverse impact on our results of operations and financial condition and result in substantial liquidation of investments and outflows of cash as losses are paid.

We may be overexposed to losses in certain geographic areas for certain types of catastrophe events.

   As we underwrite risks from a large number of insurers based on information generally supplied by reinsurance brokers, we may develop a concentration of exposure to loss in certain geographic areas prone to specific types of catastrophes. For example, we are significantly exposed to losses arising from hurricanes in the southeastern United States, earthquakes in California, the Midwest United States and Japan, and to windstorms in northern Europe. We have developed systems and software tools to monitor and manage the accumulation of our exposure to such losses and have established guidelines for maximum tolerable losses from a single event or multiple catastrophic events based on historical data. However, we cannot assure you that these maximums will not be exceeded in some future catastrophe.

We operate in a highly competitive environment.

   The reinsurance industry has been consolidating in recent years through mergers and other acquisitions. We compete with numerous companies, many of which have substantially greater financial, marketing and management resources. The level of competition has increased in the wake of the September 11, 2001 terrorist attacks with the formation of a number of large and well-capitalized Bermuda reinsurance companies. In addition, a number of our pre-existing competitors were successful in raising substantial levels of additional capital. Although we increased our capital as well, we remain smaller than most of our competitors.

   In particular, we compete with reinsurers that provide property-based lines of reinsurance, such as ACE Tempest Reinsurance Ltd., Arch Reinsurance Ltd., AXIS Reinsurance Company, Converium Reinsurance (North America), Inc., Endurance Specialty Insurance Ltd., Everest Reinsurance Company, IPCRe Limited, Lloyd's of London syndicates, Montpelier Reinsurance Ltd., Munich Reinsurance Company, Partner Reinsurance Company Ltd., Platinum Underwriters Reinsurance, Inc., Renaissance Reinsurance Ltd., Swiss Reinsurance Company and XL Re Ltd. Competition varies depending on the type of business being insured or reinsured and whether we are in a leading position or acting on a following basis.

Reinsurance prices may decline, which could affect our profitability.

   Demand for reinsurance depends on numerous factors, including the frequency and severity of catastrophic events, levels of capacity, general economic conditions and underwriting results of primary property insurers. The supply of reinsurance is related to prevailing prices, recent loss experience and levels of surplus capacity. All of these factors fluctuate and may contribute to price declines generally in the reinsurance industry. Our recent, and anticipated, growth relates in part to improved industry pricing. Premium rates or other terms and conditions of trade may vary in the future. If any of these factors were to cause the demand for reinsurance to fall or the supply to rise, our profitability could be adversely affected.

Underwriting claims and reserving for losses are based on probabilities and related modeling, which are subject to inherent uncertainties.

   Our success is dependent upon our ability to assess accurately the risks associated with the businesses that we insure and reinsure. Claim reserves represent estimates involving actuarial and statistical projections, at a given point in time, of our expectations of the ultimate settlement and administration costs of claims incurred. We utilize actuarial models as well as historical insurance industry loss development patterns to assist in the establishment of appropriate claim reserves. In our casualty and finite business, given our limited experience we do not have established historical loss development patterns that can be used to establish these loss liabilities. The uncertainty caused by the lack of historical loss development patterns on which to base our claim reserves can be exacerbated by the infrequency of some types of catastrophe losses, the incompletness of information in the wake of a major catastrophe and delay in receiving that information. Actual claims and claim expenses paid may deviate, perhaps substantially, from the reserve estimates reflected in our financial statements.

   If our claim reserves are determined to be inadequate, we will be required to increase claim reserves at the time of such determination with a corresponding reduction in our net income in the period in which the deficiency is rectified. It is possible that claims in respect of events that have occurred could exceed our claim reserves and have a material adverse effect on our results of operations, in a particular period, or our financial condition in general. As a compounding factor, although most insurance contracts have policy limits, the nature of property and casualty insurance and reinsurance is that losses can exceed policy limits for a variety of reasons and could significantly exceed the premiums received on the underlying policies, thereby further adversely affecting our financial condition.

A decline in the rating assigned to our claim-paying ability may impact our potential to write new and renewal business.

   The property catastrophe reinsurance market is highly sensitive to the ratings assigned by the rating agencies. If either of Standard & Poor Ratings Services, a division of the McGraw-Hill Companies, Inc., which we refer to as "S&P," or A.M. Best Company, an independent insurance industry rating organization, were to downgrade us, such downgrade would likely have a material negative impact on our ability to expand our reinsurance portfolio and renew all of our existing reinsurance agreements, especially if we were to be downgraded more than one level from the "A" category to the "B" category. In 1999, we were downgraded from A+ to A, which downgrade was considered by us to have no material effect on our core short tail property business. Although impossible to quantify, we believe the downgrade did have some impact on our ability to expand the direct casualty reinsurance business that we have since discontinued.

A decline in our ratings may require us to transfer premiums retained by us into a beneficiary trust.

   Certain of our ceded excess of loss reinsurance contracts require us to transfer premiums currently retained by us on a funds withheld basis into a trust for the benefit of the reinsurers if A.M. Best were to downgrade us below "A-." In addition, certain of our other ceded excess of loss reinsurance contracts contain provisions that give the reinsurer the right to cancel the contract and require us to pay a termination fee. The amount of the termination fee would be dependent upon various factors, including level of loss activity.

A decline in our ratings may allow clients to terminate their contracts with us.

   It is increasingly common for our assumed reinsurance contracts to contain terms that would allow our clients to cancel the contract if we are downgraded below various rating levels by one or more rating agencies and a majority of our contracts now contain such clauses. Typically, such cancellation clauses are triggered if A.M. Best or S&P were to downgrade us below "A-." Whether a client would exercise such rights would depend, among other things, on the reasons for such a downgrade, the extent of the downgrade, the prevailing market conditions, and the pricing and availability of replacement reinsurance coverage. We cannot predict in advance whether and how many of our clients would actually exercise such rights or what effect such cancellations would have on our financial condition or future prospects, but such an effect could potentially be materially adverse. A downgrade, therefore, could result in a substantial loss of business if insurers, ceding companies and brokers that place such business move to other insurers and reinsurers with higher ratings.

Our investment portfolio is subject to significant market and credit risks which could result in an adverse effect on our financial results.

   Our invested assets consist primarily of debt instruments with fixed maturities and a diversified portfolio of hedge funds and, to a lesser extent, interests in mezzanine bond and equity limited partnerships, and short-term investments. These investments are subject to market-wide risks and fluctuations as well as to risks inherent in particular securities. Although we seek to preserve our capital, we have invested in a portfolio of hedge funds and other privately held securities. These investments are designed to provide diversification of risk; however, such investments entail substantial risks. There can be no assurance that our investment objectives will be achieved, and results may vary substantially over time. In addition, although we seek to employ investment strategies that are not correlated with our reinsurance exposures, losses in our investment portfolio may occur at the same time as underwriting losses and, therefore, exacerbate such losses' adverse effect on us. To our knowledge, few other publicly-traded reinsurers follow our strategy of investing a significant portion of invested assets in hedge funds and other privately held securities.

   Risks Related to our Fixed Maturity Investments. We are exposed to potential losses from the risks inherent in our fixed maturity investments. The two most significant risks inherent in our fixed income portfolio are interest rate risk and credit risk:

   o Interest Rate Risk

   Our principal fixed maturity market risk exposure is to changes in U.S. interest rates. Changes in interest rates may affect the fair value of our fixed maturity portfolio, borrowings (bank debt and trust preferred) and a related interest rate swap. Our holdings subject us to exposures in the treasury, municipal, and various asset-backed sectors. Changes in interest rates could also cause a potential underperformance in our finite coverages and shortfalls in cash flows necessary to pay fixed rate amounts due to finite contract counterparties.

   o Credit Risk

   We are also exposed to potential losses from changes in probability of default and from defaulting counter-parties with respect to our investments. A majority of our investment portfolio consists of fixed maturities and short-term investments rated "A2" or "A" or better by Moody's Investor Service, Inc., or S&P. Our investment portfolio also contains privately held fixed maturities that are not traded on a recognized exchange. A deterioration in the credit quality of our investments or our inability to liquidate any of our privately held investments promptly could have an adverse affect on our financial condition.

   Risks Related to our Hedge Fund Investments. We are exposed to potential losses from the risks inherent in our portfolio of hedge funds. Our investment policies with respect to our hedge fund investments generally do not restrict us from participating in particular markets, strategies or investments. Further, our hedge fund investments may generally be deployed and redeployed in whatever investment strategies are deemed appropriate under prevailing economic and market conditions in an attempt to achieve capital appreciation, including, if appropriate, a concentration of investments in a relatively small group of strategies or hedge fund managers.

   The three most significant risks inherent in our hedge fund portfolio are liquidity risk, credit risk and market risk:

   o Liquidity Risk

   Liquidity risk exists in the hedge fund portfolio in that there are delays between giving notice to redeem a hedge fund investment and receiving proceeds. The redemption terms are defined in the offering documents and generally require notice periods and time scales for settlement. We remain at risk during the notice period, which typically specifies a month or quarter end reference point at which to calculate redemption proceeds. The risk also exists that a hedge fund may be unable to meet its redemption obligations. A hedge fund may be faced with excessive redemption notices and illiquid underlying investments.

   o Credit Risk

   Credit risk exists in the hedge fund portfolio where hedge funds are net long in a particular security, or group of correlated securities. Where a hedge fund is net long in a security that defaults, or suffers an adverse credit event, we are exposed to loss. Our exposure to any individual hedge fund is limited to the carrying value of the investment, and we invest in a diversified portfolio of hedge funds that utilize different strategies and markets, to reduce this risk. However, different hedge funds in the portfolio may be net long in the same or correlated securities at the same time, which could have an adverse affect on the value of the portfolio and thus our financial condition.

   o Market Risk

   We invest in hedge funds that trade in securities using strategies that are generally market neutral. The hedge fund investments do not generally benefit from rising equity or bond markets, and have demonstrated historically low correlation of returns to equity market indices. However, the hedge funds may maintain leveraged net long positions, and this can expose us to market risks.

Because we depend on a few reinsurance brokers for a large portion of revenue, loss of business provided by them could adversely affect us.

   We market our reinsurance products worldwide exclusively through reinsurance brokers. Five, four and four brokerage firms accounted for 84%, 60%,and 56% of our gross premiums written for the years ended December 31, 2002, 2001, and 2000, respectively. Approximately 31%, 16%, 13%, 13%, and 11% of gross premiums written in fiscal year 2002 were arranged through Pegasus Advisors-Towers Perrin Reinsurance, the worldwide branch offices of Guy Carpenter & Company, Inc. (a subsidiary of Marsh & McLennan Companies, Inc.), Benfield Greig Ltd., Aon Group Ltd. and Willis Re. Inc., respectively. Loss of all or a substantial portion of the business provided by these brokers could have a material adverse effect on our business.

We may be adversely affected by foreign currency fluctuations.

   Although our functional currency is the U.S. dollar, premium receivables and loss reserves include business denominated in currencies other than U.S. dollars. We are exposed to the possibility of significant claims in currencies other than U.S. dollars. We may, from time to time, experience losses resulting from fluctuations in the values of these non-U.S. currencies, which could adversely affect our operating results. While we hold positions denominated in foreign currencies to mitigate, in part, the effects of currency fluctuations on our results of operations, we currently do not hedge our currency exposures before a catastrophic event that may produce a claim.

We are a holding company and if our subsidiaries do not make dividend payments to us, we may not be able to pay dividends or other obligations.

   We are a holding company with no operations or significant assets other than the capital stock of our subsidiaries. We rely primarily on cash dividends and net tax allocation payments from PXRE Reinsurance, PXRE Bermuda and PXRE Barbados to pay our operating expenses, including debt service payments, shareholder dividends, if any, income taxes and other obligations that may arise from time to time. We expect future dividends and other permitted payments from these subsidiaries to be our principal source of funds to pay expenses and dividends. The payment of dividends by our reinsurance subsidiaries to us is limited under Bermuda law and under certain insurance statutes of various U.S. states in which they are licensed to transact business. PXRE Reinsurance is subject to state regulatory restrictions that limit the maximum amount of annual dividends or other distributions, including loans or cash advances, available to stockholders without prior approval of the Insurance Commissioner of the State of Connecticut. Bermuda insurance laws require PXRE Bermuda to maintain certain measures of solvency and liquidity, and further limit the amount by which we can reduce surplus without prior regulatory approval. Under Barbados law, PXRE Barbados may only pay a dividend out of its realized profits and may not pay a dividend unless (a) it is able to pay its liabilities as they become due after payment of the dividend, (b) the realizable value of its assets is greater than the aggregate value of its liabilities, and (c) the stated capital accounts are maintained in respect of all classes of shares. The preferred shares, common shares and debt securities to be offered under this prospectus are unsecured subordinated obligations and, therefore cash dividend payments to be made by us on our preferred shares and common shares or interest payments on our debt securities may also be affected by any inability to rely on payments from our subsidiaries.

Our reliance on reinsurance brokers exposes us to their credit risk.

   In accordance with industry practice, we frequently pay amounts owed on claims under our policies to reinsurance brokers, and these brokers, in turn, pay these amounts over to the insurers that have reinsured a portion of their liabilities with us (we refer to these insurers as ceding insurers). In some jurisdictions, if a broker failed to make such a payment, we might remain liable to the ceding insurer for the deficiency. Conversely, in certain jurisdictions, when the ceding insurer pays premiums for these policies to reinsurance brokers for payment over to us, these premiums are considered to have been paid and the ceding insurer will no longer be liable to us for those amounts, whether or not we have actually received the premiums. We are aware of one instance in recent years, involving an insignificant amount in which a broker did not forward premiums to us. Consequently, in connection with the settlement of reinsurance balances, we assume a degree of credit risk associated with brokers around the world.

Retrocessional reinsurance subjects us to credit risk and may become unavailable on acceptable terms.

   In order to limit the effect of large and multiple losses upon our financial condition, we buy reinsurance for our own account. This type of insurance is known as retrocessional reinsurance. From time to time, market conditions have limited, and in some cases have prevented reinsurers from obtaining, the types and amounts of reinsurance which they consider adequate for their business needs. Accordingly, we may not be able to obtain our desired amounts of retrocessional reinsurance. In addition, even if we are able to obtain such retrocessional reinsurance, we may not be able to negotiate terms as favorable to us as in prior years. In difficult market conditions, pricing for our retrocessional reinsurance products may improve, but conversely, obtaining retrocessional reinsurance for our own account on favorable terms can become more difficult.

   A retrocessionaire's insolvency or its inability or unwillingness to make payments under the terms of a retrocessional reinsurance treaty with us could have a material adverse effect on us. Therefore our retrocessions subject us to credit risks because the ceding of risk to retrocessionaires does not relieve us of our liability to our clients. In the event that we cede business to a retrocessionaire, we must still pay on claims of our cedent even if we are not paid by the retrocessionaire.

Our inability to obtain the necessary credit could affect our ability to offer reinsurance in certain markets.

   PXRE Bermuda is not licensed or admitted as an insurer in any jurisdiction other than Bermuda. Because many jurisdictions do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless appropriate security mechanisms are in place, we anticipate that our reinsurance clients will typically require PXRE Bermuda to post a letter of credit or other collateral. If we are unable to arrange for security on commercially reasonable terms, PXRE Bermuda could be limited in its ability to write business for certain of our clients.

The insurance and reinsurance business is historically cyclical, and we expect to experience periods with excess underwriting capacity and unfavorable premium rates.

   Historically, insurers and reinsurers have experienced significant fluctuations in operating results due to competition, frequency and severity of catastrophic events, levels of capacity, general economic conditions and other factors. The supply of insurance and reinsurance is related to prevailing prices, the level of insured losses and the level of industry surplus which, in turn, may fluctuate in response to changes in rates of return on investments being earned in the insurance and reinsurance industry. As a result, the insurance and reinsurance business historically has been a cyclical industry characterized by periods of intense price competition due to excessive underwriting capacity as well as periods when shortages of capacity permitted favorable premium levels. Our recent, and anticipated, growth relates in part to improved industry pricing, but the supply of insurance and reinsurance may increase, either by capital provided by new entrants or by the commitment of additional capital by existing insurers or reinsurers, which may cause prices to decrease. Any of these factors could lead to an adverse affect on our profits. In addition to these considerations, changes in the frequency and severity of losses suffered by insureds and insurers may affect the cycles of the insurance and reinsurance business significantly, and we expect to experience the effects of such cyclicality.

Risks Related to Regulation

Regulatory constraints may restrict our ability to operate our business.

   General. Our insurance and reinsurance subsidiaries may not be able to obtain or maintain necessary licenses, permits, authorizations or accreditations in locales where we currently engage in business or in new locales, or may be able to do so only at significant cost. In addition, we may not be able to comply fully with, or obtain appropriate exemptions from, the wide variety of laws and regulations applicable to insurance or reinsurance companies or holding companies. Failure to comply with or to obtain appropriate authorizations and/or exemptions under any applicable laws could result in restrictions on our ability to do business or certain activities that are regulated in one or more of the jurisdictions in which we operate and could subject us to fines and other sanctions, which could have a material adverse effect on our business.

   PXRE Bermuda. PXRE Bermuda is a registered Class 3 Bermuda insurance and reinsurance company. Among other matters, Bermuda statutes, regulations and policies of the Bermuda Monetary Authority, or "BMA" require PXRE Bermuda to maintain minimum levels of statutory capital, surplus and liquidity, to meet solvency standards, to obtain prior approval of ownership and transfer of shares and to submit to certain periodic examinations of its financial condition. These statutes and regulations may, in effect, restrict PXRE Bermuda's ability to write insurance and reinsurance policies, to make certain investments and to distribute funds.

   The offshore insurance and reinsurance regulatory environment has become subject to increased scrutiny in many jurisdictions, including the United States and various states within the United States. Compliance with any new laws or regulations regulating offshore insurers or reinsurers could have a material adverse effect on our business. In addition, although PXRE Bermuda does not believe it is or will be in violation of insurance laws or regulations of any jurisdiction outside Bermuda, inquiries or challenges to PXRE Bermuda's insurance or reinsurance activities may still be raised in the future.

   PXRE U.S. Subsidiaries. PXRE and PXRE Reinsurance are subject to regulation under the insurance statutes of various U.S. states, including Connecticut, the domiciliary state of PXRE Reinsurance. The regulation and supervision to which PXRE Reinsurance is subject relates primarily to the standards of solvency that must be met and maintained, licensing requirements for reinsurers, the nature of and limitations on investments, deposits of securities for the benefit of a reinsured, methods of accounting, periodic examinations of the financial condition and affairs of reinsurers, the form and content of reports of financial condition required to be filed, reserves for losses and other matters. In general, such regulation is for the protection of the reinsureds and policyholders, rather than investors.

   In recent years, the U.S. insurance regulatory framework has come under increased federal scrutiny, and some state legislators have considered or enacted laws that may alter or increase state regulation of insurance and reinsurance companies and holding companies. Moreover, the National Association of Insurance Commissioners ("NAIC"), which is an association of the insurance commissioners of all 50 states and the District of Columbia, and state insurance regulators regularly reexamine existing laws and regulations.

   Barbados. PXRE Barbados is subject to regulation under Barbados' Insurance Act, 1996. Under the Barbados Act, PXRE Barbados may only pay a dividend out of the realized profits of the company and may not pay a dividend unless (a) after payment of the dividend it is able to pay its liabilities as they become due, and (b) the realizable value of its assets is greater than the aggregate value of its liabilities and (c) the stated capital accounts are maintained in respect of all classes of shares.

   PXRE Barbados is also required to maintain assets in an amount that permits it to meet the prescribed minimum solvency margin for the net premium income level of its business. In respect of its general insurance business, PXRE Barbados is required to maintain margins of solvency. PXRE Barbados is not required at the present time to maintain any additional statutory deposits or reserves relative to its business.

   Changes in the laws and regulations to which our insurance and reinsurance subsidiaries are subject or the interpretation of these laws and regulations could have a material adverse effect on our business or results of operations.

If PXRE Bermuda becomes subject to insurance statutes and regulations in jurisdictions other than Bermuda or there is a change to Bermuda law or regulations or application of Bermuda law or regulations, there could be a significant and negative impact on our business.

   As a registered Bermuda Class 3 insurer, PXRE Bermuda is subject to regulation and supervision in Bermuda. Bermuda insurance statutes, regulations and policies of the BMA require PXRE Bermuda to, among other things:

   o maintain a minimum level of capital, surplus and liquidity;

   o satisfy solvency standards;

   o restrict dividends and distributions;

   o obtain prior approval of ownership and transfer of shares;

   o maintain a principal office and appoint and maintain a principal representative in Bermuda; and

   o provide for the performance of certain periodic examinations of PXRE Bermuda and its financial condition.

   These statutes and regulations may, in effect, restrict our ability to write reinsurance policies, to distribute funds and to pursue our investment strategy.

   We do not presently intend that PXRE Bermuda will be admitted to do business in any jurisdiction in the United States, the United Kingdom or elsewhere (other than Bermuda). However, we cannot assure you that insurance regulators in the United States, the United Kingdom or elsewhere will not review the activities of PXRE Bermuda, or related companies or its agents and claim that PXRE Bermuda is subject to such jurisdiction's licensing requirements. If any such claim is successful and PXRE Bermuda must obtain a license, we may be subject to taxation in such jurisdiction. In addition PXRE Bermuda is subject to indirect regulatory requirements imposed by jurisdictions that may limit its ability to provide insurance or reinsurance. For example, PXRE Bermuda's ability to write insurance or reinsurance may be subject, in certain cases, to arrangements satisfactory to applicable regulatory bodies. Proposed legislation and regulations may have the effect of imposing additional requirements upon, or restricting the market for, alien insurers or reinsurers with whom domestic companies place business.

   Generally, Bermuda insurance statues and regulations applicable to PXRE Bermuda are less restrictive than those that would be applicable if it were governed by the laws of any state in the United States. In the past, there have been congressional and other initiatives in the United States regarding proposals to supervise and regulate insurers domiciled outside the United States. If in the future PXRE Bermuda becomes subject to any insurance laws of the United States or any state thereof or of any other jurisdiction, we cannot assure you that PXRE Bermuda would be in compliance with those laws or that coming into compliance with those laws would not have a significant and negative effect on PXRE Bermuda's business.

   The process of obtaining licenses is very time consuming and costly, and we may not be able to become licensed in a jurisdiction other than Bermuda, should we choose to do so. The modification of the conduct of our business resulting from our becoming licensed in certain jurisdictions could significantly and negatively affect our business. In addition our inability to comply with insurance statutes and regulations could significantly and adversely affect our business by limiting our ability to conduct business as well as subjecting us to penalties and fines.

   Because we are incorporated in Bermuda, we are subject to changes of Bermuda law and regulation that may have an adverse impact on our operations, including imposition of tax liability or increased regulatory supervision. In addition, we will be exposed to changes in the political environment in Bermuda. The Bermuda insurance and reinsurance regulatory framework recently has become subject to increased scrutiny in many jurisdictions, including in the United States and in various states within the United States. We cannot predict the future impact on our operations of changes in the laws and regulations to which we are or may become subject.

We may be unable to obtain extensions of work permits for our employees, which may cause our business to be adversely affected.

   Under Bermuda law, non-Bermudians (other than spouses of Bermudians) may not engage in any gainful occupation in Bermuda without the specific permission of the appropriate government authority. The Bermuda government will issue a work permit for a specific period of time, which may be extended upon showing that, after proper public advertisements, no Bermudian (or spouse of a Bermudian) is available who meets the minimum standards for the advertised position. The Bermuda government has a policy that limits the duration of work permits to six years, subject to certain exemptions for key employees. Substantially all of our key officers, including our Chief Executive Officer, Chief Financial Officer, Chief Underwriting Officer, all executive vice presidents and key reinsurance underwriters are working in Bermuda under work permits that will expire over the next three years. The Bermuda government could refuse to extend these work permits. If any of our senior executive officers were not permitted to remain in Bermuda, our operations could be disrupted and our financial performance could be adversely affected.

Some aspects of our corporate structure and insurance regulations may discourage third-party takeovers and transactions.

   Under our bye-laws, subject to certain exceptions and to waiver by our board of directors on a case by case basis, no transfer of our shares is permitted if such transfer would result in a shareholder owning, directly or indirectly, more than 9.9% of the voting power of our outstanding shares, including our common shares, or more than 9.9% of the outstanding shares of any class of our share capital. Ownership is broadly defined in our bye-laws. We may refuse to register any such transfer on our share transfer records. A transferee will be permitted to promptly dispose of any of our shares purchased which violate the restriction and as to the transfer of which registration is refused. The transferor of such shares will be deemed to own such shares for dividend, voting and reporting purposes until a transfer of such shares has been so registered.

   Our bye-laws provide for a classified board of directors. The directors of the class elected at each annual general meeting hold office for a term of three years, with the term of each class expiring at successive annual general meetings of shareholders. Under our bye-laws, the vote of 66 2/3% of the outstanding shares entitled to vote and the approval of a majority of the board is required to amend bye-laws regarding appointment and removal of directors, remuneration, powers and duties of the board, indemnification of directors and officers, director's interests and the procedures for amending bye-laws.

   In the event that we become aware of a shareholder owning more than 9.9% of the voting power of our outstanding shares after a transfer of shares has been registered, our bye-laws provide that, subject to the same exceptions and waiver procedures, the voting rights with respect to our shares owned by any such shareholder will be limited to a voting power of 9.9%, subject only to the further limitation that no shareholder allocated any such voting rights may exceed the 9.9% limitation as a result of such limitation. The board of directors may waive this limitation, and has determined to waive this limitation with respect to Capital Z Financial Services Fund II, L.P., Capital Z Financial Services Private Fund II, L.P. (which, together with Capital Z Financial Services Fund II, L.P., we refer to as "Capital Z") and certain of Capital Z's affiliates.

   In addition, our ownership of U.S. subsidiaries can, under applicable state insurance company laws and regulations, delay or impede a change of control of us. Under applicable insurance regulations, any proposed purchase of 10% or more of our voting securities would require the prior approval of the relevant insurance regulatory authorities.

   To the extent these provisions have the effect of making more difficult or discouraging unsolicited takeover bids from third parties or the removal of our incumbent management, they could deprive shareholders of opportunities to realize takeover premiums for their shares or could depress the market price of the shares.

U.S. persons who own our common shares may have more difficulty in protecting their interests than U.S. persons who are shareholders of a U.S. corporation.

   The Bermuda Companies Act of 1981, as amended (the "Companies Act"), which applies to us, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Act which includes, where relevant, information on modifications thereto adopted pursuant to our bye-laws, applicable to us, which differ in certain respects from provisions of Delaware corporate law. Because the following statements are summaries, they do not discuss all aspects of Bermuda law that may be relevant to us and our shareholders.

   Interested Directors. Under Bermuda law and our bye-laws, a transaction entered into by us, in which a director has an interest, will not be voidable by us, and such director will not be liable to us for any profit realized pursuant to such transaction, provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which that director has an interest following a declaration of the interest pursuant to the Companies Act provided that the director is not disqualified from doing so by the chairman of the meeting. Under Delaware law, such transaction would not be voidable if:

   o the material facts as to such interested director's relationship or interests were disclosed or were known to the board of directors and the board of directors in good faith authorized the transaction by the affirmative vote of a majority of the disinterested directors;

   o such material facts were disclosed or were known to the shareholders entitled to vote on such transaction and the transaction was specifically approved in good faith by vote of the majority of shares entitled to vote thereon; or

   o the transaction was fair as to the corporation as of the time it was authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

   Certain Transactions with Significant Shareholders. As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from our board of directors but without obtaining prior approval from our shareholders. Amalgamations require the approval of the board of directors and, except in the case of amalgamations with and between wholly-owned subsidiaries, a resolution of shareholders approved by the affirmative vote of shareholders holding a majority of the voting power of the then outstanding shares entitled to vote. If we were a Delaware corporation, we would need, subject to certain exceptions, prior approval from shareholders holding at least two-thirds of our outstanding common stock not owned by such interested shareholder to enter into a business combination (which, for this purpose, includes mergers and asset sales of greater than 10% of our assets that would otherwise be considered transactions in the ordinary course of business) with an interested shareholder for a period of three years from the time the person became an interested shareholder, unless we opted out of the relevant Delaware statute.

   Shareholders' Suits. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where an act is alleged to be beyond our corporate power, is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys' fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in our right, against any director or officer for any act or failure to act in the performance of such director's or officer's duties, except with respect to any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys' fees incurred in connection with such action.

   Indemnification of Directors and Officers. Under Bermuda law and our bye-laws, we may indemnify our directors, officers or any other person appointed to a committee of the board of directors (and their respective heirs, executors or administrators) to the full extent permitted by law against all actions, costs, charges, liabilities, loss, damage or expense incurred or sustained by such person by reason of any act done, concurred in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter in which any of such persons is found, in a final judgement or decree not subject to appeal, to have committed fraud or dishonesty. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful. To further understand the risks associated with U.S. persons who own our common shares, see "Difference In Corporate Laws" on page 41 of this prospectus for more information on the differences between Bermuda and Delaware corporate laws.

   Committees of the Board of Directors. Our bye-laws provide, as permitted by Bermuda law, that the board of directors may delegate any of its powers to committees that the board appoints, and those committees may consist partly or entirely of non-directors. Delaware law allows the board of directors of a corporation to delegate many of its powers to committees, but those committees may consist only of directors.

You may have difficulty effecting service of process on us or enforcing judgments against us in the United States.

   We are incorporated pursuant to the laws of Bermuda and our business is based in Bermuda. In addition, certain of our directors and officers reside outside the United States, and all or a substantial portion of our assets and the assets of such persons are located in jurisdictions outside the United States. As such, we have been advised that there is doubt as to whether:

   o A holder of our common shares would be able to enforce, in the courts of Bermuda, judgments of United States courts against persons who reside in Bermuda based upon the civil liability provisions of the United States federal securities laws;

   o A holder of our common shares would be able to enforce, in the courts of Bermuda, judgments of United States courts based upon the civil liability provisions of the United States federal securities laws;

   o A holder of our common shares would be able to bring an original action in the Bermuda courts to enforce liabilities against us or our directors or officers, as well as the experts named in this prospectus, who reside outside the United States based solely upon United States federal securities laws.

   Further, we have been advised that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of United States courts, and there are grounds upon which Bermuda courts may not enforce judgments of United States courts. Because judgments of United States courts are not automatically enforceable in Bermuda, it may be difficult for you to recover against us based on such judgments.

Risks Related to Taxation

We and our Bermuda subsidiaries may become subject to Bermuda taxes in the future

   Bermuda currently imposes no income tax on corporations. We have obtained an assurance from the Bermuda Minister of Finance, under The Exempted
Undertakings Tax Protection Act 1966 of Bermuda, that if any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to our Bermuda subsidiaries until March 28, 2016. We cannot assure you that we or our Bermuda subsidiaries will not be subject to any Bermuda tax after that date.

We and our non-U.S. subsidiaries may be subject to U.S. tax, which may have a material adverse effect on our financial condition and results of operation.

   We and our non-U.S. subsidiaries intend to operate our business in a manner that will not cause us to be treated as engaged in a trade or business in the United States (and, in the case of those non-U.S. companies qualifying for treaty protection, in a manner that will not cause us to be doing business through a permanent establishment in the United States) and, thus, will not subject us to U.S. federal corporate income taxes or branch profits tax (other than withholding taxes on certain U.S. source investment income, dividends from PXRE Corporation to PXRE Barbados and excise taxes on insurance or reinsurance premiums). However, because there is uncertainty as to the activities that constitute being engaged in a trade or business within the United States, and what constitutes a permanent establishment under the applicable tax treaties, there can be no assurances that the U.S. Internal Revenue Service ("IRS") will not contend successfully that we or our non-U.S. subsidiary is engaged in a trade or business, or carrying on business through a permanent establishment in the United States.

   We and/or our subsidiaries could be subject to U.S. tax on a portion of our income that is earned from U.S. sources if we or our subsidiaries are considered to be a personal holding company, or a PHC, for U.S. federal income tax purposes. This status will depend on whether more than 50% of our shares could be deemed to be owned by five or fewer individuals and the percentage of our income, or that of our subsidiaries, consists of "personal holding company income," ("PHCI threshold"), as determined for U.S. federal income tax purposes. We believe, based upon information made available to us regarding our existing shareholder base, that neither we nor any of our subsidiaries should be considered a PHC. Additionally, we intend to operate our business to minimize the possibility that we will meet the PHCI threshold. However, due to the lack of complete information regarding our ultimate share ownership, we cannot be certain that we will not be characterized as a PHC, or that the amount of U.S. tax that would be imposed if it were not the case would be minimal.

There is a risk that dividends paid by PXRE Corporation to PXRE Barbados may not be eligible for benefits under the US-Barbados income tax treaty.

   PXRE Corporation is a Delaware corporation wholly owned by PXRE Barbados. Under U.S. federal income tax law, dividends paid by a U.S. corporation to a non-U.S. shareholder are generally subject to a 30% withholding tax, unless reduced by treaty. The income tax treaty between Barbados and the United States reduces the rate of withholding tax to 5%. Were the IRS to successfully contend that PXRE Corporation and/or PXRE Barbados are not eligible for benefits under the Barbados treaty, dividends paid by PXRE Corporation to PXRE Barbados would be subject to the 30% withholding tax. Such tax may be applied retroactively to all previous tax years for which the statute of limitations has not expired, with interest and penalties. Such a result may have a material adverse effect on our financial condition and results of operation.

If we are classified as a controlled foreign corporation, foreign personal holding company or a passive foreign investment company, your taxes would increase.

   Although it is not anticipated that we or any of our non-U.S. subsidiaries are classified as a controlled foreign corporation ("CFC"), foreign personal holding company ("FPHC") or a passive foreign investment company ("PFIC") for U.S. federal income tax purposes, if we or any of our non-U.S. subsidiaries are classified as a CFC, FPHC, or PFIC, a United States person that directly or indirectly owns our common shares would be subject to adverse tax consequences.

If we or a non-U.S. subsidiary is determined to have "Related Party Insurance Income," you may be subject to U.S. taxation on your pro rata share of such income.

   If we or a non-U.S. insurance subsidiary were determined to have "related person insurance income" ("RPII") for any fiscal year, determined after taking into account certain de minimis exceptions, U.S. persons who own our shares (directly or indirectly through foreign entities) on the last day of such fiscal year may be required to include in their gross income for U.S. tax purposes a proportionate share of such RPII. RPII would include income of our non-U.S. reinsurance subsidiaries attributable to insurance or reinsurance policies where the direct or indirect insureds (and persons related to those insureds) are U.S. persons who own our shares (directly or indirectly through entities) or are related to such U.S. persons. RPII would be included in a U.S. person's gross income whether or not such person is a policyholder. While we do not expect that our non-U.S. reinsurance subsidiaries will have RPII, after taking into account the de minimis exceptions, there can be no assurances that this will be the case.

Changes in U.S. federal income tax law could be retroactive and may subject us or our non-U.S. subsidiaries to U.S. federal income taxation.

   The tax laws and interpretations regarding whether a company is engaged in a U.S. trade or business or whether a company is a CFC, PHC FPHC or PFIC, or has RPII are subject to change, possibly on a retroactive basis. There are currently no regulations regarding the application of the PFIC rules to an insurance company. The IRS recently announced that it intends to scrutinize insurance companies domiciled outside the U.S. and apply the PFIC rules to companies that are not active insurance companies, and to the portion of a non-U.S. insurance company's income not derived in the active conduct of an insurance business. Additionally, the regulations regarding RPII are still in proposed form. New regulations or pronouncements interpreting or clarifying such rules will likely be forthcoming from the IRS. We are not able to predict if, when or in what form such guidance will be provided and whether such guidance will be applied on a retroactive basis.

   Over the past several years, legislation has been proposed in the U.S. Congress which would continue to treat certain U.S. corporations which reincorporate in non-U.S. jurisdictions as U.S. corporations for U.S. federal income tax purposes. In addition, legislation has been proposed that would allow the IRS to reallocate the amount of income between related persons who are parties to a reinsurance transaction. When proposed, these provisions would have applied on a retroactive basis. If enacted, these proposals could have caused us or our U.S. subsidiaries to be subject to increased taxation in the U.S. We cannot predict whether or not these or similar proposals will be enacted in the future.

The Organization for Economic Cooperation and Development and the European Union are considering measures that might increase our taxes and reduce our net income.

   A number of multinational organizations, including the European Union, the Organization for Economic Cooperation and Development, also referred to in this prospectus as OECD, the Financial Action Task Force and the Financial Stability Forum, also referred to in this prospectus as FSF, have all recently identified some countries as not participating in adequate information exchange, engaging in harmful tax practices or not maintaining adequate controls to prevent corruption, such as money laundering activities. Recommendations to limit such harmful practices are under consideration by these organizations, and a report published on November 27, 2001 by the OECD at the behest of FSF titled "Behind the Corporate Veil: Using Corporate Entities for Illicit Purposes," contains an extensive discussion of specific recommendations. The OECD has threatened non-member jurisdictions that do not agree to cooperate with the OECD with punitive sanctions by OECD member countries, though specific sanctions have yet to be adopted by OECD member countries. It is as yet unclear what these sanctions will be, who will adopt them and when or if they will be imposed. In a June 26, 2000 report, Bermuda was not listed as a tax haven jurisdiction by the OECD because it previously signed a letter committing itself to eliminating harmful tax practices by the end of 2005 and to embrace international tax standards for transparency, exchange of information, and the elimination of regimes for financial and other services that attract businesses with no substantial domestic activity. We cannot assure you, however, that the action taken by Bermuda would be sufficient to preclude all effects of the measures or sanctions described above, which, if ultimately adopted, could adversely affect Bermuda companies such as us.


                                PXRE GROUP LTD.

   We provide reinsurance products and services to a worldwide marketplace through subsidiary operations in the United States, Europe, Bermuda and Barbados. Our primary focus is providing property catastrophe reinsurance and retrocessional coverage to a worldwide group of clients. Property catastrophe reinsurance generally covers claims arising from large catastrophes such as hurricanes, windstorms, hailstorms, earthquakes, volcanic eruptions, fires, industrial explosions, freezes, riots, floods and other man-made or natural disasters. Substantially all of our non-finite reinsurance products have been, and will continue to be, offered on an excess-of-loss basis with aggregate limits on our exposure to losses. This means that we do not begin to pay our clients' claims until their claims exceed a certain specified amount and our obligation to pay those claims is limited to a specified aggregate amount.

   We also offer our clients property-per-risk, marine and aviation reinsurance and retrocessional products. Unlike property catastrophe reinsurance, which protects against the accumulation of a large number of related losses arising out of one catastrophe, per-risk excess of loss reinsurance protects our clients against a large loss arising from a single risk or location. Substantially all of our property-per-risk and marine and aviation business is also written on an excess-of-loss basis with aggregate limits on our exposure to losses.

   We also provide our clients with finite reinsurance products. Finite reinsurance contracts are highly customized for each transaction. If the loss experience with respect to the risks assumed by us is as expected or better than expected, our finite clients may share in the profitability of the underlying business through premium adjustments or profit commissions. If the loss experience is worse than expected, our finite clients may participate in this negative outcome to a certain extent. In addition, we offer finite reinsurance products where investment returns on the funds transferred to us affect the profitability of the contract and the magnitude of any premium or commission adjustments.

   We conduct our business primarily through our principal operating subsidiaries, PXRE Reinsurance, PXRE Bermuda, PXRE Solutions, S.A., which we call "PXRE Europe," PXRE Solutions Inc., which we call "PXRE Solutions," and PXRE Barbados.

   o PXRE Reinsurance is a broker-market reinsurer which principally underwrites treaty reinsurance for property (including marine and aerospace) risks.

   o PXRE Bermuda is a broker-market reinsurer which principally underwrites treaty reinsurance for property (including marine and aerospace) risks.

   o PXRE Europe, a Belgian reinsurance intermediary, and PXRE Solutions, a U.S. reinsurance intermediary, perform reinsurance intermediary activities on behalf of PXRE Bermuda, PXRE Reinsurance and PXRE Barbados.

   o PXRE Barbados provides finite reinsurance coverages to clients and provides reinsurance coverage to other PXRE entities.

   Our principal executive offices are at Swan Building, 26 Victoria Street, Hamilton HM 12, Bermuda, and its telephone number is (441) 296-5858. Under the heading, "Consolidated Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Share Dividends" the term "PXRE" includes PXRE Group Ltd. and its consolidated subsidiaries.


                               PXRE CAPITAL TRUST


   We created PXRE Capital Trust, which is a Delaware statutory trust, pursuant to a trust agreement and the filing of a certificate of trust with the Delaware Secretary of State. We will execute an amended and restated trust agreement for PXRE Capital Trust, referred to in this prospectus as the "trust agreement," which will state the terms and conditions for PXRE Capital Trust to issue and sell its trust securities. We have filed a form of trust agreement as an exhibit to the registration statement of which this prospectus forms a part. We, as holder of the common securities, intend to select two of our employees, officers or affiliates to serve as administrators of PXRE Capital Trust.

   PXRE Capital Trust exists solely to

   o issue and sell its trust securities;

   o use the proceeds from the sale of its trust securities to purchase PXRE's junior subordinated debentures; and

   o engage in other activities that are necessary, convenient or incidental to the above purposes (such as registering the transfer of trust securities).

   Accordingly, our junior subordinated debentures will be the sole assets of PXRE Capital Trust, and payments under the junior subordinated debentures owned by PXRE Capital Trust will be its sole source of revenues.

   We will hold directly or indirectly all of the common securities of PXRE Capital Trust. Unless otherwise specified in the applicable prospectus supplement, the common securities will represent an aggregate liquidation amount equal to at least 3% of PXRE Capital Trust's total capitalization. The capital securities will represent the remaining percentage of PXRE Capital Trust's total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the capital securities. However, if we default in payments due under the junior subordinated debentures owned by PXRE Capital Trust, then distributions, redemption, liquidation and other payments must be paid to the holders of the capital securities of the trust before any payments are paid to the holders of the common securities of the trust. Unless otherwise specified in the applicable prospectus supplement, PXRE Capital Trust will have a term of approximately 40 years from the initial issue date of its capital securities, but may dissolve earlier as provided in the trust agreement and described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the name and address of the property trustee, the guarantee trustee and the indenture trustee for PXRE Capital Trust will be Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001.


   The capital securities will be guaranteed by us as described in this prospectus and the applicable prospectus supplement.


   Only we, as direct or indirect owner of the common securities, can remove or replace the administrators. In addition, we can increase or decrease the number of administrators. Also, we, as direct or indirect holder of the common securities, will generally have the sole right to remove or replace the property trustee. However, if PXRE defaults on the junior subordinated debentures owned by PXRE Capital Trust or an event of default under the trust agreement occurs, then, so long as that default is continuing, the holders of a majority in liquidation amount of the outstanding capital securities of the trust may remove and replace the property trustee for the trust.


   We will pay all fees and expenses related to the organization of PXRE Capital Trust and the offering of the capital securities. We will also pay all ongoing costs and expenses of PXRE Capital Trust, except the trust's obligations under the trust securities.

                                USE OF PROCEEDS

   PXRE Capital Trust will use all proceeds from the sale of trust securities to purchase junior subordinated debentures from us. Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our junior subordinated debentures for general corporate purposes, which may include, among other things:

   o additions to working capital;

   o the repurchase of outstanding common shares; and

   o the repayment of indebtedness.

   We anticipate that we will raise additional funds from time to time through equity or debt financing, including borrowings under revolving credit agreements, to finance our businesses worldwide.

              CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND
            EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

   The following table sets forth PXRE's consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred share dividends for the periods indicated.


                                                                                  (Unaudited)
                                                                                     Three
                                                                                     Months
                                                                                     Ended                   Year Ended
                                                                                   March 31,                December 31,
                                                                                  -----------    ----------------------------------
                                                                                  2003   2002    2002   2001    2000    1999   1998
                                                                                  ----   ----    ----   ----    ----    ----   ----
Ratio of earnings to fixed charges(1).........................................    6.52   8.24    7.44    --      --      --    1.09
Ratio of earnings to combined fixed charges and preferred dividends(2)........    3.74   8.24    3.90    --      --      --    1.09

---------------
(1) The ratios of earnings to fixed charges were determined by dividing consolidated earnings by total fixed charges. For purposes of ratios of earnings to fixed charges, (1) earnings consist of consolidated income before considering income taxes, fixed charges and minority interest and
    (2) fixed charges consist of interest on indebtedness and that portion of rentals which is deemed by our management to be an appropriate interest factor. Earnings were inadequate to cover fixed charges by $22.5 million, $22.8 million and $55.3 million for the years ended December 31, 2001, 2000, and 1999 respectively.
(2) The ratios of earnings to combined fixed charges and preferred dividends were determined by dividing consolidated earnings by total fixed charges and preferred dividends. For purposes of ratios of earnings to combined fixed charges and preferred dividends, (1) earnings consist of consolidated income before considering income taxes, fixed charges and minority interest and (2) fixed charges consist of interest on indebtedness and that portion of rentals which is deemed by our management to be an appropriate interest factor. Earnings were inadequate to cover fixed charges and preferred dividends by $22.5 million, $22.8 million and $55.3 million for the years ended December 31, 2001, 2000, and 1999 respectively.

                       DESCRIPTION OF CAPITAL SECURITIES


   PXRE Capital Trust will issue only one series of capital securities and one series of common securities. The trust agreement for PXRE Capital Trust will be qualified as an indenture under the Trust Indenture Act of 1939. The capital securities will have terms and will be subject to conditions as set forth in the trust agreement or made a part of the trust agreement by the Trust Indenture Act. The description below is a summary of the material terms and provisions of the trust agreement and the capital securities, and does not contain all of the information that may be important to you. You should carefully review the trust agreement, the capital securities and the information in the applicable prospectus supplement before you decide to invest in our capital securities. A form of trust agreement to be used in connection with the issuance of the capital securities and a form of the capital securities are filed as exhibits to the registration statement that includes this prospectus. A copy of the form of the trust agreement is available upon request from the property trustee.


General

   The capital securities will represent preferred undivided beneficial interests in the assets of PXRE Capital Trust. The only assets of PXRE Capital Trust, and its only source of revenues, will be the junior subordinated debentures purchased by PXRE Capital Trust with the proceeds from the sale of its trust securities. Accordingly, distribution and other payment dates for the trust securities will correspond with the interest and other payment dates for the junior subordinated debentures. If we do not make payments on the junior subordinated debentures in accordance with their terms, PXRE Capital Trust will not have funds available to pay distributions or other amounts payable on the trust securities issued by PXRE Capital Trust in accordance with their terms. The capital securities issued by PXRE Capital Trust will rank equally, and payments will be made proportionately, with the common securities issued by PXRE Capital Trust except as described below under "-- Subordination of Common Securities" and in the applicable prospectus supplement. Payments on the capital securities will be fully and unconditionally guaranteed by us to the extent described under "Description of Guarantee" and in the applicable prospectus supplement.

   PXRE Capital Trust will describe the specific terms of the capital securities it is offering in the applicable prospectus supplement, including:

   o the specific designation, liquidation amount, number to be issued by PXRE Capital Trust and purchase price;

   o the currency or units based on or relating to currencies in which distributions and other payments will or may be payable;

   o the distribution rates (or the method by which the rates will be determined), if any;

   o the dates on which any distributions will be payable;

   o any provisions relating to deferral of distribution payments;

   o the places where distributions and other amounts payable on the capital securities will be payable;

   o any repayment, redemption, prepayment or sinking fund provisions;

   o any conversion or exchange provisions;

   o the voting rights, if any, of holders of the capital securities;

   o the terms and conditions, if any, upon which the assets of PXRE Capital Trust may be distributed to holders of the capital securities;

   o any applicable United States federal income tax consequences; and

   o any other specific terms of the capital securities.

   If indicated in the applicable prospectus supplement, the terms of the trust agreement for, and capital securities offered by, PXRE Capital Trust may differ from the terms summarized in this prospectus.

Distributions

   Distributions on the capital securities will be cumulative. Distributions will accumulate from the date of original issuance and will be payable on the dates specified in the applicable prospectus supplement. The amount of distributions payable for any period less than a full distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in that period, unless otherwise specified in the applicable prospectus supplement. Distributions payable for each full distribution period will be computed by dividing the annual rate by four, unless otherwise specified in the applicable prospectus supplement.

Subordination of Common Securities

   Payment of distributions on, and other amounts payable under, the capital securities and the common securities issued by PXRE Capital Trust will be made proportionately based on the liquidation amount of the capital securities and the common securities. However, unless otherwise provided in the applicable prospectus supplement, if on any distribution date or other payment date, an event of default with respect to the junior subordinated debentures, which we refer to as a "debenture event of default," owned by PXRE Capital Trust has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the junior subordinated debentures when due, no payment of any distribution on, or other amounts payable under, the common securities will be made unless cash payment in full of all accumulated amounts then due and payable with respect to all of PXRE Capital Trust's outstanding capital securities has been made or provided for, and all funds immediately available to the property trustee will first be applied to the cash payment in full of all distributions on, and all other amounts with respect to, capital securities then due and payable.

   In the case of any event of default under the trust agreement occurring as a result of a debenture event of default, the holders of PXRE Capital Trust's common securities will have no right to act with respect to the event of default under the trust agreement until the effects with respect to the capital securities of all events of default resulting from a debenture event of default have been cured, waived or otherwise eliminated. Until all of the events of default resulting from a debenture event of default have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and not on behalf of the holders of the common securities, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution upon Dissolution

   The amount payable on capital securities in the event of any liquidation of PXRE Capital Trust will be the stated liquidation amount per capital security or other amount as specified in the applicable prospectus supplement plus accumulated and unpaid distributions, which, if specified in the applicable prospectus supplement, may be in the form of a distribution of the junior subordinated debentures owned by PXRE Capital Trust.

   The holders of all the outstanding common securities of PXRE Capital Trust will have the right at any time to dissolve PXRE Capital Trust and, after satisfaction of liabilities to creditors of PXRE Capital Trust as provided by applicable law, cause the junior subordinated debentures owned by PXRE Capital Trust to be distributed to the holders of the capital securities and common securities in liquidation of PXRE Capital Trust as described in the applicable prospectus supplement. Other terms for the dissolution of PXRE Capital Trust and the distribution or liquidation of its assets to holders of trust securities will be set forth in the applicable prospectus supplement.

Capital Securities Events of Default; Notice

   Any one of the following events constitutes an event of default under a trust agreement, which we refer to as a "capital securities event of default," regardless of the reason for the capital securities event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

   o the occurrence of an event of default with respect to the junior subordinated debentures in which the proceeds from the sale of the trust securities have been invested;

   o default by PXRE Capital Trust or the property trustee in the payment of any distribution on the capital securities when it becomes due and payable, and continuation of the default for a period of 30 days;

   o default by PXRE Capital Trust or the property trustee in the payment of any redemption price of any trust security issued pursuant to its trust agreement when it becomes due and payable;


   o default in the performance, or breach, in any material respect, of any covenant or warranty of the property trustee (other than a covenant or warranty described above dealing with default in the payment of any distribution or redemption price) and continuation of such default or breach for a period of 60 days after written notice has been given, by registered or certified mail, to the property trustee and us by the holders of at least 25% in aggregate liquidation amount of the capital securities outstanding, which notice must specify the default or breach, demand it be remedied and state that it is a "Notice of Default" under the trust agreement; or


   o the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee or all or substantially all of its property if a successor property trustee has not been appointed within 90 days of the event.

   Within ten business days after the occurrence of any capital securities event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the applicable trust securities and the administrators, unless the capital securities event of default has been cured or waived. In addition, the property trustee will notify each holder of the capital securities of any notice of default received by it with respect to the junior subordinated debentures. We, as depositor, and the administrators are required to file annually with the property trustee a certificate as to whether or not PXRE Capital Trust is in compliance with all the conditions and covenants under its trust agreement.

   If a debenture event of default has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the junior subordinated debentures owned by PXRE Capital Trust when due, the capital securities issued by PXRE Capital Trust will have a preference over the common securities issued by PXRE Capital Trust with respect to payments of any amounts in respect of the capital securities as described above under "--Subordination of Common Securities."

Removal of PXRE Capital Trustees; Appointment of Successors


   The holders of at least a majority in aggregate liquidation amount of the outstanding capital securities may remove the property trustee for cause or, if a debenture event of default has occurred and is continuing, with or without cause. If the property trustee is removed by the holders of the outstanding capital securities, the successor may be appointed by the holders of at least 25% in liquidation amount of the outstanding capital securities. If the property trustee resigns, the resigning property trustee will appoint its successor. If the resigning property trustee fails to appoint a successor, the holders of at least 25% in liquidation amount of the outstanding capital securities may appoint a successor. If a successor has not been appointed by the holders, any holder of capital securities or common securities or the property trustee may petition a court of competent jurisdiction to appoint a successor. The property trustee must meet the applicable requirements of Delaware law. The property trustee must be a national- or state-chartered bank and at the time of appointment have capital and surplus of at least $50,000,000. No resignation or removal of a property trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.


Merger or Consolidation of PXRE Capital Trustees


   Any entity into which a property trustee is merged or converted or with which it is consolidated, or any entity resulting from any merger, conversion or consolidation to which the property trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of the property trustee, will be the successor of the property trustee under the trust agreement, provided it is otherwise qualified and eligible.


Mergers, Consolidations, Amalgamations or Replacements of PXRE Capital Trust

   PXRE Capital Trust may not merge with or into, consolidate or amalgamate with, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the trust agreement. PXRE Capital Trust may, at the request of the holders of its common securities and with the consent of the holders of at least a majority in aggregate liquidation amount of its outstanding capital securities, merge with or into, consolidate or amalgamate with, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state of the United States, so long as

   o the successor entity either:

     o expressly assumes all the obligations of PXRE Capital Trust with respect to the capital securities of PXRE Capital Trust, or

     o substitutes for the capital securities of PXRE Capital Trust other securities having substantially the same terms as those capital securities so long as the successor securities have the same priority as the capital securities with respect to distributions and payments upon liquidation, redemption and otherwise;

   o the successor entity has a trustee possessing the same powers and duties as the property trustee;

   o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities of PXRE Capital Trust (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

   o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect;

   o the successor entity has a purpose substantially identical to that of PXRE Capital Trust;


   o prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the property trustee has received an opinion from independent counsel experienced in these matters to the effect that:


     o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) of PXRE Capital Trust in any material respect, and

     o following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither PXRE Capital Trust nor the successor entity will be required to register as an "investment company" under the Investment Company Act of 1940; and

   o PXRE or any permitted transferee to whom PXRE has transferred the common securities owns, directly or indirectly, all of the common securities of the successor entity and guarantees the obligations of the successor entity with respect to the successor securities at least to the extent provided by the related guarantee with respect to the capital securities.

   Notwithstanding the foregoing, PXRE Capital Trust may not, except with the consent of holders of 100% in aggregate liquidation amount of the capital securities of PXRE Capital Trust, merge with or into, consolidate or amalgamate with, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to merge with or into, consolidate or amalgamate with, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause PXRE Capital Trust or the successor entity to be taxable as a corporation for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

   Except as provided below and under "--Removal of PXRE Capital Trustees; Appointment of Successors" and "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the trust agreement, the holders of the capital securities will have no voting rights.

   The trust agreement may be amended from time to time by the holders of at least a majority in aggregate liquidation amount of the common securities and the property trustee, without the consent of the holders of the capital securities, to:

   o cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, provided that the amendment will not adversely affect in any material respect the interests of any holder of trust securities; or

   o modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure PXRE Capital Trust will not be taxable as a corporation for United States federal income tax purposes at any time that any trust securities are outstanding or to ensure PXRE Capital Trust will not be required to register as an "investment company" under the Investment Company Act of 1940.

   Any amendment of the trust agreement without the consent of the holders of the capital securities will become effective when notice of the amendment is given to the holders of trust securities.

   The trust agreement may be amended by the holders of at least a majority in aggregate liquidation amount of the common securities and the property trustee with:

   o the consent of holders representing at least a majority in aggregate liquidation amount of the outstanding capital securities; and


   o receipt by the property trustee of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the property trustee in accordance with the amendment will not cause PXRE Capital Trust to be taxable as a corporation for United States federal income tax purposes or affect PXRE Capital Trust's exemption from status as an "investment company" under the Investment Company Act of 1940;


except that, without the consent of each holder of trust securities affected, the trust agreement may not be amended to:

   o change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date, or

   o restrict the right of a holder of trust securities to institute suit for the enforcement of payment of any distribution on the trust securities on or after such date.

   So long as any junior subordinated debentures are held by PXRE Capital Trust, the property trustee will not:

   o direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or execute any trust or power conferred on the property trustee with respect to the junior subordinated debentures,

   o waive any past default that may be waived under the indenture,

   o exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal amount of the junior subordinated debentures, or

   o consent to any amendment, modification or termination of the indenture or junior subordinated debentures, where the consent is required,

without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding capital securities, except that, if a consent under the indenture would require the consent of each holder of the junior subordinated debentures affected, no consent will be given by the property trustee without the prior consent of each holder of the capital securities.

   In addition to obtaining the foregoing approvals of the holders of the capital securities, before taking any of the foregoing actions, the property trustee will obtain an opinion of counsel experienced in these matters to the effect PXRE Capital Trust will not be taxable as a corporation for United States federal income tax purposes on account of the action. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the capital securities issued by PXRE Capital Trust except by subsequent vote of the holders of the capital securities.

   Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each registered holder of capital securities in the manner set forth in the trust agreement.

   No vote or consent of the holders of capital securities will be required to redeem and cancel the capital securities in accordance with the trust agreement.


   Any capital securities that are owned by us, the property trustee, the administrators or any of our affiliates or affiliates of the property trustee, will, for purposes of a vote or consent under any of the circumstances described above, be treated as if they were not outstanding.


Expenses and Taxes


   In the junior subordinated debentures owned by PXRE Capital Trust, we, as borrower, will agree to pay all debts and other obligations (other than with respect to the capital securities issued by PXRE Capital Trust) and all costs and expenses of PXRE Capital Trust (including costs and expenses relating to the organization of PXRE Capital Trust, the fees and expenses of the property trustee on behalf of PXRE Capital Trust and the costs and expenses relating to the operation of PXRE Capital Trust) and to pay any and all taxes and all costs and expenses with respect to those taxes (other than United States withholding taxes) to which PXRE Capital Trust might become subject. The foregoing obligations under the junior subordinated debentures owned by PXRE Capital Trust are for the benefit of, and shall be enforceable by, any person to whom any of those debts, obligations, costs, expenses and taxes payable by PXRE Capital Trust are owed, whether or not that person has received notice of the debts, obligations, costs, expenses or taxes. Any such person may enforce these obligations directly against us, and we will irrevocably waive any right or remedy to require that person to take any action against PXRE Capital Trust or any other person before proceeding against us. We will also agree in the junior subordinated debentures owned by PXRE Capital Trust to execute additional agreements necessary or desirable to give full effect to the foregoing.

Payment and Paying Agency

   The applicable prospectus supplement will specify the manner in which payments in respect of the capital securities will be made. The paying agent for capital securities will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrators. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to the property trustee and the administrators. If the property trustee is no longer the paying agent, the property trustee will appoint a successor (which must be a bank or trust company) reasonably acceptable to the administrators to act as paying agent.

Registrar and Transfer Agent

   Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

   Registration of transfers and exchanges of capital securities will be effected without charge by or on behalf of PXRE Capital Trust, but the property trustee may require payment to cover any tax or other governmental charges that may be imposed in connection with any transfer or exchange. PXRE Capital Trust will not be required to register or cause to be registered the transfer of, or exchange or to cause to be exchanged, any capital securities that have been called for redemption.

Information Concerning the Property Trustee

   The property trustee, other than during the occurrence and continuance of a capital securities event of default, undertakes to perform only those duties specifically set forth in the trust agreement or provided by the Trust Indenture Act and, after a capital securities event of default has occurred that has not been cured or waived, must exercise the rights and powers vested in it by the trust agreement for the benefit of the holders of trust securities using the same degree of care and skill as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the rights or powers vested in it by the trust agreement, other than those vested in it upon the occurrence of a capital securities event of default, at the request of any holder of trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred in complying with the request or direction.

   For information concerning the relationships between Wilmington Trust Company, which will initially be the property trustee, and us, see "Description of Junior Subordinated Debentures--Information Concerning the Indenture Trustee."

Miscellaneous

   The administrators and the property trustee of PXRE Capital Trust are authorized and directed to conduct the affairs of, and to operate, PXRE Capital Trust in such a way PXRE Capital Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxed as a corporation for United States federal income tax purposes and so that the junior subordinated debentures owned by PXRE Capital Trust will be treated as indebtedness of PXRE for United States federal income tax purposes. In this regard, the property trustee and the holders of common securities are authorized to take any action, not inconsistent with applicable law or the certificate of trust or the trust agreement of PXRE Capital Trust, that the property trustee and the holders of common securities determine in their discretion to be necessary or desirable for those purposes, as long as the action does not materially adversely affect the interests of the holders of the capital securities of PXRE Capital Trust.

   Holders of the trust securities have no preemptive or similar rights.

   PXRE Capital Trust may not borrow money, issue debt or mortgage or pledge any of its assets.

Governing Law

   The trust agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES


   The junior subordinated debentures will constitute junior subordinated debt of PXRE and will be issued under a junior subordinated indenture, entered into between us and the indenture trustee. The indenture contains, and the junior subordinated debentures, when issued, will contain, additional important terms and provisions. The indenture and the form of the junior subordinated debentures are filed as exhibits to the registration statement that includes this prospectus. The description below is a summary of the material terms and provisions of the junior subordinated indenture and the junior subordinated debentures, and does not contain all of the information that may be important to you. You should carefully review the junior subordinated indenture and the junior subordinated debentures and the information in the applicable prospectus supplement before you decide to invest in our capital securities. Where appropriate, we use parentheses to refer you to the particular sections of the indenture.


   This summary of the indenture and the junior subordinated debentures relates to terms and conditions applicable to the junior subordinated debentures generally. The particular terms of any series of junior subordinated debentures will be summarized in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.

General

   Each series of junior subordinated debentures issued under the indenture will rank equally with all other series of junior subordinated debentures issued under the indenture and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the indenture to all senior indebtedness of PXRE. See "--Subordination." Most of our assets are owned by our subsidiaries. Therefore, our rights and the rights of our creditors, including holders of junior subordinated debentures, to participate in the assets of any subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that we ourselves may be a creditor with recognized claims against the subsidiary. In addition, dividends, loans and advances to us from certain subsidiaries are restricted by legal requirements, including net capital requirements under rules of certain exchanges and other regulatory bodies. Except as otherwise provided in the applicable prospectus supplement, the indenture does not limit the incurrence or issuance of other secured or unsecured debt of PXRE, including senior indebtedness, whether under the indenture, any other existing indenture or any other indenture that PXRE may enter into in the future, or otherwise afford holders of junior subordinated debentures protection in the event of a highly leveraged or similar transaction that may adversely affect the holders of the junior subordinated debentures. See "--Subordination" and the applicable prospectus supplement relating to any offering of capital securities or junior subordinated debentures.

   We may issue junior subordinated debentures from time to time in one or more series pursuant to a supplemental indenture or a resolution of our board of directors or a committee of our board of directors.

   The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered junior subordinated debentures:

   o the title of the junior subordinated debentures;

   o any limit upon the aggregate principal amount of the junior subordinated debentures;

   o the date or dates on which the principal of the junior subordinated debentures is payable or the method of determination thereof, including the right, if any, of PXRE to shorten or extend the stated maturity date in certain circumstances;

   o the rate or rates, if any, at which the junior subordinated debentures will bear interest, the dates on which that interest will be payable, the right, if any, of PXRE to defer or extend an interest payment date and the record dates for any interest payable on any interest payment date or the method by which any of the foregoing will be determined;


   o the place or places where the principal of and premium, if any, and interest on and any additional amounts with respect to the junior subordinated debentures will be payable and where, subject to the terms of the indenture as described below under "--Registration and Transfer of Junior Subordinated Debentures," the junior subordinated debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon PXRE in respect of the junior subordinated debentures and the indenture may be made;


   o any period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which junior subordinated debentures may be redeemed, in whole or in part, at the option of PXRE or a holder of junior subordinated debentures;

   o whether and on what terms PXRE will have the option to redeem such debt securities in lieu of paying additional amounts in respect of certain Bermuda taxes, fees, duties, assessments or governmental charges that might be imposed on holders of such debt securities (and the terms of such option);

   o the obligation, if any, of PXRE to redeem, purchase or repay the junior subordinated debentures and the period or periods within which, the price or prices at which, and the other terms and conditions upon which the junior subordinated debentures will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

   o the denominations in which any junior subordinated debentures will be issuable if other than denominations of $25 and any integral multiple of $25;


   o if other than in U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on and any additional amounts with respect to the junior subordinated debentures will be payable, or in which the junior subordinated debentures will be denominated;


   o any additions, modifications or deletions in the events of default under the indenture or covenants of PXRE specified in the indenture with respect to the junior subordinated debentures;

   o if other than the principal amount, the portion of the principal amount of junior subordinated debentures that will be payable upon declaration of acceleration of maturity;


   o any index or indices used to determine the amount of payments of principal of and premium, if any, and interest on and any additional amounts with respect to the junior subordinated debentures and the manner in which those amounts will be determined;


   o any additions or changes to the indenture with respect to a series of junior subordinated debentures as will be necessary to permit or facilitate the issuance of that series in form registrable or not registrable as to principal, and with or without interest coupons;

   o the appointment of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents;

   o whether the junior subordinated debentures will be convertible or exchangeable for other securities or property and, if so, the terms of any conversion or exchange and the terms of the other securities; and

   o any other terms of the junior subordinated debentures not inconsistent with the provisions of the indenture.

Registration and Transfer of Junior Subordinated Debentures

   Holders may present junior subordinated debentures for exchange, and holders of registered junior subordinated debentures may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the junior subordinated debentures and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the indenture.

   If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.


Additional Amounts

   PXRE will make all payments on the junior subordinated notes issued by PXRE and all payments under each PXRE note guarantee without withholding or deduction for any taxes, fees, duties, assessments or governmental charges imposed or levied by Bermuda or any other jurisdiction in which PXRE or any successor is organized or resident for tax purposes or any political subdivision or taxing authority of Bermuda or any of those other jurisdictions. If any withholding or deduction is required by law, PXRE will pay to the holder of the junior subordinated notes additional amounts as may be necessary so that every net payment made to the holder after the withholding or deduction will not be less than the amount provided for in the applicable junior subordinated note and the applicable subordinated indenture. PXRE will not be required to pay any additional amounts as a result of:

   o the imposition of any tax, fee, duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the junior subordinated note, other than a trust, was a resident or national of or had other specified connections with the relevant taxing authority;

   o the imposition of any tax, fee duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the junior subordinated note, other than a trust, presented the junior subordinated note for payment more than 30 days after it was due and payable;

   o any estate, inheritance, gift, sale or other similar tax, assessment or governmental charge; or

   o the imposition of any tax, fee, duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the junior subordinated note, other than a trust, failed to comply, within 90 days, with any reasonable request by PXRE addressed to the holder or beneficial owner relating to the provision of information required by the taxing jurisdiction as a precondition to exemption from all or part of the tax, fee, duty, assessment or governmental charge.


Subordination

   Holders of the junior subordinated debentures should recognize that contractual provisions in the indenture may prohibit us from making payments on these securities. The junior subordinated debentures are subordinate and junior in right of payment, to the extent and in the manner stated in the indenture, to all of our senior indebtedness. The indenture defines senior indebtedness as obligations of, or guaranteed or assumed by, PXRE for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any of that indebtedness or of those obligations. Nonrecourse obligations, the junior subordinated debentures and any other obligations specifically designated as being subordinate in right of payment to senior indebtedness are not senior indebtedness as defined under the indenture. (Section 1.01)

   The indenture does not restrict our ability to issue senior indebtedness.


   The indenture provides that, unless all principal of, any premium, interest on or any additional amounts with respect to the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on or any additional amounts with respect to any junior subordinated debentures may be made in the event:


   o of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;


   o that (a) a default has occurred in the payment of principal, any premium, interest, any additional amounts or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness, that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

   o that the principal of and accrued interest on any junior subordinated debentures have been declared due and payable upon an event of default as defined under the indenture and that declaration has not been rescinded and annulled as provided under the indenture. (Section 13.01)

   The applicable prospectus supplement or the information incorporated by reference in this prospectus will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Events of Default

   The indenture provides holders of junior subordinated debentures with remedies if we fail to perform specific obligations, such as making payments on the junior subordinated debentures or other indebtedness, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The indenture permits the issuance of junior subordinated debentures in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

   An event of default is defined under the indenture, with respect to any series of junior subordinated debentures issued under the indenture, as being:

   o default in payment of any principal of the junior subordinated debentures of that series, either at maturity or upon any redemption, by declaration or otherwise;


   o default for 30 days in payment of any interest on or any additional amounts with respect to any junior subordinated debentures of that series, provided, however, that a valid extension of an interest payment period by PXRE in accordance with the terms of the junior subordinated debentures of any series will not constitute a default in the payment of interest for this purpose;


   o default for 60 days after written notice in the observance or performance of any other covenant or agreement in the junior subordinated debentures of that series or the indenture (other than a covenant or warranty with respect to the junior subordinated debentures of that series the breach or nonperformance of which is otherwise included in the definition of "event of default");

   o events of bankruptcy, insolvency or reorganization;

   o failure to make any payment at maturity, including any applicable grace period, on indebtedness in an amount in excess of $10,000,000 and continuance of that failure for a period of 30 days after written notice of the failure to us by the indenture trustee, or to us and the indenture trustee by the holders of not less than 25% in principal amount of the outstanding junior subordinated debentures, treated as one class, issued under the indenture;

   o default with respect to any indebtedness, which default results in the acceleration of indebtedness in an amount in excess of $10,000,000 without the indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice of the acceleration to us by the applicable trustee, or to us and the applicable trustee by the holders of not less than 25% in principal amount of the outstanding junior subordinated debentures, treated as one class, issued under the indenture; or

   o any other event of default provided in a supplemental indenture under which the series of junior subordinated debentures is issued.

   For purposes of the fifth and sixth clauses above, indebtedness means obligations of, or guaranteed or assumed by, PXRE, other than the junior subordinated debentures of that series, for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, but does not include non-recourse obligations. In addition, if a failure, default or acceleration referred to in the fifth and sixth clauses above ceases or is cured, waived, rescinded or annulled, then the event of default under the indenture caused by that failure, default or acceleration will also be considered cured. (Section 5.01)

 Acceleration of Junior Subordinated Debentures upon an Event of Default

   The indenture provides that:


   o if an event of default due to the default in payment of principal of, any premium, interest on or any additional amounts with respect to any series of junior subordinated debentures issued under the indenture, or due to the default in the performance or breach of any other covenant or warranty of PXRE applicable to the junior subordinated debentures of that series but not applicable to all outstanding junior subordinated debentures issued under the indenture, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding junior subordinated debentures of each affected series, voting as one class, by notice in writing to PXRE, may declare the principal of all junior subordinated debentures of each affected series and interest accrued thereon and any additional amounts with respect thereto to be due and payable immediately; and

   o if an event of default due to a default in the performance of any other covenants or agreements in the indenture applicable to all outstanding junior subordinated debentures issued under the indenture or due to specified events of bankruptcy, insolvency or reorganization of PXRE occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding junior subordinated debentures issued under that indenture, voting as one class, by notice in writing to PXRE may declare the principal of all those junior subordinated debentures and interest accrued thereon and any additional amounts with respect thereto to be due and payable immediately. (Section 5.01)


 Annulment of Acceleration and Waiver of Defaults

   In some circumstances, if any and all events of default under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding junior subordinated debentures affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the junior subordinated debentures. (Section 5.10)

 Indemnification of Trustee for Actions Taken on Your Behalf

   The indenture contains a provision entitling the indenture trustee, subject to the duty of the indenture trustee during a default to act with the required standard of care, to be indemnified by the holders of junior subordinated debentures issued under that indenture before proceeding to exercise any right or power at the request of holders. (Section 6.02) Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding junior subordinated debentures of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the indenture trustee. (Section 5.09)

 Limitation on Actions by You as an Individual Holder

   The indenture provides that no individual holder of junior subordinated debentures may institute any action against us under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

   o the holder must have previously given written notice to the trustee of the continuing default;

   o the holders of not less than 25% in aggregate principal amount of the outstanding junior subordinated debentures of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the indenture trustee reasonable indemnity;

   o the indenture trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

   o the holders of a majority in principal amount of the outstanding junior subordinated debentures of each affected series, voting as one class, must not have given directions to the indenture trustee inconsistent with those of the holders referred to above. (Sections 5.06 and 5.09)

 Annual Certification

   The indenture contains a covenant that we will file annually with the indenture trustee a certificate of no default or a certificate specifying any default that exists. (Section 3.05)

Discharge, Defeasance and Covenant Defeasance

   We have the ability to eliminate most or all of our obligations on any series of junior subordinated debentures prior to maturity if we comply with the following provisions. (Section 10.01)

 Discharge of Indenture

   We may discharge all of our obligations, other than as to transfers and exchanges, under the indenture after we have:


   o paid or caused to be paid the principal of and interest on, and additional amounts with respect to, all of the outstanding junior subordinated debentures in accordance with their terms;


   o delivered to the indenture trustee for cancellation all of the outstanding junior subordinated debentures; or


   o irrevocably deposited with the indenture trustee cash or, in the case of a series of junior subordinated debentures payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of junior subordinated debentures issued under the indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest on, any additional amounts with respect to, and any mandatory sinking fund payments for, those junior subordinated debentures, except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of junior subordinated debentures that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the indenture relating only to that series of junior subordinated debentures.


 Defeasance of a Series of Securities at Any Time

   We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of junior subordinated debentures at any time, which we refer to as "defeasance."

   We may be released with respect to any outstanding series of junior subordinated debentures from covenants that may be added to the indenture limiting consolidations, mergers, asset sales and leases, and elect not to comply with that section without creating an event of default. Discharge under these procedures is called "covenant defeasance."

   Defeasance or covenant defeasance may be effected only if, among other things:


   o we irrevocably deposit with the indenture trustee cash or, in the case of junior subordinated debentures payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest on, any additional amounts with respect to and any mandatory sinking fund payments for, all outstanding junior subordinated debentures of the series being defeased;


   o we deliver to the indenture trustee an opinion of counsel to the effect that:

     o the holders of the series of junior subordinated debentures being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

     o the defeasance or covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the series of junior subordinated debentures being defeased;

    in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law;


   o no event or condition will exist that, under the provisions described under "--Subordination" above, would prevent us from making payments of principal or interest on or any additional amounts with respect to the junior subordinated debentures at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after that deposit date; and


   o we deliver to the indenture trustee an opinion of counsel to the effect that:

     o the trust funds will not be subject to any rights of holders of senior indebtedness; and

     o after the 91st day following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the indenture trustee and the holders of the junior subordinated debentures would be entitled to some enumerated rights as secured creditors in the trust funds. (Section 10.01)

Modification of Indenture

 Modification Without Consent of Holders

   We and the indenture trustee may enter into supplemental indentures without the consent of the holders of junior subordinated debentures to:

   o secure any junior subordinated debentures;

   o evidence the assumption of our obligations by a successor corporation;

   o add covenants for the protection of the holders of junior subordinated debentures;

   o cure any ambiguity or correct any inconsistency in the indenture;

   o establish the forms or terms of junior subordinated debentures of any series; and

   o evidence the acceptance of appointment by a successor indenture trustee. (Section 8.01)

 Modification with Consent of Holders

   We and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding junior subordinated debentures, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of those junior subordinated debentures. However, except as specified in the applicable prospectus supplement, we and the trustee may not make any of the following changes to any outstanding junior subordinated debenture without the consent of each holder that would be affected by such change:

   o extend the final maturity of the principal;

   o reduce the principal amount;


   o reduce the rate or extend the time of payment of interest or any additional amounts;


   o reduce any amount payable on redemption;


   o change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon or any additional amounts with respect thereto is payable;

   o reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

   o alter certain provisions of the indenture relating to the junior subordinated debentures not denominated in U.S. dollars;

   o impair the right of any holder to institute suit for the enforcement of any payment on any junior subordinated debenture when due; or

   o reduce the percentage of junior subordinated debentures the consent of whose holders is required for modification of the indenture.

   If the junior subordinated debentures are owned by PXRE Capital Trust, none of the modifications described above may be made without the prior written consent of all the holders of capital securities of PXRE Capital Trust. (Section 8.02)

 Modification of Subordination Provisions

   We may not amend the indenture to alter the subordination of any outstanding junior subordinated debentures without the written consent of each potentially adversely affected holder of senior indebtedness then outstanding. (Section 8.06)

Information Concerning the Indenture Trustee

   PXRE and its subsidiaries may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with the indenture trustee and affiliates of the indenture trustee in the ordinary course of business.

Governing Law

   The junior subordinated debentures and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

                        DESCRIPTION OF GLOBAL SECURITIES

   We may issue the registered junior subordinated debentures and capital securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

   The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a registered global security will be described in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements.

   Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

   So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.


   Payments of principal of, and premium, if any, and interest on, and any additional amounts with respect to, junior subordinated debentures, and any payments to holders with respect to capital securities, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of PXRE, the indenture trustee, the property trustee or any other agent of PXRE, agent of PXRE Capital Trust or agent of any of the trustees, as the case may be, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


   We and PXRE Capital Trust expect that the depositary for any securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution with respect to underlying securities to holders in respect of the registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We and PXRE Capital Trust also expect that payments by participants to owners of beneficial interests in the registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

   If the depositary for any securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us or PXRE Capital Trust, as the case may be, within 90 days, we or PXRE Capital Trust, as the case may be, will issue the securities in definitive form in exchange for the registered global security. In addition, we or PXRE Capital Trust, as the case may be, may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more registered global securities and, in that event, will issue securities of the series in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names as the depositary instructs the relevant trustee or other relevant agent of PXRE, PXRE Capital Trust or that trustee. It is expected that those instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security.

                            DESCRIPTION OF GUARANTEE



   PXRE will execute and deliver a guarantee concurrently with the issuance by PXRE Capital Trust of its capital securities for the benefit of the holders from time to time of those capital securities. The guarantee trustee will hold the guarantee for the benefit of the holders of PXRE Capital Trust's capital securities. PXRE will qualify the guarantee as an indenture under the Trust Indenture Act. The guarantee will be subject to, and governed by, the Trust Indenture Act. The description below is a summary of the material terms and provisions of the guarantee, and does not contain all of the information that may be important to you. You should carefully review the guarantee and the information in the applicable prospectus supplement before you decide to invest in our capital securities. A form of guarantee is filed as an exhibit to the registration statement that includes this prospectus. A copy of the form of the guarantee is available upon request from the guarantee trustee. If indicated in the applicable prospectus supplement, the terms of a particular guarantee may differ from the terms discussed below.


General

   PXRE will irrevocably and unconditionally agree to pay in full, to the extent set forth in the guarantee, the guarantee payments to the holders of the capital securities covered by the guarantee, as and when due, regardless of any defense, right of set-off or counterclaim that PXRE Capital Trust may have or assert other than the defense of payment. The following payments constitute guarantee payments with respect to capital securities that, to the extent not paid by or on behalf of PXRE Capital Trust, will be subject to the applicable guarantee:

   o any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that PXRE Capital Trust has funds on hand available for that purpose at that time;

   o the applicable redemption price with respect to any capital securities called for redemption, which will include all accumulated and unpaid distributions to the date of redemption, to the extent that PXRE Capital Trust has funds on hand available for that purpose at that time; and

   o upon a voluntary or involuntary dissolution, winding-up or liquidation of PXRE Capital Trust (unless the junior subordinated debentures owned by PXRE Capital Trust are distributed to holders of the capital securities in accordance with the terms of the trust agreement), the lesser of:

     o the aggregate of the liquidation amount and all accumulated and unpaid distributions to the date of payment, and

     o the amount of assets of PXRE Capital Trust remaining available for distribution to holders of capital securities on liquidation of PXRE Capital Trust.

   Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the capital securities or by causing PXRE Capital Trust to pay those amounts to the holders.

   Each guarantee will be an irrevocable guarantee of PXRE Capital Trust's payment obligations described above under the capital securities covered by the guarantee, but will apply only to the extent PXRE Capital Trust has funds sufficient to make such payments, and is not a guarantee of collection.

   If we do not make payments on the junior subordinated debentures owned by PXRE Capital Trust, PXRE Capital Trust will not be able to pay any amounts payable in respect of its capital securities and will not have funds legally available for that purpose. In that event, holders of the capital securities would not be able to rely upon the guarantee for payment of those amounts. Each guarantee will have the same ranking as the junior subordinated debentures owned by PXRE Capital Trust. See "--Status of the Guarantee." No guarantee will limit the incurrence or issuance of other secured or unsecured debt of PXRE.


Additional Amounts

   PXRE will make all payments under each of its capital securities guarantees without withholding or deduction for any taxes, fees, duties, assessments or governmental charges imposed or levied by Bermuda or any other jurisdiction in which PXRE or any successor is organized or resident for tax purposes or any political subdivision or taxing authority of Bermuda or any of those other jurisdictions. If any withholding or deduction is required by law, PXRE will pay to the holder of the capital securities additional amounts as may be necessary so that every net payment made to the holder after the withholding or deduction will not be less than the amount provided for in the applicable preferred securities guarantee. PXRE will not be required to pay any additional amounts as a result of:

   o the imposition of any tax, fee, duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the preferred securities was a resident or national of or had other specified connections with the relevant taxing authority;

   o the imposition of any tax, fee, duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the preferred securities presented the preferred security for payment more than 30 days after it was due and payable;

   o any estate, inheritance, gift, sale or other similar tax, assessment or governmental charge; or

   o the imposition of any tax, fee, duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the preferred securities failed to comply, within 90 days, with any reasonable request by PXRE addressed to the holder or beneficial owner relating to the provision of information required by the taxing jurisdiction as a precondition to exemption from all or part of the tax, fee, duty, assessment or governmental charge.


Status of the Guarantee

   Each guarantee will constitute an unsecured obligation of PXRE and will rank equal to the junior subordinated debentures owned by PXRE Capital Trust.

   Each guarantee will constitute a guarantee of payment and not of collection. Any holder of capital securities covered by the guarantee may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. Each guarantee will be held by the guarantee trustee for the benefit of the holders of the related capital securities. Each guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by or on behalf of PXRE Capital Trust or, if applicable, distribution to the holders of the capital securities of the junior subordinated debentures owned by PXRE Capital Trust.

Amendments and Assignment

   Except with respect to any changes that do not materially adversely affect the rights of holders of the capital securities issued by PXRE Capital Trust, in which case no approval will be required, the guarantee that covers the capital securities may not be amended without the prior approval of the holders of at least a majority of the aggregate liquidation amount of the outstanding capital securities covered by the guarantee. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities--Voting Rights; Amendment of Trust Agreement" and in the applicable prospectus supplement. All guarantees and agreements contained in the guarantee will bind the successors, assigns, receivers, trustees and representatives of PXRE and will inure to the benefit of the holders of the then outstanding capital securities covered by the guarantee.

Events of Default

   An event of default under a guarantee will occur upon the failure of PXRE to perform any of its payment obligations under that guarantee, or to perform any non-payment obligation if the non-payment default remains unremedied for 30 days. If an event of default under a guarantee occurred and is continuing, the guarantee trustee will enforce the guarantee for the benefit of the holders of capital securities covered by the guarantee. The holders of a majority in aggregate liquidation amount of the outstanding capital securities covered by the guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any right or power conferred upon the guarantee trustee under the guarantee.

   Any holder of capital securities covered by the guarantee may institute a legal proceeding directly against PXRE to enforce its rights under the guarantee without first instituting a legal proceeding against PXRE Capital Trust, the guarantee trustee or any other person or entity.

   We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the guarantee.

Information Concerning the Guarantee Trustee

   The guarantee trustee, other than during the occurrence and continuance of an event of default under the guarantee, undertakes to perform only those duties as are specifically set forth in the guarantee and, after the occurrence of an event of default with respect to the guarantee that has not been cured or waived, must exercise the rights and powers vested in it by the guarantee using the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the rights or powers vested in it by the guarantee at the request of any holder of the capital securities covered by the guarantee unless it is offered reasonable indemnity, including reasonable advances requested by it, against the costs, expenses and liabilities that might be incurred in complying with the request or direction.

   For information concerning the relationship between Wilmington Trust Company, which will initially be the guarantee trustee, and us, see "Description of Junior Subordinated Debentures--Information Concerning the Indenture Trustee."

Termination of the Guarantee

   Each guarantee will terminate upon full payment of the redemption price of all of the capital securities covered by the guarantee, upon full payment of the amounts payable with respect to the capital securities upon liquidation of the related PXRE Capital Trust or upon distribution of the junior subordinated debentures owned by PXRE Capital Trust to the holders of all the capital securities covered by the guarantee. Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the capital securities covered by the guarantee must repay any sums with respect to the capital securities or the guarantee.

Governing Law

   Each guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

                              PLAN OF DISTRIBUTION

   We may sell junior subordinated debentures and PXRE Capital Trust may sell capital securities in three ways: (1) through agents, (2) through underwriters and (3) through dealers. We and/or PXRE Capital Trust may designate agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended, which we refer to as the Securities Act, and state any commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

   If any underwriters are utilized in the sale of these securities, we and/or PXRE Capital Trust, as the case may be, will enter into an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public.

   If a dealer is utilized in the sale of these securities, we and/or PXRE Capital Trust, as the case may be, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale.

   In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any overallotment option. The underwriters can close out a covered short sale by exercising the overallotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the overallotment option. The underwriters may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.

   If so indicated in the applicable prospectus supplement, one or more firms, which we refer to as "remarketing firms," acting as principals for their own accounts or as agents for us and/or PXRE Capital Trust, as the case may be, may offer and sell these securities as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and/or PXRE Capital Trust, as the case may be, and its compensation in the applicable prospectus supplement.

   Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us and/or PXRE Capital Trust to indemnification by us and/or PXRE Capital Trust, against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for, us and/or PXRE Capital Trust in the ordinary course of business.

   If so indicated in the applicable prospectus supplement, we and/or PXRE Capital Trust will authorize agents, underwriters or dealers to solicit offers by some purchasers to purchase these securities from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions described in the applicable prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

   Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

                                 LEGAL MATTERS


   The validity of the capital securities will be passed upon for PXRE Capital Trust by Richards, Layton & Finger, P.A. The validity of the junior subordinated debentures and the guarantee will be passed upon for PXRE by Sidley Austin Brown & Wood LLP. Certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda. Sidley Austin Brown & Wood LLP will rely on the opinion of Conyers Dill & Pearman with respect to Bermuda law.

                                    EXPERTS

   The consolidated financial statements and financial statement schedules of PXRE Group Ltd. as of December 31, 2002 and 2001, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering the December 31, 2001 consolidated financial statements refer to the adoption of the provisions of FAS 133 "Accounting for Derivative Instruments and Hedging Activities," during 2001.


   The consolidated statements of operations and comprehensive income, of shareholders equity and of cash flows of PXRE Group Ltd. and its subsidiaries for the fiscal year ended December 31, 2000, which are incorporated in this prospectus by reference to PXRE's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, have been audited by PricewaterhouseCoopers, our independent auditors at that time, whose report thereon dated February 12, 2001, except for Note 10, as to which the date is February 11, 2003, which is incorporated in this prospectus by reference, expressed an unqualified opinion on those statements, and have been so incorporated by reference in reliance upon the reports of that firm given upon their authority as experts in accounting and auditing.


                          CERTAIN ERISA CONSIDERATIONS

   Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which we refer to as a "plan," should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in these securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

   ERISA Section 406 and Code Section 4975 generally prohibit transactions between plans, individual retirement accounts and other arrangements including individual retirement accounts and Keogh plans that are subject to ERISA and/ or Section 4975 of the Code (also "plans"), and "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code. Prohibited transactions within the meaning of ERISA or the Code could arise, for example, if these securities are acquired by or with the assets of a plan with respect to which we or one of our subsidiaries or affiliates is a service provider, unless the securities are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or
Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

   The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of these securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

   Unless otherwise specified in the applicable prospectus supplement, these securities may not be purchased or held by any plan, any entity whose underlying assets include "plan assets" by reason of any plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction. Unless otherwise specified in the applicable prospectus supplement, any purchaser, including any fiduciary purchasing on behalf of a plan, or holder of these securities will be deemed to have represented, in its corporate and fiduciary capacity, by its purchase and holding thereof that it either (a) is not a plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any plan or (b) or such purchase and holding will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

   Under a regulation issued by the U.S. Department of Labor (the "Plan Assets Regulation"), the assets of PXRE Capital Trust would be deemed to be "plan assets" of a plan for purposes of ERISA and Section 4975 of the Code if a plan were to acquire an equity interest in PXRE Capital Trust and no exception was applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable law and which has no substantial equity features and specifically includes a beneficial interest in a trust. The prospectus supplement for an offering of trust securities will specify which (if any) exception to the Plan Assets Regulation is expected to apply to such offering.


   Under ERISA, assets of a plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the plan has invested. Accordingly, insurance company general accounts that include assets of a plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing these securities on behalf of or with "plan assets" of any plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

   Purchasers of these securities have exclusive responsibility for ensuring that their purchase and holding of the securities do not violate the prohibited transaction rules of ERISA or the Code.

                           BERMUDA MONETARY AUTHORITY

   The Bermuda Monetary Authority has classified us as a non-resident of Bermuda for exchange control purposes. Accordingly, the Bermuda Monetary Authority does not restrict our ability to convert currency, other than Bermuda dollars, held for our account to any other currency, to transfer funds in and out of Bermuda or to pay dividends or other forms of payment to non-Bermuda residents who are shareholders or holders of our other securities, other than in Bermuda dollars.

   We have obtained the permission of the Bermuda Monetary Authority for the issuance and free transferability of our share capital that we may offer as described in this document to and between non-residents of Bermuda for exchange control purposes. This permission is subject to the condition that our common shares be listed on an appointed stock exchange, which includes the New York Stock Exchange. No further permission from the Bermuda Monetary Authority will be required to issue our shares or to transfer our shares between persons regarded as non-resident in Bermuda for exchange control purposes. Approvals or permissions received from the Bermuda Monetary Authority do not constitute a guaranty by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving those approvals or permissions, the Bermuda Monetary Authority will not be liable for our performance or default or for the correctness of any opinions or statements expressed in this document.

Supervision, Investigation and Intervention

   The Bermuda Monetary Authority may appoint an inspector with extensive powers to investigate the affairs of an insurer if the Bermuda Monetary Authority believes that such an investigation is in the best interests of the insurer's policyholders or persons who may become policyholders. In order to verify or supplement information otherwise provided to the Bermuda Monetary Authority, the Bermuda Monetary Authority may direct an insurer to produce documents or information relating to matters connected with its business. In addition, the Bermuda Monetary Authority has the power to require the production of documents from any person who appears to be in possession of such documents as the Authority may reasonably require for the performance of its functions under the Insurance Act. The Bermuda Monetary Authority has the power in respect of a person registered under the Insurance Act, to appoint a professional person to prepare a report on any aspect of any matter about which the Bermuda Monetary Authority has required or could require information. If it appears to the Bermuda Monetary Authority to be desirable in the interests of the clients of a person registered under the Insurance Act, the Bermuda Monetary Authority may also exercise these powers in relation to any company that is or has at any relevant time been (a) a parent company, subsidiary company or related company of that registered person, (b) a subsidiary company of a parent company of that registered person, (c) a parent company of a subsidiary company of that registered person or (d) a company in the case of which a shareholder controller of that registered person, either alone or with any associate or associates, holds 50 per cent or more of the shares or is entitled to exercise, or control the exercise of more than 50 per cent of the voting power at a general meeting.

   If it appears to the Bermuda Monetary Authority that there is a risk of an insurer becoming insolvent, or that the insurer is in breach of the Insurance Act or any conditions imposed upon its registration, the Bermuda Monetary Authority may, among other things, direct the insurer (i) not to take on any new insurance business, (ii) not to vary any insurance contract if the effect would be to increase its liabilities, (iii) not to make certain investments,
(iv) to liquidate certain investments, (v) to maintain in, or transfer to the custody of a specified bank, certain assets, (vi) not to declare or pay any dividends or other distributions or to restrict the making of such payments and/or (vii) to limit its premium income. The Bermuda Monetary Authority intends to meet with each Class 4 insurance company on a voluntary basis, every two years.

Disclosure of Information

   In addition to powers under the Insurance Act to investigate the affairs of an insurer, the Bermuda Monetary Authority may require certain information from an insurer (or certain other persons) to be produced to them. The Bermuda Monetary Authority has the power to assist other regulatory authorities, including foreign insurance regulatory authorities, with their investigations involving insurance and reinsurance companies in Bermuda but subject to restrictions. For example, the Bermuda Monetary Authority must be satisfied that the assistance being requested is in connection with the discharge of regulatory responsibilities of the foreign regulatory authority. Further, the Bermuda Monetary Authority must consider whether cooperation is in the public interest. The grounds for disclosure are limited and the Insurance Act provides sanctions for breach of the statutory duty of confidentiality.

   Under the Companies Act, the Minister of Finance has been given powers to assist a foreign regulatory authority that has requested assistance in connection with inquiries being carried out by it in the performance of its regulatory functions. The Minister's powers include requiring a person to furnish information, to produce documents, to attend and to give assistance and answer questions in connection with inquiries. The Minister must be satisfied that the assistance requested by the foreign regulatory authority is for the purpose of its regulatory functions and that the request is in relation to information in Bermuda that a person possesses or controls. The Minister must consider, amongst other things, whether it is in the public interest to give the information.


              UNENFORCEABILITY OF CERTAIN UNITED STATES JUDGMENTS

   PXRE Group Ltd. is organized under the laws of Bermuda. In addition, some of our directors and officers, as well as the experts named in this prospectus reside outside of the United States. A substantial portion of our and their assets are or may be located outside the United States. As a result it may not be possible for the holders of our common or preferred shares or holders of other securities to effect service of process within the United States upon us and them or to enforce against us and them in U.S. courts judgments based on the civil liability provisions of the securities laws of the United States. However, investors may serve us with process in the United States with respect to actions against us arising out of or in connection with violations of securities laws of the United States, relating to offers and sales of the securities covered by this prospectus, by serving CT Corporation, our United States agent irrevocably appointed for that purpose.

   In addition, there is significant doubt as to whether the courts of Bermuda would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on the liability provisions of the securities laws of the United States or any state or hear actions brought in Bermuda against us or those persons based on those laws. We have been advised by our Bermuda legal counsel, Conyers Dill & Pearman, that the United States and Bermuda do not currently have as treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda Court as having jurisdiction over us or our directors or officers, as determined by reference to the Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws may not be enforceable in Bermuda.

A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

   U.S. statutory law and related regulations are not enforceable by original action in Bermuda and investors may not rely upon U.S. federal securities laws to assert a cause of action in the Bermuda courts. There are, however, remedies available under Bermuda common law, equity and under Bermuda statutes that would be available to investors in the Bermuda courts against the registrant, affiliates of the registrant, underwriters, or any named expert. These remedies will not be identical to the remedies available under U.S. statutory law and may not be as extensive.

                          DIFFERENCE IN CORPORATE LAWS

   The Companies Act 1981 of Bermuda, which applies to us, differs in material respects from laws generally applicable to U.S. corporations and their shareholders. Set forth below is a summary of significant provisions of the Companies Act, including modifications adopted pursuant to the bye-laws, applicable to us which differ in some respects from provisions of Delaware corporate law. Because the following statements are summaries, they do not purport to deal with all aspects of Bermuda law that may be relevant to us and our shareholders.

Alternate Directors

   Bermuda law provides that each director may appoint an alternate director, who shall have the power to attend and vote at any meeting of the board of directors or committee at which that director is not personally present and to sign written consents in place of that director. Delaware law does not provide for alternate directors.

Committees of the Board of Directors

   Our bye-laws provide, as permitted by Bermuda law, that the board of directors may delegate any of its powers to committees that the board appoints, and those committees may consist partly or entirely of non-directors. Delaware law allows the board of directors of a corporation to delegate many of its powers to committees, but those committees may consist only of directors.

Fiduciary Duties of Directors and Officers

   In addition to common law fiduciary duty to us, the Companies Act 1981 of Bermuda imposes the following fiduciary duties on each director and officer:

   Duty to act honestly and in good faith with a view to the best interests of the company. In conflict of interest situations, a director or officer must place the best interests of the company above the director's own personal interests. A director or officer may not use his or her position as a director or officer to make a personal profit from opportunities that rightfully belong to the company.

   Duty to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. A director or officer must act reasonably in accordance with the level of skill expected from a person of his or her knowledge and experience. A director must attend diligently to the company's affairs, but may, in doing so, act on an intermittent, rather than a continuous, basis. A director or officer may delegate management functions to suitably qualified persons, although the director or officer will not avoid duty by delegation to others.

   These two duties are similar to the duty of loyalty and the duty of care that directors and officers have under Delaware law. Delaware courts generally presume that directors have fulfilled their duty of care so long as their conduct does not involve fraud, illegality, conflict of interest, lack of a rational business purpose or gross negligence. A Bermuda court is likely to interfere with decisions of directors only if the directors acted in bad faith or exceeded the powers granted to them under a company's bye-laws, or it the court finds that no reasonable board of directors could have come to the decision that was reached.

   Under Bermuda law, directors and officers owe fiduciary duties to the company as a whole and not to shareholders individually. If a company suffers any losses due to acts or omissions of its directors or officers that constitute a breach of their duties to the company, then the company may be able to recover its losses from those directors or officers. Examples of this type of situation would be misappropriation of the company's assets or transactions undertaken on behalf of the company for an unlawful purpose. Under Delaware law, directors and officers owe fiduciary duties to both the corporation and its shareholders.

Interested Director Transactions

   Bermuda law and our bye-laws provide that any transaction entered into by us in which a director has an interest is not voidable by us nor can the director be liable to us for any profit realized pursuant to the transaction provided the nature of the interest is disclosed at the first opportunity at a meeting of directors or in writing to the directors. Under Delaware law, this type of transaction would not be voidable if:

   o the material facts as to the director's relationship or interest and as to the transaction are disclosed or are known to the board of directors, and the board, in good faith, authorizes the transaction by the affirmative vote of a majority of the disinterested directors;

   o the material facts as to the director's relationship or interest and as to the transaction are specifically approved, in good faith, by vote of the shareholders; or

   o the transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders.

   Under Delaware law, the interested director could be held liable for a transaction in which the director derived an improper personal benefit.

Business Combinations

   A Bermuda company may not enter into business combinations with its large shareholders or affiliates, without obtaining prior approval from its board of directors and, in certain instances, its shareholders. Examples of business combinations include mergers, asset sales and other transactions in which a large shareholder or affiliate receives or could receive a financial benefit that is greater than that received or to be received by other shareholders. A Delaware company may not enter into a business combination with an interested shareholder for a period of three years from the time the person became an interested shareholder unless it obtained either:

   o prior approval from its board of directors of the business combination or transaction, which resulted in the person becoming an interested shareholder; or

   o simultaneous or subsequent approval by its board of directors and a supermajority of its shareholders.

   Notwithstanding the previous sentence, the prior approval of its board of directors and/or a supermajority of its shareholders would not be required if, upon consummation of the transaction which resulted in the person becoming an interested shareholder, the interested shareholder owned at least 85% of the outstanding voting shares at the time the transaction commenced or if the company expressly opted out of this statute in its articles of incorporation. Under Delaware law, an interested shareholder is someone who, together with its affiliates and associates, owns 15% or more of our outstanding voting shares.

Mergers and Similar Arrangements

   We may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda of which the business is within the business purposes as set forth in our memorandum of association. We may, with the approval of a majority of votes cast at a general meeting of our shareholders at which a quorum is present, amalgamate with another Bermuda company or with a body incorporated outside of Bermuda. In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of the shareholder's shares if the shareholder is not satisfied that fair value has been paid for the shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith. Under Delaware law, with some exceptions, a merger, consolidation or sale of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote on the transaction (rather than, as in Bermuda, a majority of votes cast). Delaware law also provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of the outstanding shares of each class of share capital. Upon this type of merger and unless the parent corporation owns 100% of the subsidiary's shares, dissenting shareholders of the subsidiary would have appraisal rights for the shares of the subsidiary.

Takeovers

   Bermuda law provides that where an offer is made for shares of a company and within four months of the offer the holders of not less than 90% of the shares which are the subject of the offer accept the offer, the company may, by notice, require the nontendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its direction to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. There are no directly comparable provisions under Delaware law, although as set forth above under "Mergers and Similar Arrangements," a parent corporation holding 90% of a subsidiary's shares could cause a merger of that subsidiary, which would give any minority shareholders dissenter rights.

Shareholder's Suit

   The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many United States jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to a company where the act complained of is alleged to be beyond the corporate power of the company, is illegal or would result in the violation of the company's memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where any act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in this type of an action generally would be able to recover a portion of attorneys' fees incurred in connection with the action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the company, against any director or officer for any act or failure to act in the performance of the director's or officer's duties, except with respect to any fraud or dishonesty of the director or officer. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In these types of actions, the court has discretion to permit the winning party to recover its attorneys' fees.

Limitation of Liability of Directors and Officers

   Bermuda law and our bye-laws provide that a company and its shareholders may waive all claims or rights of action that it or they might have, individually or in the right of the company, against any director or officer for any act or failure to act in the performance of that director's or officer's duties. However, this waiver does not apply to claims involving fraud or dishonesty. This waiver may have the effect of barring claims arising under U.S. federal securities laws. Under Delaware law, a corporation may include in its certificate of incorporation provisions limiting the personal liability of its directors to the corporation or its shareholders for monetary damages for many types of breach of fiduciary duty. However, these provisions may not limit liability for any breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, the authorization of unlawful dividends, share repurchases or share redemptions, or any transaction from which a director derived an improper personal benefit. Moreover, these provisions would not be likely to bar claims arising under U.S. federal securities laws. Our bye-laws do not provide for these specific types of limitation of liability of our directors and officers.

Indemnification of Directors

   In accordance with Bermuda law, we may indemnify our directors or officers in their capacity as directors or officers against all civil liabilities for any loss arising out of, or liability attaching to them by virtue of, any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the company other than in respect of the director's or officer's fraud or dishonesty. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action, suit or proceeding by reason of his or her position if:

   o the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation; and

   o with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful.

Enforcement of Judgments and Other Matters

   We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that there is doubt as to whether:

   o an investor would be able to enforce, in the courts of Bermuda, judgments of United States courts against us or our directors or officers, as well as the experts name in this prospectus, based on the civil liability provisions of the United States federal securities laws; or

   o an investor would be able to bring an original action in the courts of Bermuda to enforce liabilities against us or our directors and officers, as well as the experts name in this prospectus, based solely on United States federal securities laws.

   We also have been advised by Conyers Dill & Pearman that there is no treaty in effect between the United States and Bermuda providing for enforcement of judgments based on securities laws, and there are grounds upon which Bermuda courts may decide not to enforce judgments of Unites States courts. Certain remedies available under the laws of United States jurisdictions, including some remedies available under the United federal securities laws, may not be allowed in Bermuda courts as contrary to Bermuda public policy. See also "Unenforceability of Certain United States Judgments".

Inspection of Corporate Records

   Members of the general public have the right to inspect our public documents at the office of the Registrar of Companies in Bermuda, which will include our memorandum of association, including its objects and powers, and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized share capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and audited financial statements (and, if applicable, summarized financial statements), which must be presented to the general meeting of shareholders. The register of our shareholders is also open to inspection by shareholder without charge, and to members of the public for a fee. We are required to maintain our share register in Bermuda but may establish a branch register outside Bermuda. We are required to keep at our registered office a register of our directors and officers, which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation's shareholder list, share ledger and its other books and records for any purpose reasonably related to the person's interest as a shareholder.

                                    PART II

                      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution


   Estimated expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities are as follows:

Securities and Exchange Commission filing fee* .................   $   14,614.18
Rating agency fees .............................................       30,000.00
Legal fees and expenses ........................................      500,000.00
Accounting fees and expenses ...................................      100,000.00
Trustees' fees and expenses ....................................       50,000.00
Printing and engraving .........................................      300,000.00
Miscellaneous ..................................................       15,000.00
                                                                   -------------
 Total .........................................................   $1,009,614.18
                                                                   =============

---------------
*We have paid the portion of the filing fee relating to shares held by the selling shareholders.

Item 15. Indemnification of Directors and Officers


   (a) Indemnification. PXRE Group Ltd. is a Bermuda company. Section 98 of the Companies Act 1981 of Bermuda provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermudian company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or they are acquitted or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.

   We have adopted provisions in our bye-laws that provide that we shall indemnify our officers and directors to the maximum extent permitted under the Companies Act 1981 of Bermuda.


   (b) Directors, Officers and Company Liability Insurance.

   There is in effect a Claims-Made and Reported Directors, Officers and Company Liability Policy ("Policy") with Twin City Fire Insurance Company, a subsidiary of The Hartford, which insures losses incurred as a result of claims alleging wrongful acts committed by the directors and officers of PXRE Group Ltd. and its subsidiaries (defined as any corporation in which more than 50% of the outstanding securities or voting rights for election of directors is owned by the PXRE Group Ltd.), hereinafter collectively referred to as "the Company".


   The Policy coverages fall into the following three categories, each of which is described further below: (A) Directors' and Officers' Liability; (B)
Company Reimbursement; and (C) Company Securities Claim Liability. By way of endorsement the Policy also covers certain employment practices claims.


   The term "loss" is defined as sums which directors and officers or, with respect to Coverage C (Securities Claim Liability), the Company, are liable to pay as a result of a covered claim insured by the Policy, including claims expenses, compensatory damages, settlement amounts, legal fees, costs, but excluding fines, penalties, taxes or matters uninsurable by law. The Policy does contain an endorsement making clear that the parties intend that the Policy cover punitive damages and prohibits the insurer from contending that those punitive damages are uninsurable.


   As a "Claims Made and Reported" type coverage, the Policy covers claims only if one or more directors or officers of the Company reports the claim to the insurer within 60 days after termination of the Policy Period (November 20, 2002 to November 20, 2003) or during the "Discovery Period" (12 months after the cancellation or non-renewal of the Policy) and the alleged wrongful act takes place during or prior to the Policy Period.

   I. POLICY COVERAGES

          (A)  Directors' and Officers' Liability:


   The Policy insures the directors and officers of the Company against loss arising from any claim made against such directors or officers for a wrongful act (such as any actual or alleged error or misstatement or misleading statement or act, omission, neglect or breach of duty) committed or attempted by such officer or director in their capacity as such, or in an "outside position" (an executive position held by a director or officer in a nonprofit entity provided the service is with the consent of the Company.) By way of endorsement, coverage is also provided to employees of the company if the claim against the employee is also made against one or more directors and officers, and the claim does not allege failure to render services to persons other than the Company.

          (B)  Company Reimbursement:

   The Policy insures the Company against loss for which the Company has, to the extent permitted or required by law, indemnified the directors and officers, and which the directors and officers are legally obligated to pay as a result of a claim first made during the Policy Period or Discovery Period.

          (C)  Company Securities Claim Liability:

   The Policy provides coverage to the Company against losses resulting from a securities claim. "Securities claim" is defined as a claim: (a) alleging a violation of the Securities Act, Exchange Act or any similar statutes, common law or rules or regulations; or (b) arising from the purchase or sale of, or offer to purchase or sell, any securities issued by the Company.

          (D)  Employment Practice Claims:


   By way of endorsement, coverage is extended to cover employment practice claims, including wrongful dismissal, discharge or termination of employment, sexual harassment of employees, employment discrimination, wrongful failure to hire or promote, or failure to grant tenure.

   II.   POLICY EXCLUSIONS

   Among other exclusions, the Policy does not provide coverage for loss in connection with claims relating to any deliberately dishonest, malicious or fraudulent act or omission, any willful violation of law, or to a director or officer's gaining in fact any personal profit, remuneration or advantage to which they were not legally entitled. Also excluded are claims for any accounting for profits for the purchase or sale of securities of the Company within the meaning of Section 16(b) of the Exchange Act if established in fact via a final adjudication.

   Claims brought by or on behalf of the Company (or any Director or Officer) are excluded from coverage, except for claims involving derivative actions by security holders who are not directors and officers, wrongful termination or discrimination claims brought by a former director or officer, a claim for contribution or indemnity resulting from a claim covered under the Policy; and a covered claim by an employee of the Company. The Policy excludes "Errors and Omissions" from coverage (i.e., claims alleging mishandling of insurance and reinsurance policies, including cancellation, failure to renew or make payment under a policy).

   III.  POLICY LIMITS AND COVERAGE LAYERS


   The aggregate limit of liability is $10,000,000 per policy year, including claims expenses. Excess coverage over this primary layer is provided as follows: Travelers Casualty and Surety Company of America ($10,000,000 excess of $10,000,000), Ace USA ($10,000,000 excess of $20,000,000) and Liberty
International Underwriters ($10,000,000 excess of $30,000,000).

   (c) Directors Liability Insurance

   In addition to the Policy described above, there is in effect a Directors Liability Insurance Policy under which PXRE Reinsurance Ltd. (the "Insurer") agrees to indemnify the directors of PXRE Group Ltd. (the "Insureds") for any costs, charges, losses, damages and expenses incurred by the Insureds in the execution of their duties (except that indemnity does not extend to any matter in respect of any fraud or dishonesty which may attach to any of the Insureds) and to pay the expenses incurred by the Insureds in defending a civil or criminal action, suit or proceeding in advance of the final disposition of the action, suit or proceeding ("Indemnity Obligations"), subject to the Insurer's aggregate liability under the policy of $50,000,000.

   Coverage under the policy is limited to any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty, committed or attempted, whether prior to or after the effective date of the policy (July 1, 2003) by an Insured in his or her capacity as a director of PXRE Group Ltd. prior to the termination date of the policy (June 30, 2004). An Insured does not have the right to be indemnified for any claims, losses, costs and expenses resulting from the gross negligence or willful misconduct of such Insured. The Insurer's obligations under the policy are irrevocable and unconditional and the Insurer must make payment without the prior assertion of any defenses to payment or rights of set off. If any of the Indemnity Obligations covered under the policy are insured by another policy (including the primary policy and excess policies described in Item 15(b)(III) above), then the policy applies only in excess of the amount of such other policies' limits of liability.


Item 16. Exhibits and Financial Statement Schedules

   The attached index to exhibits is incorporated by reference in this Item 16.

Item 17. Undertakings

   (1) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of PXRE's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (3) The undersigned registrants hereby undertake:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

      (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

        provided, however, that paragraphs (3)(a)(i) and (3)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) PXRE Capital Trust IV hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

   (5) The undersigned registrants hereby undertake that:

      (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the forms of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
   (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

      (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (6) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 29th day of July, 2003.


                               PXRE GROUP LTD.
                               (Registrant)


                               By:    /s/ Jeffrey L. Radke
                                  -------------------------------------------
                                  Name:     Jeffrey L. Radke
                                  Title:    President and Chief Executive
                                            Officer


                               PXRE CAPITAL TRUST IV
                               (Registrant)

                               By: PXRE Group Ltd., as sponsor


                               By:    /s/ Jeffrey L. Radke
                                  -------------------------------------------
                                  Name:     Jeffrey L. Radke
                                  Title:    President and Chief Executive
                                            Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

                Signature                                           Title
               ------------                                        --------
           /s/ Jeffrey L. Radke
 -----------------------------------------
             Jeffrey L. Radke                       President and Chief Executive Officer
                                                        (Principal Executive Officer)
            /s/ John M. Modin
 -----------------------------------------
              John M. Modin                   Senior Vice President and Chief Financial Officer
                                                  (Principal Financial Officer and Principal
                                                             Accounting Officer)
           /s/ Gerald L. Radke
 -----------------------------------------
             Gerald L. Radke                                Chairman and Director
                    *
 -----------------------------------------
            F. Sedgwick Browne                                     Director
                    *
 -----------------------------------------
            Bradley E. Cooper                                      Director
                    *
 -----------------------------------------
           Robert W. Fiondella                                     Director
                    *
 -----------------------------------------
             Susan S. Fleming                                      Director
                    *
 -----------------------------------------
            Franklin D. Haftl                                      Director
                    *
 -----------------------------------------
              Craig A. Huff                                        Director
                    *
 -----------------------------------------
           Halbert D. Lindquist                                    Director
                    *
 -----------------------------------------
              Wendy Luscombe                                       Director

                Signature                                           Title
               ------------                                        --------
                    *
 -----------------------------------------
           Philip R. McLoughlin                                    Director
                    *
 -----------------------------------------
             Robert M. Stavis                                      Director
*By:        /s/ John M. Modin                By:         /s/ John M. Modin
    --------------------------------------       -----------------------------------------------
              John M. Modin                                     John M. Modin
             Attorney-in-Fact                           Authorized U.S. Representative



Dated: July 29, 2003

                               INDEX TO EXHIBITS


Exhibit
Number                                         Description

---------    -------------------------------------------------------------------------------

1.1***       Form of Underwriting Agreement for Debt Securities and Warrants

1.2***       Form of Underwriting Agreement for Common Shares, Preferred Shares and
             Depositary Shares

1.3***       Form of Underwriting Agreement for Capital Securities.

4.1+         Bye-laws of PXRE Group Ltd., as amended through September 22, 1999
             (incorporated by reference to Exhibit No. 3.2 to PXRE Group Ltd.'s Form S-4
             Registration Statement dated August 18, 1999 (File No. 333-85451)).

4.2+         Memorandum of Association of PXRE Group Ltd. (incorporated by reference to
             Exhibit No. 3.1 to PXRE Group Ltd.'s Form S-4 Registration Statement dated
             August 18, 1999 (File No. 333-85451)).

4.3+         Form of Specimen Certificate for PXRE's Common Shares (incorporated by reference to Exhibit No. 4.1 to PXRE Group Ltd.'s Form S-4 Registration
             Statement dated August 18, 1999 (File No. 333-85451)).

4.4(a)+      Description of Stock for Series A Convertible Voting Preferred Shares, Series B
             Convertible Voting Preferred Shares, Series C Convertible Voting Preferred
             Shares, Class A Convertible Voting Common Shares, Class B Convertible Voting
             Common Shares and Class C Convertible Voting Common Shares (incorporated by reference to Appendix II to PXRE Group Ltd.'s Proxy Statement for the February
             12, 2002 Special Meeting of Shareholders).

4.4(b)+      Investment Agreement, dated as of April 4, 2002, between PXRE Group Ltd., and each of Capital Z Financial Services Fund II, L.P., Capital Z Financial
             Services Private Fund II, L.P., Reservoir Capital Partners, L.P., Reservoir
             Capital Master Fund L.P., RER Reinsurance Holdings, L.P. and Robert Stavis
             (incorporated by reference to Exhibit No. 99.2 to PXRE Group Ltd.'s Form 8-K filed April 8, 2002.)

4.5***       Description of Offered Preferred Stock.

4.6***       Form of Deposit Agreement (including Form of Depositary Receipt).

4.7***       Form of Warrant Agreement (including Form of Warrant Certificate).

4.8+         Certificate of Trust of PXRE Capital Trust IV.

4.9+         Trust Agreement, with respect to PXRE Capital Trust IV, among PXRE, the
             Trustee, and the Administrators named therein.

4.10*        Form of Amended and Restated Trust Agreement with respect to PXRE Capital
             Trust.

4.11*        Form of Guarantee Agreement.

4.12*        Form of Senior Indenture (including Form of Senior Debt Security)

4.13*        Form of Subordinated Indenture (including Form of Subordinated Debt Security).

4.14*        Form of Junior Subordinated Indenture (including Form of Junior Subordinated
             Debt Security).

4.15*        Form of Capital Security.

5.1**        Opinion of Sidley Austin Brown & Wood LLP as to the legality of the Debt
             Securities and Guarantee to be issued by PXRE.

5.2**        Opinion of Conyers Dill & Pearman as to the legality of the Common Shares,
             Preferred Shares, Warrants and Depositary Shares to be issued by PXRE.

5.3**        Opinion of Delaware Trust Counsel, with respect to PXRE Capital Trust IV.

8.1*** Opinion of Sidley Austin Brown & Wood LLP as to the U.S. federal tax consequences of the securities.

Exhibit
Number                                         Description

---------    -------------------------------------------------------------------------------

12.1+        Computation of Consolidated Ratio of Earnings to Fixed Charges.

23.1*        Consent of KPMG LLP.

23.2*        Consent of PricewaterhouseCoopers.

23.3**       Consent of Sidley Austin Brown & Wood LLP (included in Exhibit 5.1).

23.4**       Consent of Conyers Dill & Pearman (included in Exhibit 5.2).

23.5**       Consent of Delaware Trust Counsel with respect to the Capital Securities
             (included in Exhibit 5.3).

24.1+        Powers of Attorney for PXRE (included on signature page).

24.2+        Power of Attorney for PXRE, as sponsor, to sign the Registration Statement on behalf of PXRE Capital Trust IV (included in Exhibit 4.9).

25.4*        Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 of the Trustee under the Senior Indenture.

25.5*        Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture.

25.6*        Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 of the Trustee under the Junior Subordinated Indenture.

25.7*        Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 of the Property Trustee under the Amended and Restated Trust Agreement for PXRE Capital Trust IV.

25.8*        Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 of the Guarantee Trustee under the Guarantee of PXRE Group Ltd.

---------------
+     Filed previously.

*     Filed herewith.
**    To be filed by amendment.
*** To be filed by a Current Report on Form 8-K and incorporated herein by reference.